Exhibit 10.1

Execution Version

Published CUSIP Numbers:

Deal: 59628EAL1

Revolver: 59628EAL1

Term: 59628EAL1

DDTL: 59628EAL1

EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of October 21, 2021,

among

THE MIDDLEBY CORPORATION,

as a Guarantor

MIDDLEBY MARSHALL INC.,

and certain other subsidiaries of The Middleby Corporation,

as Borrowers,

VARIOUS FINANCIAL INSTITUTIONS,

as Lenders,

and

BANK OF AMERICA, N.A.,

as Administrative Agent, Issuing Lender and Swing Line Lender

BOFA SECURITIES, INC.

JP MORGAN CHASE BANK N.A.

WELLS FARGO SECURITIES, LLC

BMO CAPITAL MARKETS

PNC CAPITAL MARKETS LLC

as Joint Lead Arrangers and Joint Bookrunner

CITIZENS BANK, N.A.

U.S. BANK, NATIONAL ASSOCIATION

As Joint Lead Arrangers and Co-Syndication Agents

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH

BARCLAYS BANK IRELAND PLC

BARCLAYS BANK PLC

CAPITAL ONE NATIONAL ASSOCIATION

FIFTH THIRD BANK NATIONAL ASSOCIATION

TD BANK, N.A.

as Co-Documentation Agents

i

Section 7	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES	74

7.1	Making of Payments	74
7.2	Application of Certain Payments	75
7.3	Due Date Extension	75
7.4	Failure to Make Payments	75
7.5	Setoff	75
7.6	Proration of Payments	76
7.7	Taxes	76
7.8	Aga Liability	82

Section 8	INCREASED COSTS; SPECIAL PROVISIONS FOR EUROCURRENCY LOANS	82

8.1	Increased Costs	82
8.2	Inability to Determine Rates	84
8.3	Change in Law	88
8.4	Funding Losses	88
8.5	Right of Lenders to Fund through Other Offices	89
8.6	Discretion of Lenders as to Manner of Funding	89
8.7	Mitigation of Circumstances; Replacement of Lenders	89
8.8	Conclusiveness of Statements; Survival of Provisions	90

Section 9	REPRESENTATIONS AND WARRANTIES	90

9.1	Organization, etc.	90
9.2	Authorization; No Conflict	90
9.3	Validity and Binding Nature	91
9.4	Financial Condition	91
9.5	No Material Adverse Change	91
9.6	Litigation	91
9.7	Ownership of Properties; Liens	91
9.8	Subsidiaries	91
9.9	Employee Benefit Plans	92
9.10	Investment Company Act	93
9.11	Regulation U; Etc.	93
9.12	Taxes	93
9.13	Solvency, etc.	93
9.14	Environmental Matters	94
9.15	Information	94
9.16	No Default	94
9.17	No Burdensome Restrictions	94
9.18	Centre of Main Interests	94
9.19	OFAC	94
9.20	Anti-Corruption Laws and Sanctions	95
9.21	Beneficial Ownership Certification	95

Section 10	COVENANTS	95

10.1	Reports, Certificates and Other Information	95
10.2	Books, Records and Inspections	97
10.3	Insurance	97
10.4	Compliance with Laws; Material Contracts; Payment of Taxes and Liabilities	98
10.5	Maintenance of Existence, etc.	98
10.6	Financial Covenants	98
10.7	Limitations on Debt	98

10.8	Liens	100
10.9	Restricted Payments	101
10.10	Mergers, Consolidations, Sales	103
10.11	Use of Proceeds; Restrictions on Margin Stock	104
10.12	Further Assurances	104
10.13	Transactions with Affiliates	106
10.14	Employee Benefit Plans	106
10.15	Environmental Laws	106
10.16	Inconsistent Agreements	106
10.17	Business Activities	108
10.18	Advances and Other Investments	108
10.19	Immaterial Subsidiaries	109
10.20	Amendments to Certain Documents	109
10.21	Sanctions	110
10.22	Anti-Corruption Laws	110

Section 11	EFFECTIVENESS; CONDITIONS OF LENDING, ETC.	110

11.1	Effectiveness	110
11.2	Conditions to All Credit Extensions (other than Delayed Draw Term Loans)	112
11.3	Conditions To All Credit Extensions With Respect to Delayed Draw Term Loans	112
11.4	Initial Loans to a Subsidiary Borrower	113

Section 12	EVENTS OF DEFAULT AND THEIR EFFECT	114

12.1	Events of Default	114
12.2	Effect of Event of Default	117
12.3	Application of Funds	117

Section 13	PARENT/COMPANY GUARANTY	118

13.1	The Guaranty	118
13.2	Guaranty Unconditional	118
13.3	Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances	119
13.4	Waiver by the Parent and the Company	119
13.5	Delay of Subrogation	119
13.6	Stay of Acceleration	120
13.7	Keepwell	120

Section 14	THE ADMINISTRATIVE AGENT	120

14.1	Appointment and Authorization	120
14.2	Delegation of Duties	121
14.3	Liability of Administrative Agent	121
14.4	Reliance by Administrative Agent	121
14.5	Notice of Default	122
14.6	Credit Decision	122
14.7	Indemnification	122
14.8	Administrative Agent in Individual Capacity	123
14.9	Successor Administrative Agent	123
14.10	Collateral Matters	123
14.11	Other Agents	124
14.12	Certain ERISA Matters	124
14.13	Recovery of Erroneous Payments	125

Section 15	GENERAL	126

15.1	Waiver; Amendments	126
15.2	Confirmations	127
15.3	Notices; Effectiveness; Electronic Communication	127
15.4	Payments Set Aside	128
15.5	Regulation U	129
15.6	Costs and Expenses	129
15.7	Subsidiary References	129
15.8	Captions	129
15.9	Assignments; Participations	129
15.10	Replacement of Lenders	132
15.11	Governing Law; Severability	133
15.12	Counterparts	133
15.13	PATRIOT ACT NOTICE	133
15.14	Indemnification by the Company	134
15.15	Forum Selection and Consent to Jurisdiction	135
15.16	Waiver of Jury Trial	135
15.17	Electronic Execution of Assignments and Certain Other Documents	135
15.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	136
15.19	Confidentiality	136
15.20	Judgment Currency	137
15.21	Acknowledgment Regarding Any Supported QFCs	137

SCHEDULES

SCHEDULE 1.1	Pricing Schedule
SCHEDULE 2.1	Lenders and Initial Commitments and Percentages
SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Subsidiaries
SCHEDULE 9.14	Environmental Matters
SCHEDULE 10.7(h)	Existing Debt
SCHEDULE 10.8	Existing Liens
SCHEDULE 10.18	Existing Investments
SCHEDULE 15.3	Addresses for Notices

EXHIBITS

EXHIBIT A	Form of Compliance Certificate
EXHIBIT B-1	Form of U.S. Guaranty
EXHIBIT B-2	Form of Foreign Guaranty
EXHIBIT C	Form of Security Agreement
EXHIBIT D	Form of U.S. Pledge Agreement
EXHIBIT E	Form of Assignment Agreement
EXHIBIT F	Form of Subsidiary Borrower Supplement
EXHIBIT G	Form of Increase Request
EXHIBIT H	Form of U.S. Tax Compliance Certificate
EXHIBIT H-1	Forms of Foreign Tax Compliance Certificates
EXHIBIT H-2	Forms of Foreign Tax Compliance Certificates
EXHIBIT H-3	Forms of Foreign Tax Compliance Certificates
EXHIBIT H-4	Forms of Foreign Tax Compliance Certificates
EXHIBIT I	Form of Loan Notice

EXHIBIT J	Form of Swing Line Loan Notice
EXHIBIT K	Form of Notice of Loan Prepayment
EXHIBIT L	Form of Lender UK Tax Status Certificate
EXHIBIT M	Form of Revolving Loan Note
EXHIBIT N	Form of Term Loan Note

v

EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT

This EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 21, 2021 (this “Agreement”) is among MIDDLEBY MARSHALL INC., a Delaware corporation (the “Company”), the Initial Subsidiary Borrowers (as defined below), each Eligible Subsidiary (as defined below) that becomes a Subsidiary Borrower (as defined below), THE MIDDLEBY CORPORATION, a Delaware corporation (the “Parent”), each financial institution that from time to time becomes a party hereto as a lender (each a “Lender”) and BANK OF AMERICA, N.A. (in its individual capacity, “Bank of America”), as administrative agent for the Lenders.

WHEREAS, the Company, the Parent, certain Subsidiaries of the Parent, as subsidiary borrowers, various financial institutions and Bank of America, as administrative agent, are parties to a Seventh Amended and Restated Credit Agreement dated as of January 31, 2020 (as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to this Agreement; and

WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company and the Parent under the Existing Credit Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1 DEFINITIONS AND INTERPRETATION.

1.1 Definitions. When used herein the following terms shall have the following meanings:

AC Swing Line Loan means a Swing Line Loan denominated in an Alternative Currency (including Canadian Swing Line Loans and UK Swing Line Loans).

AC Swing Line Sublimit means an amount equal to the lesser of the Alternative Currency Sublimit and the Dollar Equivalent Amount of $50,000,000. The AC Swing Line Sublimit is part of, and not in addition to, the Alternative Currency Sublimit.

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

Administrative Agent means Bank of America in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

Administrative Questionnaire means an administrative questionnaire substantially in a form supplied by the Administrative Agent.

Affected Financial Institution means (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate of any Person means (i) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) with respect to the Parent and its Subsidiaries, any officer or director thereof.

Aga means Aga Rangemaster Group Limited (Co. No. 00354715, with its registered address at Juno Drive, Leamington Spa, Warwickshire CV31 3RG), a private company limited by shares incorporated under the laws of England and Wales.

Aga Group means Aga and its Subsidiaries.

Aga Outstandings means, at any time, the aggregate Dollar Equivalent Amount of the outstanding principal amount of all Loans made to Aga.

Aga Sublimit means an amount equal to the lesser of the Revolving Commitment Amount and the Dollar Equivalent Amount of $100,000,000. The Aga Sublimit is part of, and not in addition to, the Revolving Commitment Amount.

Agent-Related Persons means Bank of America in its capacity as an agent or any successor agent arising under Section 14.9, together with their respective Affiliates and branches (including, in the case of Bank of America, BoA Securities, Inc.) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates and branches.

Agreed Currency means Dollars or any Alternative Currency, as applicable.

Agreement has the meaning given to such term in the Preamble.

Alternative Currency means each of Euro, Sterling, Swedish Krona, Danish Krone, Canadian Dollars, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.6.

Alternative Currency Daily Rate means, for any day, with respect to any Credit Extension:

(a) denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and

(b) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.6(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.6(a);

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

Alternative Currency Daily Rate Loan means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

Alternative Currency Daily Rate Margin means the applicable margin set forth under the heading “Alternative Currency Daily Rate” in the grid set forth on Schedule 1.1, as determined in accordance with such Schedule.

Alternative Currency Loan means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

Alternative Currency Outstandings means, at any time, the aggregate Dollar Equivalent Amount of the outstanding principal amount of all Alternative Currency Revolving Loans and AC Swing Line Loans plus the aggregate Stated Amount of all Letters of Credit denominated in Alternative Currencies.

Alternative Currency Sublimit means an amount equal to the lesser of the Revolving Commitment Amount and the Dollar Equivalent Amount of $1,000,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Commitment Amount.

Alternative Currency Term Rate means, for any Interest Period, with respect to any Credit Extension:

(a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) on the Rate Determination Date with a term equivalent to such Interest Period;

(c) denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) administered by ASX Benchmarks Pty Limited (or any other person that takes over the administration of that rate), as published on page BBSY of the Reuters screen (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “BBSY Rate”) on the Rate Determination Date with a term equivalent to such Interest Period;

(d) denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate (“STIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “STIBOR Rate”) on the Rate Determination Date with a term equivalent to such Interest Period;

(e) denominated in Danish Krone, the rate per annum equal to the Copenhagen Interbank Offered Rate (“CIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CIBOR Rate”) on the Rate Determination Date with a term equivalent to such Interest Period; and

(f) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.6(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.6(a);

provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

Alternative Currency Term Rate Loan means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

Alternative Currency Term Rate Margin means the applicable margin set forth under the heading “Alternative Currency Term Rate” in the grid set forth on Schedule 1.1, as determined in accordance with such Schedule.

AML Legislation has the meaning given to such term in Section 15.22.

Applicable Authority means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

Applicable Currency means, as to any particular Letter of Credit or Loan, Dollars or the Alternative Currency in which it is denominated or payable.

Applicable Time means, with respect to any borrowing or payment in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

Approved Fund means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate or branch of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Sale means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction but excluding, for the avoidance of doubt, the granting of any Lien) of any property by any Domestic Loan Party or Domestic Subsidiary (other than an Excluded Domestic Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in each case, other than (a) dispositions of inventory and goods held for sale, in each case, in the ordinary course of business; (b) dispositions of property to the Borrowers or any Subsidiary; provided, that if the transferor of such property is a Loan Party then (A) the transferee thereof must be a Loan Party or (B) to the extent such transaction constitutes an Investment, such transaction is permitted pursuant to Section 10.18; (c) dispositions of Receivables and Related Assets in connection with the settlement, collection or compromise thereof or any Permitted Securitization; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrowers and their Subsidiaries; (e) the sale or disposition of Cash Equivalent Investments for fair market value; (f) the sale, transfer, license, lease or other disposition in the ordinary course of business of used, surplus, obsolete or worn out property no longer used or useful in the conduct of business of the Parent and its Subsidiaries; (g) the sale, transfer, license, lease or other disposition of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property, or (B) the proceeds of such sale, transfer, license, lease or other disposition of property are promptly applied to the purchase price of such replacement property, (h) the unwinding of any Hedging Agreement and (i) for the avoidance of doubt, issuances of equity.

Assignee has the meaning given to such term in Section 15.9.1(b).

Assignment Agreement has the meaning given to such term in Section 15.9.1(b)(iii).

Australian Dollars means the lawful currency of Australia.

Australian Loan Party means each Borrower and each Subsidiary Guarantor that is incorporated in Australia.

Available Tenor means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Bank Levy means the UK bank levy as set out in schedule 19 of the Finance Act 2011 as at the date of this Agreement or any equivalent and substantively similar bank levy in force in any other jurisdiction as at the date of this Agreement.

Bank of America has the meaning given to such term in the Preamble.

Basel III means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated, (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

Base Rate means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the sum of the Eurocurrency Rate plus 1.00%, subject to the zero percent interest rate floor set forth therein; provided that, if the Base Rate shall be less than zero, such rate shall be deemed zero percent for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.3 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

Base Rate Loan means a Loan that bears interest at or by reference to the Base Rate and is denominated in Dollars.

Base Rate Margin means the applicable margin set forth under the heading “Base Rate Margin” in the grid set forth on Schedule 1.1, as determined in accordance with such Schedule.

BBSY Rate has the meaning specified in the definition of Alternative Currency Term Rate.

BBSY Rate Loan means a loan that bears interest at or by reference to the BBSY Rate and is denominated in Australian Dollars.

Benchmark means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 8.2(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

Benchmark Replacement means:

(1) for purposes of Section 8.2(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b) the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) for purposes of Section 8.2(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, for Dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Benchmark Replacement Conforming Changes means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Company, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Benchmark Transition Event means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

Beneficial Ownership Certification means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

Beneficial Ownership Regulation means 31 C.F.R. § 1010.230.

Benefit Plan means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

BHC Act Affiliate of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Borrower Materials has the meaning given to such term in Section 10.1.8.

Borrowers means the Company and the Subsidiary Borrowers, and Borrower means any of them.

Borrowing has the meaning given to such term in Section 2.2.1.

Business Day means any day (other than a Saturday or Sunday) on which Bank of America is open for commercial banking business in Chicago, Charlotte, Dallas and New York; provided that,

(a) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market;

(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(c) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a public holiday under the laws of the United Kingdom; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro or Sterling, or any other dealings in any currency other than Euro or Sterling to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

Canadian Borrower means a Borrower that is organized under the laws of Canada or a province or territory thereof.

Canadian Dollars means the lawful money of Canada.

Canadian Prime Rate means, for any day a fluctuating rate of interest per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (b) the average CDOR Rate for a 30-day term plus 1⁄2 of 1% per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing or anything to the contrary contained herein, if the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

Canadian Prime Rate Loan means a Loan that bears interest at or by reference to the Canadian Prime Rate and is denominated in Canadian Dollars.

Canadian Prime Rate Margin means the applicable margin set forth under the heading “Canadian Prime Rate Margin” in the grid set forth on Schedule 1.1, as determined in accordance with such Schedule.

Canadian Swing Line Loan means a Swing Line Loan denominated in Canadian Dollars.

Canadian Swing Line Sublimit means an amount equal to the lesser of the Alternative Currency Sublimit and the Dollar Equivalent Amount of $10,000,000. The Canadian Swing Line Sublimit is part of, and not in addition to, the Alternative Currency Sublimit.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property, or a combination thereof, by such Person that, in conformity with GAAP, is or should be accounted for as a capital or finance lease on the balance sheet of such Person.

Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for LC Obligations or obligations of the Lenders to fund participations in respect of LC Obligations, cash or deposit account balances in Dollars pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender or, in the case of an Issuing Lender, such other credit support as such Issuing Lender shall agree in its sole discretion. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time issued or guaranteed by any member of the Organization for Economic Cooperation and Development; (b) securities, maturing not more than one year after such time issued or guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at the time of acquisition at least A-2 by Standard & Poor’s Ratings Group (“S&P”) or Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. (“Fitch”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”); (c) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-2 by S&P or Fitch or P-2 by Moody’s; (d) bank deposits, time deposits, banker’s acceptances, certificates of deposit, guaranteed investment certificates, and eurodollar certificates of deposit with or issued by any Lender, in each case maturing not more than one year after such time; (e) overnight federal funds transactions or money market deposit accounts that are issued or sold by, or maintained with, any Lender; (f) any repurchase agreement entered into with any Lender that (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (e) of this definition and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender thereunder; (g) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than the Parent or an Affiliate of the Parent), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia; (h) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender; (i) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (h) of this definition; (j) investments similar to any of the type described in clauses (a) through (h) of this definition denominated in foreign currencies approved by the board of directors of the Company or (k) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing (including investments that are denominated in currencies other than Dollars) and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

Cash Management Agreement means any agreement or other arrangement with a Borrower or any Loan Party that is a Domestic Subsidiary that gives rise to any Cash Management Obligation.

Cash Management Obligations means all obligations of a Borrower or any Loan Party that is a Domestic Subsidiary under or in connection with any deposit account, lockbox, overdraft protection, credit or debit card, credit card processing services, purchase cards, stored value cards, Automated Clearing House service or other cash management service provided to such Borrower or such Loan Party by a Lender Party.

CDOR Rate has the meaning specified in the definition of Alternative Currency Term Rate.

CDOR Rate Loan means a Loan that bears interest at or by reference to the CDOR Rate and is denominated in Canadian Dollars.

Change in Control means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of the Parent or any Subsidiary, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of outstanding shares of voting stock of the Parent in excess of 35%.

Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

CIBOR Rate has the meaning specified in the definition of Alternative Currency Term Rate.

CIBOR Rate Loan means a loan that bears interest at or by reference to the CIBOR Rate and is denominated in Danish Krone.

Code means the Internal Revenue Code of 1986.

Collateral Access Agreement means an agreement, in form and substance reasonably acceptable to the Administrative Agent, between the Administrative Agent and a third party relating to inventory of any Borrower or any Subsidiary that has executed a Collateral Document located on the property of such third party.

Collateral Documents means each U.S. Pledge Agreement, each Security Agreement and any other agreement pursuant to which any Loan Party grants collateral to the Administrative Agent for the benefit of the Lenders.

Commitment means an Effective Date Term Commitment, a DDTL Commitment or a Revolving Commitment, as the context may require.

Commitment Fee Rate means the applicable fee rate set forth under the heading “Commitment Fee Rate” in the grid set forth on Schedule 1.1, as determined in accordance with such Schedule.

Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Company has the meaning given to such term in the Preamble.

Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

Connection Income Taxes means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Conforming Changes means, with respect to the use, administration of or any conventions associated with SONIA or any proposed Successor Rate for an Alternative Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “Canadian Prime Rate”, “SONIA,” “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) that the Administrative Agent decides, in consultation with the Company, may be appropriate, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Alternative Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as the Administrative Agent determines, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

Consolidated Net Income means, with respect to the Parent and its Subsidiaries for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, excluding (a) any extraordinary gains or losses during such period and (b) any foreign exchange translation gains or losses that might appear on or be reflected in the consolidated statement of earnings of the Parent and its Subsidiaries on a consolidated basis for such period.

Convertible Notes means debt securities, the terms of which provide for conversion into, or exchange for, common stock of the Parent, cash in lieu thereof and/or a combination of common stock of the Parent and cash in lieu thereof.

Contribution Notice means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004 (U.K.).

Covenant Holiday Period means a period of four consecutive Fiscal Quarters if, as of the last day of the first Fiscal Quarter of such period, the Company shall have consummated one or more Permitted Acquisitions during the two-quarter period then ending with an aggregate purchase price (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP, but excluding (x) any common stock of the Parent or (y) any cash received substantially concurrently with such Acquisition from the issuance of any common stock of the Parent) for all such acquisitions during such two-quarter period in excess of the Dollar Equivalent Amount of $150,000,000; provided, further, that after the occurrence of a Covenant Holiday Period, a subsequent Covenant Holiday Period may only occur, in accordance with the terms of this definition, after the maximum Secured Leverage Ratio has returned to 3.75 to 1.00 for at least one full Fiscal Quarter.

Covered Entity means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

Credit Extension means the making of any Loan or the issuance of, increase in the amount of or extension of the term of any Letter of Credit.

CTA means the Corporation Tax Act 2009 of the United Kingdom.

Danish Krone means the lawful currency of Denmark.

Daily Floating LIBOR Loan means a Loan that bears interest at a per annum rate equal to the Daily Floating LIBOR Rate. Notwithstanding anything to the contrary contained herein, only Loans denominated in Dollars can be Daily Floating LIBOR Loans.

Daily Floating LIBOR Rate means, for any day, a fluctuating rate per annum equal to LIBOR, or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on such day (if such day is a Business Day) or the immediately preceding Business Day (if such day is not a Business Day), for deposits in Dollars, with a term equivalent to one (1) month. If such rate is not available at such time for any reason, then the “Daily Floating LIBOR Rate” shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars in immediately available funds in the approximate amount of the Daily Floating LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to one (1) month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurocurrency market for Dollars or the applicable Alternative Currency at their request at approximately 11:00 a.m. (London time) on such day (if such day is a Business Day) or the immediately preceding Business Day (if such day is not a Business Day). Notwithstanding the foregoing or anything to the contrary contained herein, if the Daily Floating LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

Daily Floating LIBOR Margin means the applicable margin set forth under the heading “Daily Floating LIBOR Rate Margin” in the grid set forth on Schedule 1.1, as determined in accordance with such Schedule.

Daily Simple SOFR with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

DDTL Borrowing means a borrowing consisting of simultaneous Delayed Draw Term Loans of the same Type and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the DDTL Lenders pursuant to Section 2.1.2.

DDTL Commitment means, as to each DDTL Lender, its obligation to make Delayed Draw Term Loans to the Company pursuant to Section 2.1.2, prior to the DDTL Expiration Date, in an original aggregate principal amount not to exceed the amount set forth opposite such DDTL Lender’s name on Schedule 2.1 under the caption “DDTL Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such DDTL Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

DDTL Commitment Amount means $750,000,000, as such amount may be changed from time to time pursuant to the terms hereof.

DDTL Expiration Date means the earliest date to occur of (i) the one-year anniversary of the Effective Date, (ii) the date on which the DDTL Commitments have been voluntarily terminated in full by the Company pursuant to Section 6.1.2(a) and (iii) the date on which the aggregate DDTL Commitments for all DDTL Lenders shall have been fully funded in accordance with this Agreement.

DDTL Facility means, (a) at any time prior to the DDTL Expiration Date, the sum of (i) the aggregate amount of the DDTL Commitments at such time and (ii) the aggregate principal amount of the Delayed Draw Term Loans outstanding at such time and (b) at any time thereafter, the aggregate principal amount of the Delayed Draw Term Loans outstanding at such time.

DDTL Funding Date means the date of any Borrowing of a Delayed Draw Term Loan.

DDTL Lender means, at any time, any Lender that has a DDTL Commitment or holds Delayed Draw Term Loans at such time.

DDTL Non-Use Fee Rate means the applicable fee rate set forth under the heading “DDTL Non-Use Fee Rate” in the grid set forth on Schedule 1.1, as determined in accordance with such Schedule.

Delayed Draw Term Loan means any advance made by any DDTL Lender pursuant to Section 2.1.2.

Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade accounts payable and similar obligations incurred in the ordinary course of business, (ii) deferred compensation accrued in the ordinary course of business, and (iii) earnouts and such earnout or contingent payments in respect of acquisitions except as and to the extent that the liability on account of any such earnout or contingent payment appears in the liabilities section of the balance sheet of such Person in accordance with GAAP), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person (including the Letters of Credit), (f) all net Hedging Obligations of such Person, (g) all Securitization

Obligations of such Person, to the extent such obligations would be required to be included on the consolidated balance sheet of the Parent in accordance with GAAP, (h) all Suretyship Liabilities of such Person in respect of obligations of the types referred to in clauses (a) through (g) and (i) all Debt of any partnership in which such Person is a general partner unless such debt is made expressly non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date will be deemed to be the Termination Value thereof as of such date.

Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

Defaulting Lender means, subject to Section 2.10.2, any Lender that (a) has failed to (i) fund any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in reasonable detail in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the applicable Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the applicable Issuing Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in reasonable detail in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy or insolvency law, (ii) had appointed for it a receiver, interim receiver, custodian, conservator, trustee, monitor, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or foreign regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10.2) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the applicable Issuing Lender, the Swing Line Lender and each other Lender promptly following such determination.

Designated Jurisdiction means any country or territory to the extent that such country or territory itself is the subject of country-wide or territory-wide Sanctions.

Disqualifying Event has the meaning given in the definition of Eligible Currency.

Dollar and the sign “$” mean lawful money of the United States of America.

Dollar Equivalent Amount means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date).

Dollar Swing Line Loan means a Swing Line Loan denominated in Dollars.

Dollar Swing Line Sublimit means an amount equal to the lesser of the Revolving Commitment Amount and $50,000,000. The Dollar Swing Line Sublimit is part of, and not in addition to, the Revolving Commitment Amount.

Domestic Borrower means the Company and any other Borrower that is not a Foreign Borrower.

Domestic Loan Party means the Parent, each Domestic Borrower and each Domestic Subsidiary that is a Subsidiary Guarantor.

Domestic Subsidiary means any Subsidiary that is not a Foreign Subsidiary.

Early Opt-in Effective Date means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

Early Opt-in Election means the occurrence of:

(a) a determination by the Administrative Agent, or a notification by the Company to the Administrative Agent that the Company has made a determination, that Dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 8.2(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(b) the joint election by the Administrative Agent and the Company to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

EBITDA means, for any period, Consolidated Net Income for such period plus to the extent deducted in determining such Consolidated Net Income and without duplication, (i) Interest Expense, non-cash foreign exchange losses, non-cash equity compensation and non-cash losses with respect to Hedging Obligations, income tax expense, depreciation and amortization for such period, (ii) all charges in connection with the refinancing or repayment of Debt under the Existing Credit Agreement, including the write-off of deferred financing costs; (iii) all other non-cash expenses and charges and (iv) an amount not to exceed 20% of EBITDA for such period related to (A) facilities relocation or closing costs, (B) non-recurring restructuring costs, and (C) integration costs and fees, including cash severance costs, in connection with Permitted Acquisitions, and (D) COVID-19 pandemic related expenses incurred on or after January 1, 2020 and prior to the first day of the third Fiscal Quarter for Fiscal Year 2022, (v) other fees, charges and expenses paid in connection with any Permitted Acquisition, permitted disposition of assets, recapitalization, Investment, issuance or repayment of Debt, issuance of equity interests, refinancing transaction or modification or amendment of any debt instrument, including any transaction undertaken but not completed, in each case incurred during such period and payable in cash and (vi) the amount of “run rate” cost savings, operating expense reductions, operational improvements and synergies projected by the Company in good faith to result from actions taken or expected to be taken during such period in connection with any Permitted Acquisition, Investments, dispositions, other divestitures, operating improvements, restructurings, cost savings initiatives or similar initiatives, to the extent the Company in good faith expects to realize such “run rate” cost savings, operating expense reductions, operational improvements and synergies within 18 months of the date of such event, it being understood that such “run rate” cost savings, operating expense reductions, operational improvements and synergies shall be added to EBITDA during the entirety of the period for which the Company expects in good faith to realize such cost savings, operating expense reductions, operational improvements and synergies and that, if “run rate” cost savings, operating expense reductions, operational improvements and synergies are included in any pro forma calculations based on such actions, then on and after the date that is 18 months after the date of the such Permitted Acquisition, Investments, dispositions, other divestitures, operating improvements, restructurings, cost savings initiatives or similar initiatives, such pro forma calculations shall no longer give effect to such cost savings to the extent that realization did not actually occur during such 18 month period; provided, (a) such cost savings, operating expense reductions, operational improvements and synergies shall be calculated net of the amount of actual benefits realized during such period from such actions, (b) such cost savings, operating expense reductions, operational improvements and synergies are reasonably identifiable and factually supportable, (c) no cost savings, operating expense reductions, operational improvements and synergies shall be added to EBITDA pursuant to this clause to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions, operational improvements and synergies that are otherwise included in this definition, and (d) in no event shall the aggregate amount added to EBITDA under this clause and the preceding clause (iv) exceed 20% of EBITDA of Parent and its Subsidiaries in any Computation Period (calculated prior to giving effect to any adjustment pursuant to this clause), minus to the extent included in determining such Consolidated Net Income and without duplication, non-cash foreign exchange gains and non-cash gains with respect to Hedging Obligations.

EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date means October 21, 2021, upon the occurrence of the Effective Time.

Effective Date Term Borrowing means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the Term Lenders on the Effective Date pursuant to Section 2.1.1.

Effective Date Term Commitment means, as to each Term Lender, its obligation to make Term Loans to the Borrowers on the Effective Date pursuant to Section 2.1.1 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.1 under the caption “Effective Date Term Commitment”. The Effective Date Term Commitment of all of the Term Lenders on the Effective Date shall be $1,000,000,000.

Effective Date Term Facility means, the aggregate amount of the Effective Date Term Commitments on the Effective Date.

Effective Date Term Loan means an advance made by any Term Lender under the Effective Date Term Facility.

Effective Time has the meaning given to such term in Section 11.1.

Eligible Assignee means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary or (iii) a Person of which a Lender is a Subsidiary; and (d) any other Person approved by the Parent and the Administrative Agent, which approvals shall not be unreasonably withheld.

Eligible Currency means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the applicable Issuing Lender (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders (each of clauses (a), (b) and (c) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

Eligible Jurisdiction means the United States of America, a state thereof or the District of Columbia, Canada (including each province and territory thereof), Sweden, the United Kingdom, Australia and Luxembourg.

Eligible Subsidiary means each Person (other than an Excluded Domestic Subsidiary) that is a wholly-owned Subsidiary of the Parent.

EMU means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

EMU Legislation means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of hazardous substances or injury to the environment.

Environmental Laws means all federal, state, provincial, territorial, municipal, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental matters.

Environmental Liability means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract pursuant to which liability is assumed or imposed with respect to any of the foregoing.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event means (a) a Reportable Event with respect to a U.S. Pension Plan or Multiemployer Plan; (b) the withdrawal of the Parent or any ERISA Affiliate from a U.S. Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or receipt by the Parent or an ERISA Affiliate of notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate a U.S. Pension Plan or Multiemployer Plan, or the treatment of a U.S. Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a U.S. Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any U.S. Pension Plan or Multiemployer Plan; (g) the determination that any U.S. Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; provided that for purposes of this definition, a Reportable Event shall only be deemed to have occurred with respect to a Multiemployer Plan upon the receipt by Parent or an ERISA Affiliate of notice of such event.

ESTR means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

ESTR Administrator means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

ESTR Administrator’s Website means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

EURIBOR Rate has the meaning specified in the definition of Alternative Currency Term Rate.

Euro and € mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

Eurocurrency Loan means a Term Loan or a Revolving Loan that bears interest at a rate determined based on clause (a) of the definition of “Eurocurrency Rate”. All Loans that are Eurocurrency Loans must be denominated in Dollars.

Eurocurrency Margin has the meaning given to such term in Schedule 1.1.

Eurocurrency Rate means,

(a) with respect to any Credit Extension, for any Interest Period denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “LIBOR Screen Rate”) at or about 11:00 am (London Time) on the Rate Determination Date, for deposits in Dollars, with a term equivalent to such Interest Period;

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Screen Rate, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day;

provided that the Eurocurrency Rate shall be subject to Section 8.2; provided, further if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

Event of Default means any of the events described in Section 12.1.

Excluded Domestic Subsidiary means (i) any Domestic Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, (ii) any Domestic Subsidiary that has no material assets other than the equity interests or intercompany debt of one or more Foreign Subsidiaries, (iii) any Domestic Subsidiary that is classified as a disregarded entity for U.S. federal income tax purposes and directly or indirectly owns no material assets other than the equity interests or intercompany debt of a “controlled foreign corporation” within the meaning of Section 957 of the Code.

Excluded Swap Obligation means, with respect to any Loan Party, any Swap Obligation if, and only to the extent that, all or a portion of such Loan Party’s guarantee of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time such guarantee or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Loan Party.

Excluded Taxes means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes imposed on such Recipient (in lieu of net income Taxes), branch profits Taxes and amounts attributable to any Bank Levy, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax or Bank Levy, as applicable (or any political subdivision thereof), or any other jurisdiction with which the Recipient has a present or former connection, other than a connection arising from having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or (ii) that are Connection Income Taxes, and (iii) in the case of a Bank Levy, only to the extent that amounts in respect of the relevant Bank Levy are not charged by the relevant Lender to customers other than the Loan Parties as matter of ordinary course, (b) in the case of a Lender, any withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Company under Section 15.10) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 7.7.1 or 7.7.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) any withholding taxes imposed under FATCA, (d) any Taxes imposed on or by reference to any assignment, transfer, novation or other disposal by a Lender or any of its rights or obligations under a Loan or Commitment (other than pursuant to an assignment request by the Company under Section 15.10) and (e) Taxes attributable to such Recipient’s failure to comply with Section 7.7.5.

Existing Credit Agreement has the meaning given to such term in the Recitals.

Existing Letters of Credit means the letters of credit outstanding under the Existing Credit Agreement immediately prior to the amendment and restatement thereof pursuant hereto.

Facility means each of the Effective Date Term Facility, the Revolving Facility and the DDTL Facility.

FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Rate means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Financial Support Direction means a financial support direction issued by the Pensions Regulator under section 43 of the United Kingdom Pensions Act 2004.

Fiscal Quarter means each 13-week period during a Fiscal Year, beginning with the first day of such Fiscal Year.

Fiscal Year means the fiscal year of the Parent and its Subsidiaries, which period shall be the 12-month period ending on the Saturday closest to December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2021”) refer to the Fiscal Year ending on the Saturday closest to December 31 of such calendar year.

Foreign Borrower means any Borrower that is a Foreign Subsidiary.

Foreign Guaranty means each guaranty issued by a Foreign Subsidiary of the Parent in favor of the Administrative Agent, substantially in the form of Exhibit B-2, or such other form as may be agreed by the Administrative Agent and such Foreign Subsidiary.

Foreign Lender means a Lender that is not a U.S. Person.

Foreign Plan means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Foreign Subsidiary with respect to employees employed outside the United States, but excluding a UK Pension Plan.

Foreign Subsidiary means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, a state thereof or the District of Columbia.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

Free Cash has the meaning given to such term in the definition of “Unrestricted Cash.”

Fronting Exposure means, at any time there is a Defaulting Lender, (a) with respect to each Issuing Lender, such Defaulting Lender’s Percentage of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

Fund means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

Funded Debt means all Debt of the Parent and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit and Suretyship Liabilities (except, in each case, to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations, (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries and (iv) Debt of the Parent to the Company.

Funded Secured Debt means all Funded Debt of the Parent and its Subsidiaries that is secured by a Lien on any asset or property of the Parent or its Subsidiaries.

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

Governmental Authority means the government of any nation, or any state, province, territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority), any entity exercising executive, legislative, judicial, regulatory or administrative functions of government (including any supra-national body such as the European Union or the European Central Bank).

Hazardous Materials means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or infectious or medical wastes and all other substances regulated as “hazardous”, “toxic”, a “pollutant” or a “contaminant” pursuant to any Environmental Law.

Hedging Agreements means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hedging Obligations means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

Honor Date has the meaning given to such term in Section 2.3.3.

Immaterial Law means any provision of any Environmental Law the violation of which will not (a) violate any judgment, decree or order which is binding upon the Parent or any Subsidiary, (b) result in or threaten any material injury to public health or the environment or any material damage to the property of any Person or (c) result in any material liability or expense for the Parent or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Administrative Agent has notified the Parent or the Company that the Required Lenders have determined in good faith that such provision is material.

Immaterial Subsidiary means a Subsidiary (other than a Borrower) that (a) has (as of the date of determination) assets on its balance sheet of less than $5,000,000 and (b) had less than $5,000,000 of revenue during the most recently ended period of four consecutive Fiscal Quarters for which financial statements are available.

Impacted Loans has the meaning specified in Section 8.2(a).

Indemnified Taxes means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitee has the meaning given to such term in Section 15.14(a).

Initial Subsidiary Borrowers means Middleby Holding UK Ltd (Co. No: 07568995, with its registered address at c/o Lincat, Whisby Road, Lincoln LN6 3QZ), a limited liability company incorporated under the laws of England and Wales, Middleby UK Residential Holding Ltd (Co. No. 09679266, with its registered address at c/o Aga Rangemaster, Meadow Lane, Long Eaton, Nottingham, United Kingdom, NG10 2GD), a limited liability company incorporated under the laws of England and Wales, Middleby Sweden Holdings AB, a Swedish private limited liability company, Middleby Canada Company Inc., a corporation amalgamated under the laws of Ontario, and Aga.

Interest Coverage Ratio means, as of the last day of any Computation Period, the ratio of (a) Pro Forma EBITDA for such Computation Period to (b) Interest Expense to the extent payable in cash for such Computation Period; provided that in calculating Interest Expense, any Debt incurred or assumed in connection with any Acquisition shall be assumed to have been incurred or assumed on the first day of such period and any Debt assumed by any Person (other than the Parent or any of its Subsidiaries) in connection with the disposition of any Person (or division or similar business unit) disposed of by the Parent or any of its Subsidiaries during such period shall be assumed to have been repaid on the first day of such period.

Interest Expense means, for any Computation Period, the consolidated interest expense of the Parent and its Subsidiaries for such Computation Period (including all imputed interest on Capital Leases).

Interest Payment Date means, (a) as to any Eurocurrency Loan, the last day of each Interest Period applicable to such Loan and the maturity date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, Canadian Prime Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the maturity date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Facility for purposes of this definition); (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Termination Date and (d) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

Interest Period means, (x) as to any Eurocurrency Loan, the period commencing on the date such Loan is borrowed or is continued as, or converted into, a Eurocurrency Loan and ending on the date that is, in the case of Eurocurrency Loan bearing interest at the LIBOR Rate, one, three, six or, if available to all relevant Lenders, twelve months after such date and, (y) as to each Alternative Currency Term Rate Loan, the period commencing on the date such Loan is borrowed or is continued as, or converted into the applicable Alternative Currency Term Rate Loan and ending on the date that is, (a) in the case of a BBSY Rate Loan, one, three or six months after such date, (b) in the case of a CDOR Rate Loan, one or three months after such date, (d) in the case of a CIBOR Rate Loan, one, two, three or six months after such date, or (e) in the case of a STIBOR Rate Loan, one, three or six months after such date, in each case as selected by the applicable Borrower pursuant to Section 2.2.2 or 2.2.3; provided that:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Borrower may select any Interest Period that would extend beyond the scheduled Termination Date; and

(iv) the Interest Periods for any Eurocurrency Loan denominated in an Alternative Currency other than those specifically listed in the definition of “Alternative Currency” shall be determined at the time such Alternative Currency is approved pursuant to Section 1.6.

Investment means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding prepaid expenses in the ordinary course of business, accounts receivable arising in the ordinary course of business and commission, travel, relocation or similar loans or advances made to directors, officers and employees of the Parent or any of its Subsidiaries), (b) any Suretyship Liability of such Person with respect to the obligations of another Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like made in connection with prospective Acquisitions.

ISP means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

Issuing Lender means Bank of America (including its Affiliates and branches) in its capacity as an issuer of Letters of Credit hereunder and any other Lender which, with the written consent of the Company and the Administrative Agent (such consents not to be unreasonably withheld), is the issuer of one or more Letters of Credit.

ITA means the Income Tax Act 2007 of the United Kingdom.

LC Application means, with respect to any request for the issuance or amendment of a Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Lender at the time of such request for the type of letter of credit requested; provided that to the extent any such letter of credit application is inconsistent with any provision of this Agreement, the applicable provision of this Agreement shall control.

LC Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Base Rate Loan. All LC Borrowings shall be denominated in Dollars.

LC Fee Rate has the meaning given to such term in Schedule 1.1.

LC Obligations means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts.

Lead Arrangers means BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BMO Capital Markets, PNC Capital Markets LLC, Citizens Bank, N.A. and U.S. Bank National Association in their capacities as the joint arrangers of, and joint book managers for, the facilities hereunder.

Legal Reservation means (i) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (ii) the time barring of claims under the Limitations Act 1980 (UK) and Foreign Limitation Periods Act 1984 (UK) or any other similar laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defenses of set-off or counterclaim; and (iii) any general principles and other matters that are set out as qualifications or reservations as to matters of law of general application in any opinion letter with respect to a Foreign Subsidiary received by the Administrative Agent pursuant to the terms of any Loan Document.

Lender has the meaning given to such term in the Preamble. References to the “Lenders” shall include the Issuing Lenders and the Swing Line Lender; for purposes of clarification only, to the extent that Bank of America (or any other Issuing Lender or successor Swing Line Lender) may have rights or obligations in addition to those of the other Lenders due to its status as an Issuing Lender or as Swing Line Lender, its status as such will be specifically referenced.

Lender Party means (i) each Lender, or (ii) any Affiliate or branch of a Lender that is a party to a Hedging Agreement or a Cash Management Agreement with a Borrower and (iii) any other Person that was a Lender or an Affiliate or branch of a Lender at the time that it entered into a Hedging Agreement or Cash Management Agreement with a Borrower.

Lending Office means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

Letter of Credit has the meaning given to such term in Section 2.1.3.

Letter of Credit Fee has the meaning given to such term in Section 5.2(a).

Letter of Credit Sublimit has the meaning given to such term in Section 2.1.4.

Leverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Funded Debt as of such day minus all Unrestricted Cash as of such day to (ii) Pro Forma EBITDA for the Computation Period ending on such day.

LIBOR has the meaning specified in the definition of Eurocurrency Rate.

LIBOR Screen Rate has the meaning specified in the definition of Eurocurrency Rate.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, hypothec, encumbrance, charge, assignment by way of security or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Limited Condition Acquisition means a Permitted Acquisition, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

Limited Condition Acquisition Agreement Representations means each representation and warranty made by the seller, the target and their respective subsidiaries, as applicable, in the definitive documentation for a Limited Condition Acquisition that is material to the interests of the Lenders, but only to the extent that the Parent or any of its Subsidiaries, as applicable, has the right to terminate its obligations (or otherwise decline to consummate such Limited Condition Acquisition) under such definitive documentation as a result of a breach of the applicable representation or warranty (determined without regard as to whether any notice is required to be delivered by the Parent or any of its Subsidiaries, as applicable, pursuant to such documentation).

Loan means a Term Loan, a Revolving Loan or a Swing Line Loan.

Loan Documents means this Agreement, each Subsidiary Guaranty, the LC Applications, the Collateral Documents, any Note issued pursuant to this Agreement and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.9.

Loan Notice means a notice of (a) a borrowing of Term Loans, (b) a borrowing of Revolving Loans, (c) a conversion of Revolving Loans, or Term Loans in Dollars from one Type to the other, (d) a continuation of Eurocurrency Loans for a new Interest Period or (e) a continuation of Alternative Currency Term Rate Loans for a new Interest Period, in each case pursuant to Section 2.2.1, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

Loan Parties means the Parent, the Borrowers and each Subsidiary Guarantor, and “Loan Party” means any of them.

Local Time means, with respect to any disbursement, payment or notice hereunder, the time of the office of the Administrative Agent that would make such disbursement or receive such payment or notice.

Margin Stock means any “margin stock” as defined in Regulation U of the FRB.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the business, assets, operations, or financial condition of the Parent and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document (other than as a result of a Person ceasing to be a Loan Party as a result of a transaction permitted hereunder).

Material Foreign Subsidiary means any Foreign Subsidiary that (a) has (as of the date of determination) assets on its balance sheet that constitute 5% or more of the total assets of all Foreign Subsidiaries or (b) had revenues that constituted 5% or more of the total revenues of all Foreign Subsidiaries during the most recently ended period of four consecutive fiscal four quarters for which financial statements are available.

Multiemployer Plan means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan means a U.S. Pension Plan that has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

Net Cash Proceeds means the aggregate cash or Cash Equivalent Investment proceeds received by any Domestic Loan Party or any Domestic Subsidiary (other than an Excluded Domestic Subsidiary) in respect of any Asset Sale, Restricted Debt Issuance or Recovery Event, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or reasonably estimated to be payable as a result thereof or in connection therewith, (c) in the case of any Asset Sale or any Recovery Event, the amount necessary to retire any Debt secured by a Lien permitted hereunder (ranking senior to any Lien of the Administrative Agent) on the related property, (d) in the case of any Asset Sale, a reasonable reserve determined by the applicable Loan

Party or Subsidiary in its reasonable business judgment for (i) any reasonably anticipated adjustment in sale price of such asset or assets and (ii) reasonably anticipated liabilities associated with such asset or assets and retained by any Loan Party or Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification payments (fixed or contingent) or purchase price adjustments attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by such Loan Party or such Subsidiary in connection with such Asset Sale (the “Asset Sale Reserves”); it being understood that the calculation of “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalent Investments received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Asset Sale, Restricted Debt Issuance or Recovery Event; provided, that (x) any amount of the purchase price in connection with any Asset Sale that is held in escrow shall not be deemed to be received by the Loan Party or any of its Subsidiaries until such amount is paid to the applicable Loan Party or Subsidiary out of escrow and (y) (i) Net Cash Proceeds received by a Loan Party or any wholly owned Subsidiary shall equal one hundred percent (100%) of the cash proceeds received by the Loan Party or such Subsidiary pursuant to the foregoing definition and (ii) Net Cash Proceeds received by any Subsidiary other than a wholly owned Subsidiary shall equal a percentage of the cash proceeds received by such Subsidiary pursuant to the foregoing definition equal to the percentage of such Subsidiary’s total outstanding equity interests owned by the Parent or its wholly owned Subsidiaries.

Non-Consenting Lender means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 15.1 and (ii) has been approved by the Required Lenders.

Non-Defaulting Lender means, at any time, each Lender that is not a Defaulting Lender at such time.

Note means a Term Loan Note or a Revolving Loan Note, as the context may require.

Notice of Loan Prepayment means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

Obligations means (i) all obligations of the Loan Parties to the Administrative Agent or any Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise under this Agreement or any other Loan Document (including with respect to the obligations described in Section 2.3.3), (ii) all obligations of the Loan Parties under Qualified Hedging Agreements and (iii) all Cash Management Obligations of the Loan Parties; provided that “Obligations” shall not include any Excluded Swap Obligations.

OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury.

Other Connection Taxes means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Rate Early Opt-in means the Administrative Agent and the Company have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-Based Rate pursuant to (1) an Early Opt-in Election and (2) 8.2(c)(ii) and clause (2) of the definition of “Benchmark Replacement”.

Other Taxes means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.7).

Overnight Rate means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable Issuing Lender or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

Parent has the meaning given to such term in the Preamble.

Parent/Company Guaranty means the guaranty of the Parent and the Company set forth in Section 13.

Participant has the meaning given to such term in Section 15.9.2.

Participant Register has the meaning given to such term in Section 15.9.2.

Participating Member State means each state so described in any EMU Legislation.

Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, 115 Stat. 272 (2001).

PBGC means the Pension Benefit Guaranty Corporation.

Pension Act means the Pension Protection Act of 2006.

Pension Funding Rules means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to U.S. Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pensions Regulator means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 (U.K.).

Percentage means (a) in respect of the Effective Date Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Effective Time, such Term Lender’s Effective Date Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term Lender’s Effective Date Term Loans at such time, (b) in respect of the DDTL Facility, with respect to any DDTL Lender at any time, the percentage

(carried out to the ninth decimal place) of the DDTL Facility represented by the sum of (i) the principal amount of such DDTL Lenders Delayed Draw Term Loans outstanding at such time, plus (ii) prior to the DDTL Expiration date, such DDTL Lender’s remaining DDTL Commitment at such time, in each case, subject to adjustments, prior to the DDTL Expiration Date as provided in Section 2.10 and (c) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.10. If the Commitment of all of the Revolving Lenders to make Revolving Loans and the obligation of the Issuing Banks to issue Letters of Credit have been terminated pursuant to Section 12.2, or if the Revolving Commitments have expired, then the Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Percentage of each Lender on the Effective Date in respect of each of the Revolving Facility, the Effective Date Term Facility and the DDTL Facility is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment Agreement pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to the terms and conditions contained herein, as applicable.

Permitted Acquisition means any Acquisition by the Company or any wholly-owned Subsidiary where:

(i) the assets acquired are for use in, or the Person acquired is engaged in, business activities permitted under Section 10.17;

(ii) subject to Section 6.2.2(d) in the case of a Limited Condition Acquisition, immediately before or after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

(iii) if the aggregate consideration paid by the Company or such Subsidiary in connection with such Acquisition (or any series of related Acquisitions) exceeds the Dollar Equivalent Amount of $150,000,000 (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP, but excluding (x) any common stock of the Parent and (y) any cash received substantially concurrently with such Acquisition from the issuance of any common stock of the Parent), the Company shall have delivered to the Administrative Agent pro forma financial statements giving effect to such Acquisition, which financial statements shall (A) detail any related acquisition adjustments and add-backs to be used to calculate Pro Forma EBITDA and (B) confirm compliance with clause (ii) above after giving effect to such Acquisition;

(iv) both before, and on a pro forma basis after giving effect thereto, the Parent shall be in compliance with the financial covenant in Section 10.6.2 as then in effect (including after giving effect to any Covenant Holiday Period) based on the most recently available quarterly financial statements of the Parent; and

(v) the board of directors (or similar governing body) of the Person to be acquired shall have approved such Acquisition; provided that with respect to any Limited Condition Acquisition that is consummated within 270 days of the date of execution of the definitive agreement for such acquisition, the requirements of clauses (iii) and (iv) shall be tested only as of the time of the execution of the acquisition agreement relating to such Limited Condition Acquisition (or, solely in the case of clause (iii) above, on such later date on which the Parent receives the cash proceeds from the issuance of common stock that make clause (iii) inapplicable).

Notwithstanding the foregoing, with respect to any Permitted Acquisition, the Parent may be party to definitive documentation relating to such Permitted Acquisition so long as the acquisition would otherwise qualify as a Permitted Acquisition if the Company were the party to such definitive documentation, and after giving effect to any intercompany transfers and other transactions contemplated by such definitive documentation, all Subsidiaries or assets acquired in such acquisition are owned by the Company or any wholly-owned Subsidiary.

Permitted Debt means Debt permitted to be incurred by the Parent or any of its Subsidiaries pursuant to Section 10.7.

Permitted Junior Capital means any unsecured Debt (including, but not limited to, Convertible Notes) incurred by the Parent.

Permitted Capital Hedging Arrangement means (a) any agreement or arrangement pursuant to which the Parent acquires a bond hedge, call option, capped call option, forward or any similar derivative arrangement requiring the counterparty thereto to deliver to the Parent common stock of the Parent, the cash value of such common stock or cash representing the termination value of such option or a combination thereof from time to time upon settlement, exercise or early termination of such option, (b) an agreement or arrangement pursuant to which, among other things, the Parent issues to the counterparty thereto warrants to acquire common stock of the Parent, cash in lieu of delivering such common stock or cash representing the termination value of such option, or a combination thereof upon settlement, exercise or early termination thereof or (c) any share lending agreement, in each case, under clauses (a), (b) and (c), entered into by the Parent in connection with any issuance or refinancing of Permitted Junior Capital or issuance of any equity by the Parent or any Subsidiary (including in each case, without limitation, in connection with the exercise of any over-allotment or initial purchaser’s (or initial purchasers’) or underwriter’s (or underwriters’) option).

Permitted Securitization means any transaction or series of transactions that may be entered into by any Borrower or any Subsidiary pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables or such transactions, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”) (i) to a trust, partnership, limited liability company, limited company, corporation or other Person (other than any Borrower or any Subsidiary other than a SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Debt, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (ii) directly to one or more investors, purchasers or lenders (other than any Borrower or any Subsidiary), it being understood that a Permitted Securitization may involve (A) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, e.g., a sale, conveyance or other transfer to an SPE Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Debt incurred by the SPE Subsidiary, and all such transfers, pledges and Debt incurrences shall be part of and constitute a single Permitted Securitization, and (B) periodic transfers or pledges of Receivables and Related Assets, or interests therein, and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged, provided that any such transactions shall provide for recourse to such Subsidiary (other than any SPE Subsidiary) or Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of other customary securitization undertakings in the jurisdiction relevant to such transactions. The “amount” of “principal amount” of any Permitted Securitization shall be deemed at any time to be (1) the aggregate principal or stated amount of the Debt, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or securities incurred or issued pursuant to such Permitted Securitization, in each case outstanding at such time, or (2) in the case of any Permitted Securitization in respect of which no such Debt, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of Receivables less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to fees or discount or in the nature of interest.

Person means any natural person, corporation, partnership, trust, limited liability company, limited company, unlimited liability company, association, Governmental Authority or unit, or other entity, whether acting in an individual, fiduciary or other capacity.

Platform has the meaning given to such term in Section 10.1.8.

Proceeds of Crime Act means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended from time to time and all regulations thereunder.

Pro Forma EBITDA means, for any period, EBITDA for such period adjusted as follows:

(i) the consolidated net income of any Person (or business unit) acquired by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person) shall be included on a pro forma basis for such period (assuming the consummation of each such Acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period) based upon (x) to the extent available, (I) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries (or such business unit) as at the end of the fiscal year of such Person (or business unit) preceding such Acquisition and the related audited consolidated statements of income, stockholders’ equity and cash flows for such fiscal year and (II) any subsequent unaudited financial statements for such Person (or business unit) for the period prior to such Acquisition so long as such statements were prepared on a basis consistent with the audited financial statements referred to above or (y) to the extent the items listed in clause (x) are not available, such historical financial statements and other information as is disclosed to, and reasonably approved by, the Required Lenders; and

(ii) the consolidated net income of any Person (or division or similar business unit) disposed of by the Parent, the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person (or division or business unit)) shall be excluded on a pro forma basis for such period (assuming the consummation of such disposition occurred on the first day of such period).

PTE means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

QFC has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

QFC Credit Support has the meaning specified in Section 15.21.

Qualified ECP Guarantor means, in respect of any Swap Obligation, a Loan Party with total assets exceeding $10,000,000 at the time of such Loan Party’s guarantee of or grant of a Lien as security for such Swap Obligation becomes effective with respect to such Swap Obligation, or such other Person that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Qualified Hedging Agreement means any Hedging Agreement between a Loan Party and a Lender Party.

Rate Determination Date means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

Receivables means receivables (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of accounts, payment intangibles, chattel paper or promissory notes) and whether or not earned by performance).

Recipient means the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

Recovery Event means, with respect to any property, any loss of or damage to such property or taking of such property or condemnation thereof.

Related Assets has the meaning given to such term in the definition of “Permitted Securitization.”

Related Parties means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, attorneys and agents of such Person and of such Person’s Affiliates.

Relevant Rate means with respect to any Credit Extension denominated in (a) Dollars, Eurocurrency Rate or Base Rate, (b) Sterling, SONIA Rate, (c) Euros, EURIBOR Rate, or solely in the case of UK Swingline Loans denominated in Euros, the Daily Simple ESTR Rate, (d) Canadian Dollars, the CDOR Rate or Canadian Prime Rate, (f) Australian Dollars, BBSY Rate, (g) Swedish Krona, STIBOR Rate and (h) Danish Krone, CIBOR Rate, as applicable.

Reportable Event means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

Required DDTL Lenders means, at any time, DDTL Lenders having Total DDTL Exposures representing more than 50% of the Total DDTL Exposures of all DDTL Lenders. The Total DDTL Exposure of any Defaulting Lender shall be disregarded in determining Required DDTL Lenders at any time.

Required Lenders means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable Swing Line Lender or the applicable Issuing Bank, as the case may be, in making such determination.

Required Revolving Lenders means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Revolving Lender that is the applicable Swing Line Lender or the applicable Issuing Bank, as the case may be, in making such determination.

Required Term Lenders means, at any time, Term Lenders having Total Term Loan Exposures representing more than 50% of the Total Term Loan Exposures of all Term Lenders. The Total Term Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time.

Resolution Authority means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Responsible Financial Officer means, as to any Person, the chief financial officer, the treasurer or the corporate controller of such Person.

Responsible Officer means, as to any Person, the chief executive officer, president, any vice president, corporate treasury manager or any Responsible Financial Officer of such Person and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party unless the Administrative Agent has received written notice from such Loan Party (which may be in the form of an updated incumbency certificate) that such Person is no longer a Responsible Officer.

Restricted Debt Issuance means the issuance by any Loan Party or any Subsidiary of any Debt other than Permitted Debt.

Restricted Margin Stock means all Margin Stock other than Unrestricted Margin Stock.

Revaluation Date means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.1.1 and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by an Issuing Lender under any Letter of Credit denominated in an Alternative Currency and (iii) such additional dates as the Administrative Agent or the applicable Issuing Lender shall reasonably determine or the Required Lenders shall reasonably require.

Revolving Commitment means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.1.3, (b) purchase participations in LC Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Revolving Commitment” or opposite such caption in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders on the Effective Time shall be $2,750,000,000.00.

Revolving Commitment Amount means $2,750,000,000, as such amount may be changed from time to time pursuant to the terms hereof.

Revolving Credit Exposure means, with respect to any Lender, the sum of (a) the Dollar Equivalent Amount principal amount of all outstanding Revolving Loans of such Lender plus (b) such Lender’s Percentage of the sum of (i) all outstanding Swing Line Loans and (ii) the aggregate Stated Amount of all Letters of Credit (subject, in the case of this clause (b), to any reallocation pursuant to Section 2.10.1(d)).

Revolving Facility means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

Revolving Lender means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in LC Obligations or Swing Line Loans at such time.

Revolving Loan Note means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Commitment made by such Revolving Lender, substantially in the form of Exhibit M.

Revolving Loans has the meaning given to such term in Section 2.1.3.

Same Day Funds means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

Sanction means any sanction administered or enforced by any Sanctions Authority.

Sanctions Authority means each of the United States Government (including OFAC and the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), the Government of Canada, and other sanctions authority administering or enforcing Sanctions applicable to the Parent and any Subsidiary.

Scheduled Unavailability Date has the meaning given to such term in Section 8.2(b).

SEC means the Securities and Exchange Commission, or any governmental agency succeeding to any of its principal functions.

Secured Leverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Funded Secured Debt as of such day minus all Unrestricted Cash as of such day to (ii) Pro Forma EBITDA for the Computation Period ending on such day.

Securitization Obligations means the aggregate investment or claim (as opposed to the value of the underlying assets subject to the applicable Permitted Securitization) held at any time by all purchasers, assignees or transferees of (or of interests in), or holders of obligations that are supported or secured by, Receivables in connection with Permitted Securitizations.

Security Agreement means each security agreement among any Loan Party and the Administrative Agent, substantially in the form of Exhibit C or such other form agreed between the Parent and the Administrative Agent.

SOFR Administrator means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

SOFR-Based Rate means Daily Simple SOFR or Term SOFR.

SOFR Early Opt-in means the Administrative Agent and the Company have elected to replace LIBOR pursuant to (a) an Early Opt-in Election and (b) 8.2(c)(i) and clause (1) of the definition of “Benchmark Replacement”.

SONIA means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

SONIA Adjustment means, with respect to SONIA, 0.1193% per annum.

Spanish Insolvency Law means the Insolvency Law whose consolidated text is approved by the Spanish Royal Legislative Decree 1/2020 of 5 May (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal).

Spanish Loan Party means each Subsidiary Guarantor that is incorporated in Spain.

Special Notice Currency means an Alternative Currency that is the currency of a country that is not (a) a member of the Organization for Economic Cooperation and Development and (b) located in North America or Europe.

Specified Loan Party means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 13.7).

Specified Representations mean the representations and warranties set forth in Sections 9.1, 9.2, 9.3, 9.10, 9.11, 9.13, 9.19 and 9.20.

SPE Subsidiary means any Subsidiary formed solely for the purpose of, and that engages only in, one or more Permitted Securitizations and transactions directly related to Permitted Securitizations.

Spot Rate for a currency means the rate determined in good faith by the Administrative Agent or the applicable Issuing Lender by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the Issuing Lender, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the Issuing Lender, as applicable, using any method of determination it deems appropriate in its sole discretion); and provided, further, that the applicable Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate Dollar Equivalent Amount available for drawing thereunder at any time during the remaining term of such Letter of Credit under all circumstances (including after giving effect to any increase therein that may be required by the terms thereof), plus the aggregate Dollar Equivalent Amount of all unreimbursed payments and disbursements under such Letter of Credit.

Sterling and £ mean the lawful currency of the United Kingdom.

STIBOR Rate has the meaning specified in the definition of Alternative Currency Term Rate.

STIBOR Rate Loan means a loan that bears interest at or by reference to the STIBOR Rate and is denominated in Swedish Krona. Subordinated Debt means Debt of the Borrowers or the Parent which has maturities and other terms, and which is subordinated to the obligations of the Borrowers and their Subsidiaries and the Parent, to the extent applicable, hereunder and under the other Loan Documents in a manner, approved in writing by the Required Lenders.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company, limited company, unlimited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Parent.

Subsidiary Borrower means each Initial Subsidiary Borrower and each Eligible Subsidiary that has become a borrower hereunder pursuant to Section 2.7 (and, in each case, that has not ceased to be a Subsidiary Borrower pursuant to Section 2.7(d)).

Subsidiary Borrower Supplement means a Subsidiary Borrower Supplement substantially in the form of Exhibit F.

Subsidiary Guarantor means, on any day, each Subsidiary that has executed a Subsidiary Guaranty on or prior to that day (or is required to execute a Subsidiary Guaranty on that date) and that has not been released therefrom in accordance with the terms hereof.

Subsidiary Guaranty means each U.S. Guaranty and each Foreign Guaranty.

Successor Rate has the meaning specified in Section 8.2(b).

Supported QFC has the meaning specified in Section 15.21.

Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than (a) customary indemnification obligations arising in the ordinary course of business under leases and other contracts and (b) by endorsements of instruments for deposit or collection in the ordinary course of business), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the principal amount of the debt, obligation or other liability supported thereby and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Suretyship Liability, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Suretyship Liability shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

Swap Obligation means with respect to a Loan Party, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swedish Borrower means each Borrower that is incorporated in Sweden.

Swedish Borrower Outstandings means, at any time, the aggregate Dollar Equivalent Amount of the outstanding principal amount of all Loans made to the Swedish Borrowers.

Swedish Borrower Sublimit means an amount equal to the lesser of the Revolving Commitment Amount and the Dollar Equivalent Amount of $100,000,000. The Swedish Sublimit is part of, and not in addition to, the Revolving Commitment Amount.

Swedish Krona means the lawful currency of Sweden.

Swing Line Lender means Bank of America (or any branch or affiliate of Bank of America) in its capacity as swing line lender hereunder, together with any replacement swing line lender arising under Section 14.9.

Swing Line Loan has the meaning given to such term in Section 2.4.1.

Swing Line Loan Notice means a notice of a borrowing of Swing Line Loans pursuant to Section 2.4.2, which shall be substantially in the form of Exhibit J or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent pursuant), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

TARGET Day means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

Tax Confirmation means a confirmation by a Lender that the Person beneficially entitled to interest payable to such Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom that carries on a trade in the United Kingdom through a permanent establishment and that brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or (c) a company not so resident in the United Kingdom that carries on a trade in the United Kingdom through a permanent establishment and that brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of such company.

Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Commitment means the Effective Date Term Commitment and/or a DDTL Commitment, as applicable.

Term Facility means the Effective Date Term Facility and the DDTL Facility.

Term Lender means, at any time, (a) any Lender that has a Term Commitment at such time, and (b) any Lender that holds Term Loans at such time.

Term Loan means an advance made by any Term Lender under the Term Facility.

Term Loan Maturity Date means the earlier to occur of (a) the Termination Date or such later date established pursuant to Section 6.3 and (b) such other date on which the Term Loans are accelerated pursuant to Section 12.

Term Loan Note means a promissory note made by the Company in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit N.

Term SOFR means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

Termination Date means the earlier to occur of (a) October 21, 2026 or such later date established pursuant to Section 6.3 and (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 12.

Termination Value means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) of this definition, the amounts determined as the mark-to-market values for such Hedging Agreements as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreement (which may include a Lender or any Affiliate or branch of a Lender) or any third party in the business of determining such values acceptable to the Administrative Agent.

Total Credit Exposure means, as to any Lender at any time, the Total Revolving Credit Exposure, and Total Term Loan Exposure of such Lender at such time.

Total DDTL Exposure means, as to any DDTL Lender prior to the DDTL Expiration Date, the unused DDTL Commitments and aggregate outstanding principal amount of all Delayed Draw Term Loans of such Term Lender at such time.

Total Revolving Credit Exposure means, as to any Revolving Lender at any time, the unused Commitments and Revolving Credit Exposure of such Revolving Lender at such time.

Total Revolving Outstandings means, at any time, the aggregate Dollar Equivalent Amount outstanding principal amount of all Revolving Loans and Swing Line Loans plus the aggregate Stated Amount of all Letters of Credit.

Total Term Loan Exposure means, (a) prior to the DDTL Expiration Date, the unused DDTL Commitments and aggregate outstanding principal amount of all Term Loans of such Term Lender at such time and (b) following the DDTL Expiration Date as to any Term Lender at any time, the aggregate outstanding principal amount of all Term Loans of such Term Lender at such time.

Treaty Lender means a Lender that, for purposes of a Treaty (as defined in the definition of “Treaty State”), (a) is treated as a resident of a Treaty State, (b) does not carry on a business in the United Kingdom through a permanent establishment with which such Lender’s participation in the Credit Extensions is effectively connected and (c) meets all other conditions in the Treaty for full exemption from Tax imposed by the United Kingdom on interest that are required to be satisfied by such Lender (other than where the failure of such Lender to comply with those conditions arises as a result of the relevant Loan Party having failed to comply with its obligations under Section 7.7.5 or 7.7.6).

Treaty State means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom that makes provision for full exemption from tax imposed by the United Kingdom on interest.

Trigger Event means occurrence of any of the following events: (a) any Event of Default under Section 12.1.1; (b) any Event of Default or Unmatured Event of Default under Section 12.1.3; or (c) an Event of Default under Section 12.1.4(a) with respect to Section 10.6.2 and, in each case, such Event of Default or Unmatured Event of Default has not been waived.

Type means the character of a Loan or Borrowing under this Agreement as a Base Rate Loan, a Daily Floating LIBOR Loan or Borrowing, a Canadian Prime Rate Loan or Borrowing, a Eurocurrency Loan or Borrowing, an Alternative Currency Term Rate Loan or Borrowing or an Alternative Currency Daily Rate Loan or Borrowing.

UK Borrower means each Borrower that is incorporated in England and Wales.

UK Financial Institution means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Loan Party means each UK Borrower and each Subsidiary Guarantor that is incorporated in England and Wales.

UK Non-Bank Lender means any Lender that is: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom that carries on a trade in the United Kingdom through a permanent establishment and that brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or (c) a company not so resident in the United Kingdom that carries on a trade in the United Kingdom through a permanent establishment and that brings into account interest payable in respect of such advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

UK Pension Plan means any pension plan, pension undertaking, supplemental pension, retirement savings or other retirement income plan, obligation or arrangement of any kind that is established, maintained or contributed to by any UK Loan Party or any of its Subsidiaries or Affiliates or in respect of which any UK Loan Party or any of its Subsidiaries or Affiliates has any liability, obligation or contingent liability.

UK Qualifying Lender means:

(a) a Lender that is beneficially entitled to interest payable to such Lender in respect of an advance under a Loan Document and is:

(i) a Lender (1) that is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA; or (2) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that such advance was made and within the charge to United Kingdom corporation tax as respects any payment of interest made in respect of such advance; or

(ii) a Lender that is (1) a company resident in the United Kingdom for United Kingdom tax purposes; (2) a partnership each member of which is (a) a company so resident in the United Kingdom or (b) a company not so resident in the United Kingdom that carries on a trade in the United Kingdom through a permanent establishment and that brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or (3) a company not so resident in the United Kingdom that carries on a trade in the United Kingdom through a permanent establishment and that brings into account interest payable in respect of such advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii) a Treaty Lender; or

(b) a Lender that is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Loan Document.

UK Resolution Authority means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

UK Swing Line Loan means a Swing Line Loan made to any UK Borrower denominated in Euros or Sterling.

UK Swing Line Sublimit means an amount equal to the lesser of the Alternative Currency Sublimit and the Dollar Equivalent Amount of $15,000,000. The UK Swing Line Sublimit is part of, and not in addition to, the Alternative Currency Sublimit.

Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or the giving of notice or both, constitute an Event of Default.

Unreimbursed Amount has the meaning given to such term in Section 2.3.3.

Unrestricted Cash means, as of any date, the positive remainder, if any, of:

(a) the sum of:

(i) 100% of Free Cash (as defined below) of the Company and its Domestic Subsidiaries, plus

(ii) 60% of Free Cash of Foreign Subsidiaries in excess of Funded Debt of Foreign Subsidiaries, plus

(iii) 100% of Free Cash of Foreign Subsidiaries but not more than the amount of Funded Debt of Foreign Subsidiaries;

(b) minus $20,000,000.

For purposes of the foregoing, “Free Cash” means cash and Cash Equivalent Investments on which no Person has a Lien (other than Liens permitted under clause (a), (g) or (h) of Section 10.8).

Unrestricted Margin Stock means treasury stock of the Parent.

U.S. Guaranty means each guaranty issued by a Domestic Subsidiary in favor of the Administrative Agent, substantially in the form of Exhibit B-1.

U.S. Pension Plan means any employee pension benefit plan (including a Multiple Employer Plan but not including any Multiemployer Plan, a UK Pension Plan or a Foreign Plan) that is maintained or is contributed to by the Company or any ERISA Affiliate (or with respect to which the Company or ERISA Affiliate would be deemed to be an “employer” if such plan was terminated) and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

U.S. Person means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Pledge Agreement means each pledge agreement among any Loan Party and the Administrative Agent, substantially in the form of Exhibit D.

U.S. Special Resolution Regime has the meaning specified in Section 15.21.

U.S. Tax Compliance Certificate has the meaning specified in Section 7.7.5(b)(ii)(3).

VAT means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clauses (a) or (b) above, or imposed elsewhere.

Write-Down and Conversion Powers means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement), other contractual instruments and organizational documents shall be deemed to include all amendments, restatements and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

(f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Lenders and the other parties hereto and thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or the Lenders’ involvement in their preparation.

(h) Unless otherwise specified, each reference to a time of day means such time in Chicago, Illinois.

(i) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.3 Allocation of Loans and Percentages at the Effective Time.

(a) The Parent, the Company and each Lender agree that, effective at the Effective Time, (i) this Agreement shall amend and restate in its entirety the Existing Credit Agreement and (ii) the outstanding Revolving Loans thereunder (and the participations in Letters of Credit and Swing Line Loans thereunder), shall be allocated among the Lenders in accordance with their respective Percentages in respect of the Revolving Facility.

(b) To facilitate the allocation described in clause (a), at the Effective Time, (i) all “Revolving Loans” under the Existing Credit Agreement (“Existing Loans”) shall be deemed to be Revolving Loans, (ii) each Lender which is a party to the Existing Credit Agreement (an “Existing Lender”) shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender’s pro rata share (according to its Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time) over the amount of all of such Lender’s Existing Loans, (iii) each Lender which is not a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to such Lender’s pro rata share (according to its Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time), (iv) the Administrative Agent shall apply the funds received from the Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Lenders (pro rata according to the amount of the applicable Existing Loans each is required to purchase to achieve the allocation described in clause (a)), to purchase from each Existing Lender which has Existing Loans in excess of such Lender’s pro rata share (according to its Percentage) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time), a portion of such Existing Loans equal to such excess, second, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 8.4 of the Existing Credit Agreement, assuming for such purpose that the Existing Loans were prepaid rather than allocated at the Effective Time) owed to such Existing Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as the Company shall direct, and (v) all Revolving Loans shall commence new Interest Periods in accordance with elections made by the Company at least three Business Days prior to the date of the Effective Time pursuant to the procedures applicable to conversions and continuations set forth in Section 2.2.3 (all as if the Existing Loans were continued or converted at the Effective Time). To the extent the Company fails to make a timely election pursuant to clause (v) of the preceding sentence with respect to any Revolving Loans, such Loans shall be Base Rate Loans.

1.4 Certain Accounting Matters.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be made in accordance with, GAAP, consistently applied, and in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Parent and its Subsidiaries for the fiscal year ended December 31, 2020, except as specifically provided herein or as disclosed in the relevant financial statements; provided that if any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Lenders); provided, further, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP consistently applied prior to such change and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change.

(b) Any financial ratio set forth herein shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(c) Notwithstanding the foregoing provisions of this Section 1.4, (i) all calculations, ratios and computations with respect to leases existing as of the date hereof and entered into from time to time hereafter may continue to be calculated, classified and accounted for in conformity with GAAP as in effect on a basis consistent with that reflected in the audited financial statements of the Parent and its Subsidiaries for the fiscal year ended December 31, 2015; provided however, that the Company may elect, with notice to Administrative Agent, to treat operating leases as capital leases in accordance with GAAP as in effect from time to time and, upon such election, and upon any subsequent change to GAAP therefor, the parties will enter into negotiations in good faith in an effort to preserve the original intent of the financial covenants set forth herein; and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

1.5 Exchange Rates; Currency Equivalents. The Administrative Agent or the applicable Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent Amount of Credit Extensions and outstanding amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date. Except for purposes of financial statements delivered by the Parent hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent Amount as so determined by the Administrative Agent or the applicable Issuing Lender, as applicable.

1.6 Additional Alternative Currencies.

(a) The Company may from time-to-time, on its own behalf or on behalf of another Borrower, request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than Dollars and those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and each applicable Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the relevant Issuing Lender.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Lender, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Lender thereof. Each applicable Lender (in the case of any such request pertaining to Alternative Currency Loans) or the applicable Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the applicable Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable Issuing Lender, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the affected Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans. If the Administrative Agent and the applicable Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (iii) the Administrative Agent and the Applicable Issuing Lender may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (iv) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.6, the Administrative Agent shall promptly so notify the Company.

1.7 Change of Currency.

(a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the relevant interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) If a change with respect to Euro occurs pursuant to any applicable law, rule or regulation of any Governmental Authority, then this Agreement (including the definition of EURIBOR, Alternative Currency Term Rate and Alternative Currency Daily Rate) will be amended to the extent reasonably determined by the Administrative Agent (and, to the extent an Event of Default does not exist, the Company) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, as close as possible, that they would have been in if no change with respect to Euro had occurred.

(d) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency and will put the Lenders and the Borrowers in the same position, as close as possible, that they would have been in if no such change had occurred.

1.8 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent Amount of the Stated Amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any LC Application or document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent Amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.9 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes.

Section 2 COMMITMENTS OF THE LENDERS; BORROWING AND CONVERSION PROCEDURES; LETTER OF CREDIT PROCEDURES; SWING LINE LOANS.

2.1 Commitments and Loans. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make and/or participate in Credit Extensions to the Borrowers as follows:

2.1.1 Term Loans. Each Term Lender severally agrees to make a single loan to the Company, in Dollars, at the Effective Time in an aggregate amount not to exceed such Term Lender’s Percentage of the Effective Date Term Facility. The Effective Date Term Borrowing shall consist of Effective Date Term Loans made simultaneously by the Term Lenders in accordance with their respective Percentage of the Effective Date Term Facility. Effective Date Term Borrowings repaid or prepaid may not be reborrowed. Effective Date Term Loans may be Daily Floating LIBOR Loans, Base Rate Loans or Eurocurrency Loans, as further provided herein.

2.1.2 DDTL Borrowings. On or prior to the DDTL Expiration Date, each DDTL Lender agrees, severally and not jointly, to make to the Company on each DDTL Funding Date a Delayed Draw Term Loan in Dollars in an aggregate principal amount requested by the Company, not to exceed such Lender’s DDTL Commitment as of such date immediately prior to giving effect to such DDTL Borrowing;

provided that (x) the aggregate principal amount of all such Borrowings of Delayed Draw Term Loans shall not exceed the aggregate amount of DDTL Commitments as of the Effective Date and (y) each Borrowing of Delayed Draw Term Loans shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $250,000,000 (or, if less the remaining amount of DDTL Commitments). Delayed Draw Term Loans paid or prepaid may not be reborrowed. Delayed Draw Term Loans may be Base Rate Loans or Eurocurrency Loans, as further provided herein.

2.1.3 Revolving Borrowings. Each Revolving Lender will make loans on a revolving basis, in Dollars or any Alternative Currency (“Revolving Loans”), from time to time before the Termination Date in such Revolving Lender’s Percentage with respect to the Revolving Facility of such aggregate amounts as any Borrower may from time to time request from all Revolving Lenders (it being understood that effective at the Effective Time, and after giving effect to the transactions contemplated by Section 1.3, each Revolving Lender shall have outstanding Revolving Loans in an amount equal to its Percentage with respect to the Revolving Facility of the aggregate amount of all outstanding Revolving Loans). Amounts borrowed under this Section may be repaid and thereafter reborrowed until the Termination Date.

2.1.4 Letter of Credit Commitment. (a) The Issuing Lenders will issue standby and commercial letters of credit in Dollars or any Alternative Currency, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the applicable Issuing Lender and the Company (collectively with the Existing Letters of Credit, each a “Letter of Credit”), at the request of the Company and for the account of the Company or the Parent or a Subsidiary from time to time before the date which is 30 days prior to the scheduled Termination Date, and (b) as more fully set forth in Section 2.3, each Lender agrees to purchase a participation in each Letter of Credit.

2.1.5 Limitations. The obligations of the Lenders pursuant to Sections 2.1.3 and 2.1.4 are subject to the following limitations: (a) the Total Revolving Outstandings shall not at any time exceed the Revolving Commitment Amount; (b) the Alternative Currency Outstandings shall not at any time exceed the Alternative Currency Sublimit; (c) the Aga Outstandings shall not at any time exceed the Aga Sublimit; (d) the Swedish Borrower Outstandings shall not at any time exceed the Swedish Borrower Sublimit; (e) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed the Dollar Equivalent Amount of $50,000,000 (the “Letter of Credit Sublimit”); and (f) the Revolving Credit Exposure of any Lender shall not at any time exceed such Lender’s Commitment.

2.1.6 Notes. Upon the request of any Lender made through the Administrative Agent, the applicable Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

2.2 Loan Procedures.

2.2.1 Various Types of Loans. Each Revolving Loan denominated in Dollars, each Delayed Draw Term Loan and Term Loan may be a Base Rate Loan, a Daily Floating LIBOR Loan or a Eurocurrency Loan, and each Revolving Loan denominated in any Alternative Currency shall be an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable; provided that (i) Revolving Loans in Canadian Dollars to Domestic Borrowers or Canadian Borrowers may be Canadian Prime Rate Loans, in each case as the applicable Borrower shall specify in the related notice of borrowing, continuation or conversion pursuant to Section 2.2.2 or 2.2.3 and (ii) notwithstanding anything to the contrary set forth herein, (x) no Canadian Borrower shall be permitted to request Revolving Loans denominated in Australian Dollars or Danish Krone and (y) no Swedish Borrower shall be permitted to request a Base Rate Loan. Loans made to the same Borrower, of the same Type, denominated in the same currency and, in the case of Eurocurrency Loans or Alternative Currency Term Rate Loans, having the same Interest Period are sometimes called a “Borrowing”. Base Rate Loans, Canadian Prime Rate Loans, Daily Floating LIBOR Loans, Eurocurrency Loans, Alternative Currency Term Rate Loans and Alternative Currency Daily Rate Loans may be outstanding at the same time; provided that (i) not more than twelve (12) Interest Periods shall be in effect at one time with respect to Eurocurrency Loans or Alternative Currency Term Rate Loans, (ii) the aggregate principal amount of each Borrowing of Eurocurrency Loans consisting of Revolving Loans shall be at least $3,000,000 and an integral multiple of $500,000, (iii) the aggregate principal amount of each Borrowing of Alternative Currency Loans shall be at least the Dollar Equivalent Amount of $3,000,000 and an integral multiple of 500,000 units of the Applicable Currency, (iv) the aggregate principal amount of each Borrowing of Base Rate Loans, Daily Floating Eurocurrency Loans and Canadian Prime Rate Loans shall be at least the Dollar Equivalent Amount of $1,000,000 and an integral multiple of 100,000 units of the Applicable Currency. All borrowings, conversions and repayments of Loans shall be effected so that each Lender will have a pro rata share (according to its Percentage) of all Borrowings of Revolving Loans and/or Term Loans, as applicable.

2.2.2 Borrowing Procedures. The applicable Borrower shall give notice to the Administrative Agent of each proposed borrowing of Revolving Loans (and the borrowing of Term Loans on the Effective Time), which may be given by: (A) telephone or (B) delivery of a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than (a) in the case of a borrowing of Base Rate Loans, 10:00 a.m. on the proposed date of such borrowing, (b) in the case of a borrowing of Canadian Prime Rate Loans, 10:00 a.m. on the proposed date of such borrowing, (c) in the case of a borrowing of Daily Floating LIBOR Loans, 10:00 a.m. (Local Time) on the proposed date of such borrowing, (d) in the case of a borrowing of Eurocurrency Loans, 10:00 a.m. (Local Time) at least three Business Days prior to the proposed date of such Borrowing and (e) in the case of a borrowing of Alternative Currency Loans, 10:00 am (Local Time) at least three Business Days (or five Business Days for Special Notice Currencies) prior to the proposed date of such Borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and Type of Borrowing and, in the case of a Borrowing of Eurocurrency Loans and Alternative Currency Term Rate Loans, the initial Interest Period and the Applicable Currency therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof and, if such borrowing is in an Alternative Currency, of the aggregate Dollar Equivalent Amount of such borrowing and the Spot Rate used by the Administrative Agent to determine such aggregate Dollar Equivalent Amount. Not later than 1:00 p.m. (Local Time) on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Percentage of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the requested amount to the applicable Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. If a Borrower fails to indicate a currency in a Loan Notice requesting a Borrowing, then the Loans requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Loan in a Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans or Canadian Prime Rate Loans, if applicable; provided however that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency other than Canadian Dollars, such Loans shall be continued as Alternative Currency Loans in their original currency with an interest period of one (1) month. Any such automatic conversion to Base Rate Loans or Canadian Prime Rate Loans, as applicable, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Loans or Alternative Currency Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Loan.

2.2.3 Conversion and Continuation Procedures.

(a) Subject to the provisions of Section 2.2.1, the applicable Borrower may, upon irrevocable notice to the Administrative Agent in accordance with clause (b) below:

(i) elect, as of any Business Day, to convert any outstanding Revolving Loan denominated in Dollars or Canadian Dollars or any outstanding Term Loan into a Revolving Loan or Term Loan, as applicable, of another Type applicable thereto; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any Borrowing of Eurocurrency Loans or Alternative Currency Term Rate Loans having an Interest Period expiring on such day (or any part thereof in an aggregate amount not less than the Dollar Equivalent Amount of $3,000,000 or a higher integral multiple of 500,000 units of the Applicable Currency) for a new Interest Period.

(b) The applicable Borrower shall give notice to the Administrative Agent of each proposed conversion or continuation, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than (i) in the case of conversion into Base Rate Loans, 10:00 a.m. on the proposed date of such conversion; (ii) in the case of conversion into Canadian Prime Rate Loans, 10:00 a.m. on the proposed date of such conversion, (iii) in the case of conversion into Daily Floating LIBOR Loans, 10:00 a.m. (Local Time) on the proposed date of such conversion; and (iv) in the case of a conversion into or continuation of Eurocurrency Loans, 10:00 a.m. (Local Time) at least (x) three Business Days prior to the proposed date of such conversion or continuation, if the applicable Loans are to be converted into or continued as Eurocurrency Loans or (y) three Business Days (or five Business Days in the case of a Special Notice Currency) prior to the proposed date of such conversion or continuation, if the applicable Loans are to be converted into or continued as Alternative Currency Loans, specifying in each case, prior to the requested date of such conversion or continuation:

(1) the proposed date of conversion or continuation;

(2) the aggregate amount and currency of Loans to be converted or continued;

(3) the Type of Loans resulting from the proposed conversion or continuation;

(4) in the case of conversion into (in the case of Eurocurrency Loans or Alternative Currency Term Rate Loans), or continuation of, Eurocurrency Loans or Alternative Currency Term Rate Loans, the duration of the requested Interest Period therefor; and

(5) whether the conversion or continuation applies to Term Loans or Revolving Loans.

(c) If upon expiration of any Interest Period applicable to any Borrowing of Eurocurrency Loans or Alternative Currency Term Rate Loans the applicable Borrower has failed to timely select a new Interest Period to be applicable to such Borrowing, such Borrower shall be deemed to have elected to continue such Loans for a one-month Interest Period effective on the last day of such expiring Interest Period.

(d) The Administrative Agent will promptly notify each Lender of its receipt of a Loan Notice pursuant to this Section 2.2.3 or, if no timely notice is provided by the applicable Borrower, of the details of any automatic conversion or continuation.

(e) During the existence of any Event of Default or Unmatured Event of Default, if the Required Lenders elect to prohibit such Conversion or Continuation, no Borrower may elect to have (i) Base Rate Loans or Daily Floating LIBOR Loans converted into, or any Borrowing of Eurocurrency Loans continued as, Eurocurrency Loans; (ii) Canadian Prime Rate Loans converted into, or any Borrowing of Alternative Currency Term Rate Loans continued as, Alternative Currency Term Rate Loans denominated in Canadian Dollars; (iii) any Borrowing of Alternative Currency Term Rate Loans (other than, with respect to Domestic Borrowers and Canadian Borrowers, Canadian Dollars) continued for an Interest Period longer than one month; (iv) no Loans may be requested as, or converted to Alternative Currency Daily Rate Loans; and (v) no Loans may be requested as or converted to Alternative Currency Term Rate Loans.

(f) If (i) the Loans become due and payable pursuant to Section 12.2 or (ii) an Event of Default exists and has been continuing for 30 consecutive days, then the Required Lenders may require, by notice to the Borrowers and the Administrative Agent, that all outstanding Alternative Currency Term Rate Loans be redenominated into Dollars in the amount of the Dollar Equivalent Amount thereof on the last day of the then current Interest Period with respect thereto (unless repaid prior to such date).

(g) No Borrower may submit a Loan Notice with respect to a Loan in a specified currency requesting a conversion or continuation of such Loan into a different currency; any such Loan must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(h) With respect to any Alternative Currency Daily Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

2.3 Letter of Credit Procedures.

2.3.1 LC Applications. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable Issuing Lender (with a copy to the Administrative Agent) in the form of an LC Application, appropriately completed and signed by a Responsible Officer of the Company. Such LC Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable Issuing Lender, by personal delivery or by any other means acceptable to such Issuing Lender. Such LC Application must be received by the applicable Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the applicable Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Lender, among other things, the date on which the proposed Letter of Credit is to be issued, the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated, which shall be Dollars or an Alternative Currency, the expiration date of such Letter of Credit (which shall not be later than seven days prior to the scheduled Termination Date unless the Company has Cash Collateralized such Letter of Credit or agreed that not less than 30 days prior to the scheduled Termination Date it will Cash Collateralize such Letter of Credit) and whether such Letter of Credit is to be transferable. So long as the applicable Issuing Lender has not received written notice from any party to this Agreement that (a) the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied, or (b) any Revolving Lender is at that time a Defaulting Lender, unless the applicable Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Company or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.10.1(d)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion, such Issuing Lender shall issue such Letter of Credit on the requested issuance date. Each Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit by such Issuing Lender and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. Notwithstanding the foregoing or any other provision of this Agreement, no Issuing Lender shall be under any obligation to issue any Letter of Credit if:

(a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect at the Effective Time, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense that was not applicable at the Effective Time and that such Issuing Lender in good faith deems material to it; or

(b) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally.

2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit (or, in the case of the Existing Letters of Credit, at the Effective Time), the applicable Issuing Lender shall be deemed to have sold and transferred to each other Revolving Lender, and each other Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Revolving Lender’s Percentage with respect to the Revolving Facility, in such Letter of Credit and the applicable Borrower’s reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing Lender’s “participation” therein.

2.3.3 Reimbursement Obligations. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable Issuing Lender in such Alternative Currency, unless (A) such Issuing Lender (at its option) shall have notified the Company (either generally or with respect to a particular Letter of Credit) that such Issuing Lender will require reimbursement in Dollars or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such Issuing Lender promptly following receipt of the notice of drawing that the Company will reimburse such Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Lender shall notify the Company of the Dollar Equivalent Amount of the amount of the drawing promptly following the determination thereof. Not later than (i) 11:00 a.m. on the date of any payment by an Issuing Lender under a Letter of Credit to be reimbursed in Dollars or (ii) the Applicable Time on the date of any payment by an Issuing Lender under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), or (in each case) not later than the time specified above on the Business Day immediately following the Honor Date if the Company does not receive notice of the applicable payment by 10:00 a.m. on the Honor Date (in which case the Company shall pay interest on the amount of the applicable payment for the period from the Honor Date to the date such payment is due at a rate per annum equal to (x) in the case of a payment in Dollars, the rate applicable to Base Rate Loans, and (y) in any other case, the rate reasonably determined by the applicable Issuing Lender to be its cost of funds in the applicable currency for such period plus the Alternative Currency Daily Rate Margin or Alternative Currency Term Rate Margin, as applicable), the Company shall reimburse such Issuing Lender through the Administrative Agent for each payment or disbursement made by such Issuing Lender under any Letter of Credit issued for the account of the Parent, the Company or any Subsidiary of the Company honoring any demand for payment made by the beneficiary thereunder. If the Company fails to reimburse the applicable Issuing Lender by the date and time specified in the preceding sentence, the Administrative Agent shall promptly notify each Revolving Lender of the Dollar Equivalent Amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Revolving Lender’s Percentage thereof. In such event, the Company shall be deemed to have requested a borrowing of Revolving Loans to be disbursed on such date in an amount equal to such Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitment Amount and the conditions set forth in Section 11.2.1. Any Unreimbursed Amount not reimbursed on the date required above shall bear interest from the date such Unreimbursed Amount was due to the date such amount is paid (by the making of Base Rate Loans or otherwise) at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin plus, beginning on the third Business Day after receipt of notice from such Issuing Lender of such payment or disbursement, 2%. The applicable Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of such Issuing Lender to so notify the Company shall not affect the rights of such Issuing Lender or the Lenders in any manner whatsoever.

2.3.4 Limitation on Obligations of Issuing Lenders. Each Revolving Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such Issuing Lender shall be liable or responsible for any of the matters described in clauses (a) through (i) of Section 2.3.10; provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the applicable Issuing Lender, and such Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such Issuing Lender’s willful misconduct or gross negligence or the such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and an Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Any applicable Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

2.3.5 Funding by Lenders to Issuing Lenders. If an Issuing Lender makes any payment or disbursement under any Letter of Credit and such payment or disbursement is not reimbursed (by the making of Base Rate Loans or otherwise) by the date and time specified in Section 2.3.3 or if any reimbursement received from the Company in respect of a payment or reimbursement under any Letter of Credit is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Revolving Lender shall be obligated to fund its participation in such Letter of Credit by paying to the Administrative Agent for the account of such Issuing Lender its pro rata share (according to its Percentage with respect to the Revolving Facility), in Dollars, of such payment or disbursement (but no such payment by any Lender shall diminish the obligations of the Company under Section 2.3.3), and upon notice from the applicable Issuing Lender, the Administrative Agent shall promptly notify each other Revolving Lender of such obligation. Each other Revolving Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent, in Dollars, in immediately available funds for the applicable Issuing Lender’s account the amount of such other Revolving Lender’s Percentage with respect to the Revolving Facility of such payment or disbursement. The Administrative Agent shall remit the funds so received to the applicable Issuing Lender in Dollars, or if requested by such Issuing Lender, the equivalent amount thereof in another Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined as of such funding date) for the purchase of such Alternative Currency with Dollars. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 p.m. on the Business Day on which such Revolving Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon on any Business Day shall be deemed to have been received on the next following Business Day), such Revolving Lender agrees to pay interest on such amount to the Administrative Agent for the applicable Issuing Lender’s account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Revolving Lender’s failure to make available to the Administrative Agent its Percentage with respect to the Revolving Facility of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender’s Percentage with respect to the Revolving Facility of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender’s Percentage with respect to the Revolving Facility of any such payment or disbursement.

2.3.6 Information regarding Letters of Credit. Each Issuing Lender agrees, upon request of the Administrative Agent, to deliver to the Administrative Agent a list of all outstanding Letters of Credit issued by such Issuing Lender, together with such information related thereto as the Administrative Agent may reasonably request. The Administrative Agent agrees, upon request of any Lender, to deliver to such Lender a list of all outstanding Letters of Credit, together with such information related thereto as such Lender may reasonably request.

2.3.7 Applicants. If the Company requests the issuance of any Letter of Credit for the account of the Parent or one of the Company’s Subsidiaries, the Parent or such Subsidiary shall be jointly and severally obligated with the Company to reimburse the applicable Issuing Lender (through the Administrative Agent) for any payment or disbursement in respect of such Letter of Credit (and references in this Section 2.3 to the Company shall, to the extent appropriate, be deemed to include the Parent or such Subsidiary with respect to such Letter of Credit).

2.3.8 Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (a) the rules of the ISP shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits Publication No. 600 (the “UCP”) or such version of the UCP as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

2.3.9 Cash Collateral. If the Administrative Agent notifies the Company at any time that the outstanding amount of all LC Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the LC Obligations in an amount equal to the amount by which the outstanding amount of all LC Obligations exceeds the Letter of Credit Sublimit.

2.3.10 Obligations Absolute. The obligation of the Company to reimburse the applicable Issuing Lender for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(b) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d) waiver by such Issuing Lender of any requirement that exists for such Issuing Lender protection and not the protection of the Company or any waiver by such Issuing Lender which does not in fact materially prejudice the Company;

(e) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(f) any payment made by such Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(g) any payment by such Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any or insolvency law;

(h) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(i) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary;

provided that the foregoing shall not excuse any Issuing Lender from liability to the applicable Borrower to the extent of any direct damages (as opposed to punitive or consequential damages or lost profits, claims in respect of which are waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by acts or omissions by Issuing Lender constituting gross negligence or willful misconduct on the part of Issuing Lender (as determined by a court of competent jurisdiction in a final non-appealable judgment).

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable Issuing Lender. The Company shall be conclusively deemed to have waived any such claim against the applicable Issuing Lender and its correspondents unless such notice is given as aforesaid.

2.3.1 Payments by Borrower; Presumptions by Administrative Agent.

(a) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.

(b) With respect to any payment that the Administrative Agent makes for the account of the Lenders or the Issuing Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the Issuing Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

2.4 Swing Line Loans.

2.4.1 Swing Line Loans. Subject to the terms and conditions of this Agreement, the Swing Line Lender shall from time to time make loans to (x) any Borrower in Dollars, (y) any Canadian Borrower in Canadian Dollars and (z) any UK Borrower in Euros or Sterling (each a “Swing Line Loan” and collectively the “Swing Line Loans”) in accordance with this Section 2.4 in an aggregate principal amount at any time outstanding not to exceed (a) in the case of Dollar Swing Line Loans, the Dollar Swing Line Sublimit, (b) in the case of AC Swing Line Loans, the AC Swing Line Sublimit, (c) in the case of UK Swing Line Loans, the UK Swing Line Sublimit and (d) in the case of Canadian Swing Line Loans, the Canadian Swing Line Sublimit. Amounts borrowed under this Section 2.4 may be borrowed, repaid and reborrowed until the Termination Date.

2.4.2 Swing Line Loan Procedures. The applicable Borrower shall give notice to the Administrative Agent (which shall promptly inform the Swing Line Lender) of each proposed Swing Line Loan, which may be given by: (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Swing Line Loan Notice. Each Swing Line Loan Notice must be received by the Administrative Agent not later than (i) in the case of a Dollar Swing Line Loan, 1:00 p.m. on the proposed date of such Swing Line Loan, (ii) in the case of a UK Swing Line Loan, 1:00 p.m., London time, on the proposed date of such Swing Line Loan, (iii) in the case of a Canadian Swing Line Loan, 1:00 p.m., Toronto, Ontario time, on the proposed date of such Swing Line Loan or (iv) in each case, such later time as the Swing Line Lender may approve in its sole discretion. Each such notice shall be effective upon receipt by the Administrative Agent and shall specify the date (which shall be a Business Day), the Applicable Currency and the amount (which shall be an integral multiple of 100,000 units of the Applicable Currency) of such Swing Line Loan. So long as the Swing Line Lender has not received written notice that the conditions precedent set forth in Section 11 with respect to the making of such Swing Line Loan have not been satisfied, the Swing Line Lender shall make the requested Swing Line Loan. The Swing Line Lender shall pay over the requested amount to the applicable Borrower on the requested borrowing date. Concurrently with the making of any Swing Line Loan, the Swing Line Lender shall be deemed to have sold and transferred, and each other Revolving Lender shall be deemed to have purchased and received from the Swing Line Lender, an undivided interest and participation to the extent of such other Revolving Lender’s Percentage with respect to the Revolving Facility in such Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to Section 2.4.3).

2.4.3 Prepayments of Swing Line Loans. Each Borrower may from time to time prepay without premium or penalty the Swing Line Loans of such Borrower in whole or in part, in a principal amount that is an integral multiple of 100,000 units of the Applicable Currency. The applicable Borrower will deliver a Notice of Loan Prepayment to be received by the Swing Line Lender and the Administrative Agent not later (a) in the case of Dollar Swing Line Loans, 1:00 p.m. on the Business Day of such prepayment, (b) in the case of AC Swing Line Loans, 1:00 p.m., Local Time on the Business Day of such prepayment or (c) in each case, such later time as the Swing Line Lender shall approve in its sole discretion, specifying the Swing Line Loans to be prepaid and the date and amount of such prepayment. Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten (10) Business Days after such Loan is made and (ii) the Termination Date for the Revolving Facility.

2.4.4 Refunding of, or Funding of Participations in, Swing Line Loans. The Swing Line Lender may at any time, in its sole discretion, on behalf of any applicable Borrower (each of which hereby irrevocably authorizes the Swing Line Lender to act on its behalf) deliver a notice to the Administrative Agent (with a copy to the applicable Borrower) requesting that each Revolving Lender (including the Swing Line Lender in its individual capacity) make a Revolving Loan (which shall be (i) in the case of a Dollar Swing Line Loan, a Base Rate Loan, (ii) in the case of a UK Swing Line Loan, a Loan bearing interest at the Relevant Rate for the currency of such UK Swing Line Loan and (iii) in the case of a Canadian Swing Line Loan, a Canadian Prime Rate Loan) in such Revolving Lender’s Percentage with respect to the Revolving Facility of the amount of such Swing Line Loan for the purpose of repaying such Swing Line Loan (and, upon receipt of the proceeds of such Revolving Loans, the Administrative Agent shall apply such proceeds to repay the applicable Swing Line Loan); provided that if the conditions precedent to a borrowing of Revolving Loans are not then satisfied or for any other reason the Revolving Lenders may not then make Revolving Loans, then instead of making Revolving Loans, each Revolving Lender (other than the Swing Line Lender) shall become immediately obligated to fund its participation in the applicable Swing Line Loan and shall pay to the Administrative Agent for the account of the Swing Line Lender an amount in the Applicable Currency equal to such Revolving Lender’s Percentage with respect to the Revolving Facility of such Swing Line Loan. If and to the extent any Revolving Lender shall not have made such amount available to the Administrative Agent by 2:00 p.m. on the Business Day on which such Revolving Lender receives notice from the Administrative Agent of its obligation to fund its participation in Swing Line Loans (it being understood that any such notice received after 12:00 noon on any Business Day shall be deemed to have been received on the next following Business Day), such Revolving Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender’s account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to the applicable Overnight Rate from time to time in effect plus, beginning on the third Business Day after demand, 1% per annum. Any Revolving Lender’s failure to make available to the Administrative Agent its Percentage of the amount of a Swing Line Loan shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender’s Percentage with respect to the Revolving Facility of such amount, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender’s Percentage with respect to the Revolving Facility of any such amount.

2.4.5 Repayment of Participations. Upon (and only upon) receipt by the Administrative Agent for the account of the Swing Line Lender of immediately available funds from or on behalf of the applicable Borrower (a) in reimbursement of any Swing Line Loan with respect to which a Revolving Lender has paid the Administrative Agent for the account of the Swing Line Lender the amount of such Revolving Lender’s participation therein or (b) in payment of any interest on such Swing Line Loan, the

Administrative Agent will pay to such Revolving Lender its pro rata share (according to its Percentage with respect to the Revolving Facility) thereof (and the Swing Line Lender shall receive the amount otherwise payable to any Revolving Lender that did not so pay the Administrative Agent the amount of such Revolving Lender’s participation in such Swing Line Loan).

2.4.6 Participation Obligations Unconditional.

(a) Each Revolving Lender’s obligation to make available to the Administrative Agent for the account of the Swing Line Lender the amount of its participation interest in any Swing Line Loan as provided in Section 2.4.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Parent or any Subsidiary thereof, (iv) any termination of the Commitments or (v) any other circumstance, happening or event whatsoever.

(b) Notwithstanding the provisions of clause (a) above, no Revolving Lender shall be required to purchase a participation interest in any Swing Line Loan if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender received written notice from such Revolving Lender specifying that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan.

2.5 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

2.6 Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to any Borrower by the Administrative Agent because the conditions to a Credit Extension are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

2.7 Subsidiary Borrowers.

(a) The Company, from time to time by notice to the Administrative Agent (which shall identify the proposed Subsidiary Borrower and its jurisdiction of organization), may (i) add any Eligible Subsidiary in an Eligible Jurisdiction as a Subsidiary Borrower by delivery of an executed Subsidiary Borrower Supplement and (ii) request that any Eligible Subsidiary in any other jurisdiction become a Subsidiary Borrower. The Administrative Agent shall promptly forward a copy of any such notice to each Lender. Upon delivery of the notice and Subsidiary Borrower Supplement (in the case of clause (i) above) or, in the case of clause (ii) above, upon the consent to such designation from the Administrative Agent and each Lender that is a Lender under the tranche (or tranches) to which such Eligible Subsidiary is being designated as Subsidiary Borrower, which consent in each case shall not be unreasonably withheld or delayed, provided, that; a Lender not consenting to such Eligible Subsidiary because such Lender is unable to lend to such entity on account of either internal policy or a legal impediment, shall not be deemed unreasonable), then such Eligible Subsidiary shall become a Borrower hereunder; provided that (x) such Eligible Subsidiary and the Company shall have delivered a Subsidiary Borrower Supplement to the Administrative Agent (which shall promptly deliver a copy thereof to each Lender) not later than five Business Days prior to the proposed effective date of such designation; (y) to the extent requested by the Administrative Agent (on behalf of itself or any Lender) in writing at least five Business Days prior to the proposed effective date of such designation, the Company shall have delivered all documents and information required by regulatory authorities under applicable “know-your-customer” rules and regulations with respect to the proposed Subsidiary Borrower; and (z) prior to the making of any Credit Extension to such Subsidiary Borrower, such Subsidiary Borrower shall have satisfied the conditions precedent set forth in Section 11.3.

(b) In addition to the conditions set forth in Section 2.7(a), an Eligible Subsidiary that would qualify as a Foreign Borrower may not be a Borrower hereunder if the Administrative Agent reasonably determines that the addition of such Eligible Subsidiary would (i) violate any applicable law or (ii) have any material adverse effect on the Lenders.

(c) Each Domestic Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations of each other Borrower. Subject to the provisions of each applicable Foreign Guaranty, the Obligations of all Subsidiary Borrowers that are Foreign Subsidiaries shall be several in nature. No Loan Party that is a Foreign Subsidiary shall be responsible for any Domestic Loan Party’s Obligations or such Domestic Loan Party’s failure to pay or perform its Obligations hereunder.

(d) So long as the principal of and interest on all Loans made to any Subsidiary Borrower under this Agreement shall have been paid in full and all other obligations of such Subsidiary Borrower in such capacity (other than (a) contingent indemnification obligations not yet due and payable and as to which no claim has been made, (b) obligations and liabilities under Qualified Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Lender Party shall have been made and (c) Letters of Credit that have been cash collateralized in accordance with the provisions of this Agreement or with respect to which other arrangements have been made that are reasonably satisfactory to the applicable Issuing Lender) shall have been fully performed, the Company may, upon not less than two Business Days’ prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary’s status as a “Subsidiary Borrower”.

2.8 Currency Valuations. The Administrative Agent will determine the Dollar Equivalent Amount of each Loan and Letter of Credit denominated in a currency other than Dollars on each Revaluation Date, and such determination shall be conclusive absent demonstrable error. The Administrative Agent will provide the Company with the amount so determined upon request and, in any event, promptly following the end of each month.

2.9 Cash Collateral.

2.9.1 Certain Credit Support Events. If (a) an Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in any Unreimbursed Amount, (b) as of the Termination Date, any LC Obligation for any reason remains outstanding which has not been cash collateralized pursuant to Section 2.3.1, (c) the Company shall be required to provide Cash Collateral pursuant to Section 12.2, or (d) there shall exist a Defaulting Lender and the applicable Fronting Exposure has not been Cash Collateralized pursuant to Section 2.3.1, the Company shall immediately (in the case of clause (c) above), or within one Business Day (in all other cases) following any written request by the Administrative Agent or the applicable Issuing Lender, provide Cash Collateral in an amount not less than 105% of the applicable LC Obligations or, in the case of clause (d) above, the applicable Fronting Exposure (determined in the case of Cash Collateral provided pursuant to clause (d) above, after giving effect to Section 2.10.1(d) and any Cash Collateral provided by the Defaulting Lender).

2.9.2 Grant of Security Interest. The Company and each Defaulting Lender that provides Cash Collateral hereunder hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each applicable Issuing Lender and the Lenders, and agrees to maintain, a first priority security interest in all Cash Collateral granted by it pursuant hereto, including all deposit accounts and balances therein, and all other property provided as Cash Collateral, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.9.3. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or each applicable Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the amount required pursuant to Section 2.3.9 or this Section 2.9, the Company or the applicable Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company or the applicable Defaulting Lender shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

2.9.3 Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.9 or Sections 2.10, 6.4.2 or 12.2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

2.9.4 Release. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligation giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 15.9.1(b))) or (ii) upon the Company’s request if there exists Cash Collateral in excess of the requirements of this Section 2.9 or Section 2.3.9, as applicable, provided that Cash Collateral furnished by or on behalf of the Company shall not be released during the continuance of an Event of Default.

2.10 Defaulting Lenders.

2.10.1 Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 15.1.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 12 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.5 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to an Issuing Lender or Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.9; fourth, as the Company may request (so long as no Event of Default or Unmatured Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.9; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default or Unmatured Event of Default exists, to the payment of any amounts owing to a Loan Party as a result of any judgment of a court of competent jurisdiction obtained by such Loan Party against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or such Defaulting Lenders Percentage with respect to the Revolving Facility of any Unreimbursed Amounts in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 11.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.10.1(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender or to post Cash Collateral pursuant to this Section 2.10.1(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees.

(i) No Defaulting Lender shall be entitled to receive any fee payable under Section 5.1 for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage with respect to the Revolving Facility of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.9.

(iii) With respect to any fee not required to be paid to any Defaulting Lender pursuant to the foregoing clauses (i) or (ii), the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (d) below, (y) pay to each applicable Issuing Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(d) Reallocation of Percentages to Reduce Fronting Exposure. All or any part of a Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 11.2 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 15.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in the foregoing clause (d) cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.9.

2.10.2 Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the Issuing Lenders agree in writing that a Lender is no longer a Defaulting Lender (or a Lender ceases to be a Defaulting Lender in accordance with the clause (c) of the definition of “Defaulting Lender”), the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (and to the extent requested by any other Lender, pay to such other Lender the amount that would be payable to such other Lender pursuant to Section 8.4 if the applicable Borrower prepaid the portion of the Loans purchased from such other Lender on the date of such purchase) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Percentages (without giving effect to Section 2.10.1(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 3 RECORDKEEPING.

Each Lender and the Administrative Agent shall record in its records the date, currency and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurocurrency Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount of the unpaid Loans made by such Lender. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder to repay the principal amount of the Loans made by such Lender together with all interest accruing thereon. In the event of any conflict between the accounts and records maintained by any Lender (including on any Note) and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

In addition to the accounts and records referred to in the paragraph above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 4 INTEREST.

4.1 Interest Rates.

4.1.1 Interest Rates for Term Loans and Revolving Loans. Subject to Section 4.1.3, each Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is advanced until such Loan is paid in full as follows:

(a) at all times such Revolving Loan or Term Loan, as applicable, is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Base Rate Margin;

(b) at all times such Revolving Loan is a Canadian Prime Rate Loan, at a rate per annum equal to the Canadian Prime Rate plus the Canadian Prime Rate Margin;

(c) at all times such Revolving Loan or Term Loan, as applicable, is a Eurocurrency Loan, at a rate per annum equal to the sum of the Eurocurrency Rate applicable to each Interest Period for such Loan plus the Eurocurrency Margin;

(d) at all times such Revolving Loan or Term Loan, as applicable, is a Daily Floating LIBOR Loan, at a rate per annum equal to the sum of the Daily Floating LIBOR Rate applicable for such Loan plus the Daily Floating LIBOR Margin;

(e) at all times such Revolving Loan is an Alternative Currency Daily Rate Loan, at a rate per annum equal to the Alternative Currency Daily Rate plus the Alternative Currency Daily Rate Margin; and

(f) at all times such Revolving Loan is an Alternative Currency Term Rate Loan, at a rate per annum equal to the Alternative Currency Term Rate plus the Alternative Currency Term Rate Margin.

4.1.2 Interest Rates on Swing Line Loans. Subject to Section 4.1.3, the applicable Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan made to it at a rate per annum equal to (i) in the case of a Dollar Swing Line Loan, the Base Rate plus the Base Rate Margin, (ii) in the case of UK Swing Line Loans, the Alternative Currency Daily Rate applicable to Sterling or Euro, as applicable plus the Alternative Currency Daily Rate Margin and (iii) in the case of Canadian Swing Line Loans, the Canadian Prime Rate plus the Canadian Prime Rate Margin.

4.1.3 Interest Rates upon Default. Notwithstanding Sections 4.1.1 and 4.1.2, (i) automatically if an Event of Default under Section 12.1.3 arising from any case or proceeding under any bankruptcy law (or similar insolvency law), or any dissolution or liquidation proceedings exists with respect to Parent or any Borrower and (ii) upon the written request of the Required Lenders at any time (and for so long as) any other Event of Default exists, the interest rate applicable to each Loan shall be increased by 2% per annum; provided that such increased interest rate shall not apply to obligations owed to a Defaulting Lender for so long as such Lender is a Defaulting Lender.

4.2 Interest Payment Dates. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

4.3 Setting and Notice of Eurocurrency Rates. The applicable Eurocurrency Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender. Each determination of the applicable Eurocurrency Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing in reasonable detail the computations used by the Administrative Agent in determining any applicable Eurocurrency Rate hereunder.

4.4 Computation of Interest. All determinations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) and Dollar Swing Line Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. All determinations of interest for Canadian Prime Rate Loans, CDOR Rate Loans and Loans denominated in Sterling or Australian Dollars, shall be made on the basis of a year of 365 days, and the actual number of days elapsed. All other computations of interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 7.1, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. For the purpose of complying with the Interest Act (Canada), it is expressly stated that where interest is calculated pursuant hereto at a rate based upon a 360-day period or any other period of time that is less than a calendar year (the “first rate”), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, or such other number of days, as the case may be, and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest. Each Canadian Borrower confirms that they fully understand and are able to calculate the rate of interest applicable to loans, advances, liabilities and obligations under this Agreement based on the methodology for calculating per annum rates provided for in this Agreement. Each Canadian Borrower hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to them as required pursuant to Section 4 of the Interest Act (Canada).

4.5 Obligations Several. Subject to the provisions of each applicable Foreign Guaranty, no Foreign Subsidiary Borrower shall be responsible for any other Borrower’s failure to pay any interest due hereunder.

Section 5 FEES.

5.1 Commitment Fees.

(a) Subject to Section 2.10, the Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, for the period from the date on which the Effective Time occurs to the Termination Date, at a rate per annum equal to the Commitment Fee Rate in effect from time to time on such Revolving Lender’s Percentage with respect to the Revolving Facility of the unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the sum of the aggregate outstanding principal amount of all Revolving Loans (but not Swing Line Loans) and the Stated Amount of Letters of Credit at such time. Such commitment fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date for any period then ending for which such commitment fee shall not have theretofore been paid. The commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

(b) Subject to Section 2.10, the Company agrees to pay to the Administrative Agent for the account of each DDTL Lender a commitment fee, for the period from November 20, 2021 to the DDTL Expiration Date, at a rate per annum equal to the DDTL Non-Use Fee Rate in effect from time to time such DDTL Lender’s Percentage with respect to the DDTL Facility of the unused amount of the DDTL Commitment Amount. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter prior to the DDTL Expiration Date and on the DDTL Expiration Date for any period then ending for which the commitment fee shall not have theretofore been paid. The commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2 Letter of Credit Fees.

(a) Subject to Section 2.10, the Company agrees to pay to the Administrative Agent for the account of the Revolving Lenders pro rata according to their respective Percentages with respect to the Revolving Facility a letter of credit fee (the “Letter of Credit Fee”) for each Letter of Credit in an amount equal to the LC Fee Rate per annum in effect from time to time of the Dollar Equivalent Amount of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, (i) automatically if an Event of Default under Section 12.1.3 arising from any case or proceeding under any bankruptcy law (or similar insolvency law), or any dissolution or liquidation proceedings exists with respect to Parent or any Borrower and (ii) at the written request of the Required Lenders, at any time any other Event of Default exists, the rate applicable to each Letter of Credit shall be increased by 2% per annum. The Letter of Credit fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date (and, if any Letter of Credit remains outstanding on the Termination Date, thereafter on demand) for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

(b) The Company agrees to pay each Issuing Lender a fronting fee for each Letter of Credit issued by such Issuing Lender in the amount separately agreed to between the Company and such Issuing Lender.

(c) In addition, with respect to each Letter of Credit, the Company agrees to pay to the applicable Issuing Lender, for its own account, such fees and expenses as such Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

5.3 Up-Front Fees. The Company agrees to pay to the Lead Arrangers for the account of the Lenders such up-front fees as have been previously agreed to by the Company, the Administrative Agent, the Lead Arrangers and the Lenders.

5.4 Administrative Agent’s and Lead Arrangers’ Fees. The Company agrees to pay to the Administrative Agent and each Lead Arranger such fees as are mutually agreed to from time to time by the Company and the applicable Person.

Section 6 REPAYMENT OF LOANS; CHANGES IN COMMITMENTS; PREPAYMENTS; AND EXTENSION OF TERMINATION DATE.

6.1 Repayment of Loans.

6.1.1 Effective Date Term Loans. The Company shall repay to the Effective Date Term Lenders the aggregate principal amount of all Effective Date Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 12.3), unless accelerated sooner pursuant to Section 12:

Date	Installment
March 31, 2022	$6,250,000.00
June 30, 2022	$6,250,000.00
September 30, 2022	$6,250,000.00
December 31, 2022	$6,250,000.00
March 31, 2023	$6,250,000.00
June 30, 2023	$6,250,000.00
September 30, 2023	$6,250,000.00
December 31, 2023	$6,250,000.00
March 31, 2024	$6,250,000.00
June 30, 2024	$6,250,000.00
September 30, 2024	$6,250,000.00
December 31, 2024	$6,250,000.00
March 31, 2025	$6,250,000.00
June 30, 2025	$6,250,000.00
September 30, 2025	$6,250,000.00
December 31, 2025	$6,250,000.00
March 31, 2026	$6,250,000.00
June 30, 2026	$6,250,000.00

provided, however, that (a) the final principal repayment installment of the Effective Date Term Loans shall be repaid on the Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Effective Date Term Loans outstanding on such date, (b) if any principal repayment installment to be made by the Company (other than principal repayment installments on Eurocurrency Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (c) if any principal repayment installment to be made by the Company on a Eurocurrency Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

6.1.2 Delayed Draw Term Loans. In the event any Delayed Draw Term Loans are made pursuant to Section 2.1.2, the Company agrees to pay to the Administrative Agent, for the benefit of the DDTL Lenders, on the last day of each fiscal quarter (each such day, a “DDTL Repayment Date”) beginning with the first full Fiscal Quarter following any DDTL Borrowing, a principal amount of the Delayed Draw Term Loans equal to (x) the aggregate original principal amount of each Delayed Draw Term Loan made as of such DDTL Repayment Date, multiplied by (y) 0.625% (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 12.3), unless accelerated sooner pursuant to Section 12; provided, however, that (a) the final principal repayment installment of the Delayed Draw Term Loans shall be repaid on the Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Delayed Draw Term Loans outstanding on such date, (b) if any principal repayment installment to be made by the Borrowers (other than principal repayment installments on Eurocurrency Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and (c) if any principal repayment installment to be made by the Company on a Eurocurrency Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

6.1.3 Revolving Loans. All Revolving Loans shall be repaid in full on the Termination Date.

6.1.4 Swing Line Loans. All Swing Line Loans shall be repaid in full promptly following demand by the Swing Line Lender (and, in any event, on the Termination Date).

6.2 Changes in the Commitments.

6.2.1 Reductions and Termination of the Commitments.

(a) Voluntary.

(i) Revolver: The Company may from time to time by 10:00 a.m. on at least three Business Days’ prior written notice (or such lesser time as is approved by the Administrative Agent) received by the Administrative Agent (which shall promptly advise each Revolving Lender thereof) permanently reduce (subject to any subsequent permitted increase in the Revolving Commitment Amount pursuant to Section 6.2.2) the Revolving Commitment Amount to an amount not less than the Total Revolving Credit Exposure. Any such reduction shall be in an amount not less than $3,000,000 or a higher integral multiple of $1,000,000. The Company may at any time on like notice terminate the Commitments upon payment in full of all Revolving Loans and Swing Line Loans and all other obligations of the Borrowers hereunder in respect of such Loans and Cash Collateralization in full or the issuance of backstop letters of credit, pursuant to documentation in form and substance reasonably satisfactory to the Issuing Lenders, of all obligations arising with respect to the Letters of Credit (or other arrangements with respect to the Letters of Credit in form and substance reasonably satisfactory to the Issuing Lender). Each notice delivered by the Company pursuant to this Section 6.2.1 shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All reductions of the Revolving Commitment Amount shall reduce the Revolving Commitments pro rata among the Revolving Lenders according to their respective Percentages with respect to the Revolving Facility.

(ii) DDTL: The Company may from time to time by 10:00 a.m. on at least three Business Days’ prior written notice (or such lesser time as is approved by the Administrative Agent) received by the Administrative Agent (which shall promptly advise each DDTL Lender thereof) permanently reduce the DDTL Commitment Amount; provided that such reductions shall be in an amount greater than or equal to $3,000,000 or, if less, the remaining DDTL Commitment. All reductions of the DDTL Commitment Amount shall reduce the DDTL Commitments pro rata among the Term Lenders according to their respective Percentages with respect to the DDTL Facility.

(b) Mandatory. The aggregate Effective Date Term Commitments shall be automatically and permanently reduced to zero on the date of the Effective Date Term Borrowing. The aggregate amount of DDTL Commitments shall be automatically reduced and permanently reduced to zero on the DDTL Expiration Date.

6.2.2 Increase in the Commitments.

(a) Notwithstanding any other provision of this Agreement (including Section 15.1), the Company may, from time to time, by means of a letter delivered to the Administrative Agent substantially in the form of Exhibit G, request that the Commitments be increased (which increase may take the form of an increase in the Revolving Commitments, or new revolving tranches (each such increase in Revolving Commitments or additional revolving tranche, a “Tranche Increase”) or additional term loan tranches (each, an “Incremental Term Loan”)); provided that (i) the aggregate amount of all such increases during the term of this Agreement shall not exceed the sum of (x) the greater of (a) 100% of EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements are available on a pro forma basis after given effect to such Incremental Term Loan and any applicable transaction financed with the proceeds thereof and (b) $625,000,000 plus (y) the amount of Loans voluntarily prepaid (with respect to the prepayment of any Revolving Loans, solely to the extent any such prepayment thereof is accompanied by a permanent reductions of the Revolving Commitments) (clauses (x), and (y), collectively, the “Fixed Incremental Amount”), plus (z) an unlimited amount so long as, in the case of this clause (z), the Secured Leverage Ratio, based on the most recently available quarterly or annual, as applicable, financial statements of the Parent and determined on a pro forma basis, after giving effect to such Incremental Term Loan and/or Tranche Increase as of such date (and treating each such Incremental Term Loan and/or Tranche Increase as fully drawn with the proceeds thereof not being netted in calculating the Secured Leverage Ratio except to the extent the proceeds thereof are used to permanently prepay Funded Secured Debt), would not exceed 3.00:1.00 (this clause (z) the “Incremental Incurrence Amount”), (ii) any such increase in the Commitments shall be in the amount of the Dollar Equivalent Amount of $25,000,000 or a higher integral multiple of $500,000 (or such other amount as the Administrative Agent may agree in any particular instance), (iii) the Company may make a maximum of 10 such requests and (iv) any such Tranche Increase or Incremental Term Loan may be denominated in Dollars or in any Alternative Currency. At the election of the Company, (x) the applicable Borrower shall be deemed to have used amounts under the Incremental Incurrence Amount (to the extent compliant therewith) prior to utilization of amounts under the Fixed Incremental Amount and (y) Incremental Term Loans or Tranche Increases may be incurred simultaneously under the Incremental Incurrence Amount and the Fixed Incremental Amount and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under the Incremental Incurrence Amount above and then calculating the incurrence under the Fixed Incremental Amount (it being understood that any amounts incurred under the Fixed Incremental Amount concurrently with amounts incurred under the Incremental Incurrence Amount will not count as Debt for the purposes of calculating the Secured Leverage Ratio in the Incremental Incurrence Amount at the time of such concurrent incurrence).

(b) Any Tranche Increase or Incremental Term Loan may be effected by (i) increasing the Commitment of one or more Lenders which have agreed to such increase (each an “Increasing Lender”) and/or (ii) adding one or more commercial banks or other Persons as a party hereto (each an “Additional Lender”; provided that each Additional Lender shall be subject to the approval of the Company and, unless the Additional Lender is an Affiliate or branch of a Lender or an Approved Fund, the Administrative Agent and, if such Additional Lender will have a Commitment to make revolving loans, the Issuing Lenders and the Swing Line Lender (such consent not to be unreasonably withheld or delayed)) with a Commitment in an amount agreed to by any such Additional Lender. For the avoidance of doubt, it is understood and agreed, that no Commitment of any Lender shall be increased pursuant to this Section 6.2.2 without the consent of such Lender.

(c) Any Tranche Increase or Incremental Term Loan shall be effective three Business Days (or such other period agreed to by the Administrative Agent, the Company and, as applicable, each Increasing Lender and each Additional Lender) after the date on which the Administrative Agent has received and acknowledged receipt of the applicable increase letters in the form of Annex 1 (in the case of an Increasing Lender) or Annex 2 (in the case an Additional Lender) to Exhibit G.

(d) As a condition precedent to any Tranche Increase or Incremental Term Loan:

(i) the Company shall have delivered to the Administrative Agent (A) a certificate of each Loan Party that will be a borrower under, or a guarantor of the obligations arising under, such Tranche Increase or Incremental Term Loan, signed by an authorized officer of such Loan Party, (x) certifying and attaching resolutions of such Loan Party approving or consenting to such Tranche Increase or Incremental Term Loan, and (y) certifying that, before and after giving effect to such increase or addition,

(1) the representations and warranties of the Borrowers contained in Section 9 and of the Loan Parties in the other Loan Documents are true and correct in all material respects on and as of the date of such increase, except (I) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (II) that for purposes of this clause (d)(i), the representations and warranties contained in subsections (a) and (b) of Section 9.4 shall be deemed to refer to the most recent statements furnished pursuant to Section 10.1.1 and 10.1.2 (to the extent that such financial statements are later than the financial statements delivered pursuant to Section 9.4);

(2) no Event of Default or Unmatured Event of Default exists; and

(3) the Parent is in compliance (on a pro forma basis) with the covenants contained in Section 10.6; and

(ii) opinion letters consistent with those delivered on the date of this Agreement, to the extent reasonably requested by the Administrative Agent;

provided that, with respect to any Tranche Increase that constitutes a new tranche (and not an increase to an existing tranche) or Incremental Term Loan, in either case, incurred primarily to finance a Limited Condition Acquisition, so long as such Limited Condition Acquisition is consummated within 270 days of the date of execution of the definitive documentation for such Acquisition:

(A) the reference to “representations and warranties” in clause (i)(1) above shall refer only to the representations and warranties that constitute Specified Representations and the Limited Condition Acquisition Agreement Representations or, in each case, other customary “SunGard” or “certain funds” representations as are agreed to by the applicable Increasing Lenders or Additional Lenders;

(B) the condition set forth in clauses (i)(2) above shall be deemed satisfied so long as no payment or bankruptcy Event of Default or Unmatured Event of Default exists as of the date of the execution of the definitive agreement for such Limited Condition Acquisition;

(C) the condition set forth in clause (i)(3) above will be tested as of the date of the execution of the definitive agreement for such Limited Condition Acquisition; and

(D) any opinion letter to the extent required to be delivered pursuant to clause (ii) above will be delivered on the date of the execution of the definitive agreement for such Limited Condition Acquisition.

(e) In the case of an Incremental Term Loan only, this Agreement shall have been amended, in form and substance reasonably satisfactory to the Company, the Administrative Agent and each Lender providing such term loan tranche, to include such terms as are customary for a term loan facility and such economic terms, including pricing, fees, original issue discount and premiums, as the Company and each Lender providing such term loans shall agree (without the consent of any other Lender). In the case of a Tranche Increase constituting a new revolving tranche only, this Agreement shall have been amended, in form and substance reasonably satisfactory to the Company, the Administrative Agent and each Lender providing such new revolving tranche, to include such terms as are customary for a revolving facility and to include such economic terms as agreed to by the Company and each Lender providing such Tranche Increase constituting a new revolving tranche.

(f) The Administrative Agent shall promptly notify the Company and the Lenders of any increase in the Commitments pursuant to this Section 6.2.2 and of the Commitment and Percentage of each Lender after giving effect thereto. The parties hereto agree that, notwithstanding any other provision of this Agreement (including Section 15.1), the Administrative Agent, the Company, each Additional Lender and each Increasing Lender, as applicable, may make arrangements to stage the timing of any such increase to the then existing Revolving Commitment, or to cause an Additional Lender or an Increasing Lender to temporarily hold risk participations in the outstanding Revolving Loans of the other Lenders (rather than fund its Percentage of all outstanding Revolving Loans concurrently with the applicable increase), in each case with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Revolving Commitment Amount. The Company acknowledges that if, as a result of a non-pro-rata increase in the Revolving Commitment Amount, any Revolving Loans are prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor, then such prepayment or conversion shall be subject to the provisions of Section 8.4.

(g) Except as provided in clause (d) above, no increase in the Commitments may be effected if an Event of Default or an Unmatured Event of Default exists on the date of such proposed increase. Except as set forth in clause (b) above, no consent of any Lender not participating in any Tranche Increase or Incremental Term Loan shall be required for any such Tranche Increase or Incremental Term Loan pursuant to this Section 6.2 (and amendments to effect such increases may be made in accordance with Section 15.1).

6.3 Extension of Termination Date and Term Loan Maturity Date.

6.3.1 Requests for Extension. The Company may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not earlier than 120 days and not later than 45 days prior to the Termination Date and/or the Term Loan Maturity Date then in effect (as applicable, the “Existing Termination Date”), request that each Revolving Lender and/or each Term Lender, as applicable, extend the Termination Date or the Term Loan Maturity Date, as applicable, for an additional one year (such request, a “Termination Date Extension Request”). Such Termination Date Extension Request shall set forth (A) any changes to interest rate margins, fees or other pricing that will apply to the extensions of credit by each Revolving Lender and/or each Term Lender, as applicable, that elects to agree to such Termination Date Extension Request (which may be higher or lower than those that apply before giving effect to such Termination Date Extension Request) and (B) any covenants or other terms (including, without limitation, the designation of new Borrowers subject to and in accordance with Section 2.7), in each case of clauses (A) and (B), that will apply solely to any period after the applicable Existing Termination Date (if any) applicable to any Lenders that elect to agree to such Termination Date Extension Request.

6.3.2 Lender Elections to Extend. Each Revolving Lender or Term Lender, as applicable, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 30 days prior to the Existing Termination Date, advise the Administrative Agent whether such Lender agrees to such Termination Date Extension Request. Each Revolving Lender or Term Lender, as applicable, that determines not to so extend its Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date), it being understood that any Lender that does not so advise the Administrative Agent of its determination on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to an extension shall not obligate any other Lender to so agree. The Administrative Agent shall notify the Company of each Lender’s determination under this Section no later than 29 days prior to the Existing Termination Date (or, if such date is not a Business Day, on the immediately succeeding Business Day).

6.3.3 Additional Commitment Lenders. The Company shall have the right to replace any Non-Extending Lender with one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 15.9.1; provided that each such Additional Commitment Lender shall enter into an Assignment Agreement pursuant to which such Additional Commitment Lender shall, effective as of the Existing Termination Date, undertake a Revolving Commitment or outstanding Term Loans, as applicable (and, if any such Additional Commitment Lender is already a Lender, its Revolving Commitment or Term Loans, as applicable, shall be in addition to such Lender’s then-existing Revolving Commitment and/or Term Loans, as applicable, hereunder).

6.3.4 Minimum Extension Requirement. If (and only if) the Revolving Commitments of the Revolving Lenders or the outstanding Term Loans of the Term Lenders, as applicable, that have agreed so to extend the Termination Date (each, an “Extending Lender”) and the additional Revolving Commitments or extended Term Loans, as applicable, of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Commitments or outstanding Term Loans, as applicable, in effect immediately prior to the Existing Termination Date, then, effective as of the Existing Termination Date, the Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

6.3.5 Conditions to Effectiveness of Extensions. As a condition precedent to any extension, the Company shall (a) deliver to the Administrative Agent a certificate dated as of the Existing Termination Date (for delivery to each Extending Lender and each Additional Commitment Lender) signed by a Responsible Officer of the Company certifying that immediately before and immediately after giving effect to such extension, (i) the representations and warranties of the Borrowers contained in Section 9 and of the Loan Parties contained in the other Loan Documents are true and correct on and as of the Existing Termination Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (y) that for purposes of this Section 6.3.5, the representations and warranties contained in subsections (a) and (b) of Section 9.4 shall be deemed to refer to the most recent statements furnished pursuant to Section 10.1.1 and 10.1.2; and (ii) no Event of Default or Unmatured Event of Default exists; (b) to the extent reasonably requested by the Administrative Agent, deliver such documents as are necessary or appropriate to confirm that such extension has been approved or consented to by each Loan Party; and (c) pay all amounts payable hereunder to each Non-Extending Lender (other than contingent indemnification obligations). In addition, on the Existing Termination Date, the Borrowers shall make such other payments of Revolving Loans or Term Loans, as applicable, outstanding on such date (and pay any additional amounts required pursuant to Section 8.4) to the extent necessary to keep such outstanding Loans ratable with the respective Percentages of the Revolving Lenders or Term Lenders, as applicable, after giving effect to such extension, it being understood that such repayments may be funded with the proceeds of new Borrowings made simultaneously with such repayments by the Extending Lenders, which such Borrowings shall be made ratably by the Extending Lenders in accordance with their extended Revolving Commitments or Term Loans, as applicable. Except for those terms included in the Termination Date Extension Request or as otherwise agreed by each applicable Extending Lender and Additional Commitment Lender (with respect to terms that apply solely to any period after the applicable Existing Termination Date), the terms of the extended Revolving Commitments or extended Term Loans, as applicable, shall (x) be substantially identical to the terms set forth herein (except with respect to the extension of the Existing Termination Date) and (y) the extended Term Loans shall be subject to quarterly amortization consistent with Section 6.1.1 for the extended period.

6.3.6 Conflicting Provisions. Sections 6.2.2 and 6.3 shall supersede any provision in Section 7.6, 15.1 or 15.9 to the contrary. For the avoidance of doubt, it is understood and agreed that if the Company elects pursuant to Section 2.7 (or in a certificate delivered pursuant to Section 6.2.2(d)(i), but subject to the terms of Section 2.7) to designate an Eligible Subsidiary not organized in an Eligible Jurisdiction as a Subsidiary Borrower (x) under a Tranche Increase constituting a new revolving tranche or Incremental Term Loan or (y) in connection with a Termination Date Extension Request, then only the consent of the Lenders (in addition to the Administrative Agent) that are Lenders under the applicable tranche (or tranches) to which the Company is electing to designate such Eligible Subsidiary as a Borrower shall be required.

6.4 Prepayments.

6.4.1 Voluntary Prepayments. Any Borrower may from time to time prepay any Loans in whole or in part, without premium or penalty; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) a Notice of Loan Prepayment not later than 11:00 a.m. (a) on the date of such prepayment (which shall be a Business Day) in the case of Base Rate Loans, (b) on the date of such prepayment (which shall be a Business Day) in the case of Canadian Prime Rate Loans, (c) on the date of such prepayment (which shall be a Business Day) in the case of Daily Floating LIBOR Loans, (d) three Business Days prior to any date of prepayment of Eurocurrency Loans and (e) three Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, in each case specifying the Type(s) of Loans to be prepaid and the date and amount of prepayment. Each partial prepayment of Eurocurrency Loans, Base Rate Loans or Canadian Prime Rate Loans shall be in a minimum Dollar Equivalent Amount of $500,000 and a whole multiple of 100,000 units of the Applicable Currency. Each partial prepayment of Alternative Currency Loans shall be in a minimum Dollar Equivalent amount of $500,000 and a whole multiple of 100,000 units of the Applicable Currency. Any prepayment of a Eurocurrency Loan or an Alternative Currency Term Rate Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. Swing Line Loans may be prepaid in accordance with Section 2.4.3. Unless otherwise directed by the Company, each prepayment of the outstanding Term Loans pursuant to this Section 6.4.1 shall be applied to the principal repayment installments thereof in direct order of maturity, including, without limitation, the final principal repayment installment on the Term Loan Maturity Date. Notwithstanding the foregoing, a Notice of Prepayment delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of other debt or equity issuances, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

6.4.2 Mandatory Prepayments.

(a) Asset Sales and Recovery Events. Within five (5) Business Days following each date on or after the Effective Time upon which any Domestic Loan Party or any Domestic Subsidiary (other than an Excluded Domestic Subsidiary) receives any Net Cash Proceeds from any Asset Sale or Recovery Event (other than in respect of such Asset Sales or Recovery Events for which the Net Cash Proceeds do not exceed (x) $50,000,000 in respect of any individual Asset Sale or Recovery Event or (y) $75,000,000 in the aggregate during any Fiscal Year for all Asset Sales and Recovery Events that occurred during such Fiscal Year) the Company shall make a mandatory prepayment of the Term Loan in an amount equal to one-hundred percent (100%) of the Net Cash Proceeds therefrom in accordance with the requirements of this Section 6.4.2. Notwithstanding the foregoing, such Net Cash Proceeds shall not be required to be so applied to the extent the Company delivers to the Administrative Agent an officer’s certificate setting forth that portion of such Net Cash Proceeds that such Domestic Loan Party or such Domestic Subsidiary intends to (i) reinvest in the business of the Parent and its Domestic Subsidiaries or (ii) use to repurchase capital stock of the Parent within 12 months of such date of receipt (or a binding commitment to so reinvest such Net Cash Proceeds is entered into within 12 months of such date of receipt), and no prepayment of Term Loans, with such Net Cash Proceeds shall be required under this Section 6.4.2 to the extent such Net Cash Proceeds are so reinvested or used to repurchase capital stock within 12 months of such date of receipt (or, if a binding commitment is entered into in accordance with the foregoing, such Net Cash Proceeds are so reinvested or used to repurchase capital stock within 6 months following such 12 month-period); provided, that any portion of such Net Cash Proceeds not actually reinvested or used to repurchase capital stock within such 12 month period (or, if applicable, within 6 months following such 12 month period) shall be used to prepay the Term Loans on or before the expiration of such 12 month period (or, if applicable, such 18 month period); provided further, in the case of the repurchase of common stock of the Parent, (A) such repurchase is not otherwise prohibited hereunder and (B) based on the most recently available quarterly financial statements of the Parent and determined on a pro forma basis after giving effect to such repurchase, the Secured Leverage Ratio shall be less than 3.50 to 1.00; provided, that any portion of such Net Cash Proceeds subsequently determined to not be applied or not actually applied as set forth in this clause (a) shall be promptly used to prepay the Term Loans.

(b) Restricted Debt Issuance. Immediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Restricted Debt Issuance, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of such Net Cash Proceeds.

(c) Each prepayment of Loans pursuant to this foregoing provisions of clauses (a) and (b) of this Section 6.4.2 shall be applied to the principal repayment installments of the Term Loans in direct order of maturity including, without limitation, the final principal repayment installment on the Term Loan Maturity Date. Such prepayments shall be paid to the Lenders in accordance with their Percentage in respect of the Term Facility.

(d) Subject to Sections 2.7(c) and 6.4.2(f), if on any date the Total Revolving Outstandings exceed the Revolving Commitment Amount, the Borrowers shall immediately, and without notice or demand, prepay Loans and/or Unreimbursed Amounts and/or Cash Collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

(e) Subject to Sections 2.7(c) and 6.4.2(f), if on any Revaluation Date the Alternative Currency Outstandings exceed 105% of the Alternative Currency Sublimit, the Borrowers shall, within two Business Days after receipt of notice thereof, prepay Alternative Currency Loans and/or Cash Collateralize Letters of Credit denominated in Alternative Currencies in an amount sufficient to cause the Alternative Currency Outstandings to be equal to or less than the Alternative Currency Sublimit.

(f) Subject to Section 2.7(c), if on any date the Aga Outstandings exceed 101% of the Aga Sublimit, Aga shall, within two Business Days after receipt of notice thereof, prepay Loans in an amount sufficient to cause the Aga Outstandings to be equal to or less than the Aga Sublimit.

(g) Subject to Section 2.7(c), if on any date the Swedish Borrower Outstandings exceed 101% of the Swedish Borrower Sublimit, the Swedish Borrowers shall, within two Business Days after receipt of notice thereof, prepay Loans in an amount sufficient to cause the Swedish Borrower Outstandings to be equal to or less than the Swedish Borrower Sublimit.

6.4.3 Limitation. Notwithstanding anything in Section 6.4.2 to the contrary, in no event shall any payments under Section 6.4.2 by any Foreign Borrower, Foreign Subsidiary or Excluded Domestic Subsidiary be allocated to the repayment of any Obligation of a Domestic Loan Party or shall otherwise reduce the Obligations of a Domestic Loan Party.

Section 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1 Making of Payments. All payments of principal of or interest on the Loans, and of all commitment fees and Letter of Credit Fees, shall be made by the applicable Borrower to the Administrative Agent in immediately available funds without (subject to the other provisions of this Agreement) setoff or counterclaim at the office specified by the Administrative Agent (a) in the case of principal and interest payments with respect to Eurocurrency Loans, in the Applicable Currency, and (b) in the case of any other amount, in Dollars or such other currency as shall be specified herein, in each case not later than noon (Local Time) on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Lender its share (if any) of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the applicable Borrower directly to the Lender entitled thereto.

7.2 Application of Certain Payments. Subject to the requirements of Section 6.4, each payment of principal shall be applied to such Loans as the applicable Borrower shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its discretion, provided that no payment pursuant to this Section 7.2 by any Foreign Borrowers or Excluded Domestic Subsidiaries shall be applied to or otherwise reduce the Loans of any Domestic Loan Party and no payment pursuant to this Section 7.2 by any member of the Aga Group shall be applied to or otherwise reduce the Loans of any other Loan Party other than another member of the Aga Group. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of commitment fees or Letter of Credit Fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurocurrency Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of a payment of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4 Failure to Make Payments. Unless a Lender or a Borrower, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If a Lender or a Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Rate until the third Business Day after demand by the Administrative Agent and, thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant obligation (or, if no interest rate is so specified, the Base Rate from time to time in effect). If and to the extent that a Borrower and a Lender shall both pay interest to the Administrative Agent for any period as a result of the foregoing provisions of this Section 7.4, the Administrative Agent shall promptly remit to the appropriate amount to the Person that made a payment pursuant to the immediately preceding sentence. Nothing in this Section 7.4 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

7.5 Setoff. Each Borrower agrees that the Administrative Agent and each Lender have all rights of setoff and bankers’ lien provided by applicable law, and in addition thereto, each Borrower agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply all balances, credits, deposits, accounts or moneys of any Borrower then or thereafter with the Administrative Agent or such Lender to the payment of any Obligations of such Borrower (or, subject to the limitations on joint and several liability set forth in Section 2.7(c), to the Obligations of another Borrower) hereunder, whether or not then due, provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the other Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Issuing Lender and each other Lender and their respective Affiliates and branches under this Section are in addition to other rights and remedies (including other rights of setoff) that such Issuing Lender, such Lender or their respective Affiliates and branches may have. Each Issuing Lender and each other Lender agrees to notify the applicable Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

7.6 Proration of Payments. Except as otherwise provided in this Agreement, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 15.9 or any payment to the Swing Line Lender in respect of a Swing Line Loan) on account of principal of or interest on any of its Loans (or on account of its participation in any other Credit Extension) in excess of its pro rata share (in accordance with the terms of this Agreement) of payments and other recoveries obtained by all Lenders on account of principal of and interest on their respective Loans (or such participations) then held by them, such Lender shall purchase from the other Lenders such participation in the Loans (or sub-participations in the other Credit Extensions) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them according to their respective Percentages; provided that if any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.7 Taxes.

7.7.1 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(a) All payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by any applicable law. If any applicable law (as determined in the good faith discretion of any Borrower or the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by such Borrower or the Administrative Agent, then such Borrower or the Administrative Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 7.7.5 or 7.7.6 below.

(b) If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (i) the Borrowers or the Administrative Agent shall withhold or make such deductions as are determined by the Borrowers or Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 7.7.5 or 7.7.6 below, (ii) the Borrowers or Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 7.7) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c) If any Borrower or the Administrative Agent shall be required by any applicable law other than the Code to withhold or deduct any Taxes from any payment, then (i) such Borrower or the Administrative Agent, as required by such law, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 7.7.5 or 7.7.6 below, (ii) such Borrower or the Administrative Agent, to the extent required by such law, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such law, and (iii) to the extent that the withholding or deduction is made on account of

Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 7.7) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

7.7.2 Payment of Other Taxes by the Borrowers. Without limiting the provisions of Section 7.7.1, the Company or the applicable Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

7.7.3 Tax Indemnifications.

(a) Each of the Domestic Borrowers shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 7.7) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error. Each of the Domestic Borrowers shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an Issuing Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 7.7.3(b) below.

(b) Each Lender and each Issuing Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such Issuing Lender (but only to the extent that no Borrower has already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and any Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.9.2 relating to the maintenance of a Participant Register and (z) the Administrative Agent and any Borrower, as applicable, against any Excluded Taxes attributable to such Lender or such Issuing Lender, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Lender hereby authorizes the Administrative Agent to set off and apply any amount at any time owing to such Lender or such Issuing Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (b).

7.7.4 Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority as provided in this Section 7.7, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

7.7.5 Status of Lenders; Tax Documentation.

(a) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or by Governmental Authorities of the applicable jurisdiction or reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (i) set forth in Section 7.7.5(b)(i), (b)(ii) and (b)(iv) below or (ii) required by applicable law other than the Code or the Governmental Authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For purposes of determining withholding taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the Effective Time, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(b) Without limiting the generality of the foregoing,

(i) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W 9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v) Each Lender agrees that if any form, notification, confirmation (including Tax Confirmation) or certification it previously delivered or been treated as having given pursuant to this Section 7.7 expires or becomes obsolete or inaccurate in any respect, it shall update such form, notification, confirmation or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(vi) If a Lender is not, or ceases to be, a UK Qualifying Lender, such Lender shall promptly notify the Administrative Agent and the Company for the benefit of the Loan Parties. Without prejudice to the foregoing, each Lender shall promptly provide to the Administrative Agent and the Company (if requested by the Administrative Agent or the Company) a written confirmation that it is or, as the case may be, is not a UK Qualifying Lender.

(vii) Each Lender that becomes a party to this Agreement on or after the Effective Time and makes a Credit Extension to a UK Borrower shall indicate either by means of a certification delivered to the Administrative Agent substantially in the form of Exhibit L or in the Assignment Agreement, as appropriate, upon becoming a Lender, which of the following categories it falls in (in relation to UK Borrowers): (A) not a UK Qualifying Lender; (B) a UK Qualifying Lender (other than a Treaty Lender or a UK Non-Bank Lender); (C) a Treaty Lender; or (D) a UK Non-Bank Lender.

7.7.6 Treaty Lender Filings. Notwithstanding Section 7.7.5(a), each Treaty Lender and each Borrower that makes a payment to which any Treaty Lender is entitled under a Loan Document shall cooperate in completing any procedural formalities necessary for such Borrower to obtain authorization to make that payment without deduction or withholding for or on account of any Tax, including making and filing an application for relief under a double tax treaty. Each Treaty Lender that holds a passport under the HMRC DT Passport Scheme and desires that such scheme apply to this Agreement shall (a) in relation to a Treaty Lender that is a Lender as of the Effective Time, confirm that it wishes such scheme to apply to its Loans under this Agreement by including that Treaty Lender’s scheme reference number and jurisdiction of tax residence in Schedule 2.1 and (b) in relation to a Treaty Lender that becomes a Lender after the Effective Time, confirm to the Administrative Agent and the Company, within five Business Days of the date it becomes a Lender under this Agreement, that it wishes such scheme to apply to its Loans under this Agreement and provide the Administrative Agent and the Company with its scheme reference number and its jurisdiction of tax residence and, having done so, such Treaty Lender shall be under no obligation pursuant to Section 7.7.5 (with respect to any UK Borrower) or this Section 7.7.6. Following the receipt of such confirmation, the UK Borrower will file Form DTTP 2 in respect of such Lender with UK HMRC promptly, and in all cases within 30 days of the date such Lender became a Lender under this Agreement, and shall promptly deliver a copy of such filed Form DTTP 2 to the relevant Lender (with a copy to the Administrative Agent).

7.7.7 Treatment of Certain Refunds.

(a) Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Lender, or have any obligation to pay to any Lender or any Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 7.7, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower under this Section 7.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant

Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax or other liability giving rise to the indemnification payments or additional amounts giving rise to such refund had never been incurred. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(b) If any Borrower determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Lender or an Issuing Lender pursuant to this Section 7.7, it shall pay to the relevant Lender or Issuing Lender an amount equal to such refund, net of all out-of-pocket expenses incurred by such Borrower in obtaining such refund. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Borrower be required to pay any amount to a Lender or an Issuing Lender pursuant to this subsection if such payment would place such Borrower in a less favorable net after-Tax position than such Borrower would have been in if the Tax or other liability giving rise to the indemnification payments or additional amounts giving rise to such refund had never been incurred. This paragraph shall not be construed to require any Borrower to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

7.7.8 VAT.

(a) All amounts expressed to be payable under any Loan Document by any Loan Party to any Recipient that (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT that is chargeable on such supply, and accordingly, subject to Section 7.7.8(b) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Loan Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, such Loan Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient shall promptly provide an appropriate VAT invoice to such Loan Party).

(b) If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “Customer”) under a Loan Document, and any party other than the Customer (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Customer in respect of that consideration):

(i) Where the Supplier is the Person required to account to the relevant tax authority for the VAT, the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Customer must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Customer receives from the relevant tax authority which the Customer reasonably determines relates to the VAT chargeable on that supply; and

(ii) Where the Customer is the Person required to account to the relevant tax authority for the VAT, the Relevant Party must promptly, following demand from the Customer, pay to the Customer an amount equal to the VAT chargeable on that supply but only to the extent that the Customer reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c) Where a Loan Document requires any Loan Party to reimburse or indemnify a Recipient for any cost or expense, such Loan Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d) Any reference in this Section 7.7.8 to any Loan Party shall, at any time when such Loan Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom’s Value Added Tax Act 1994 or applicable legislation in other jurisdictions having a similar effect).

(e) In relation to any supply made by a Recipient to any other Person under a Loan Document, if reasonably requested by such Recipient, such other Person must promptly provide such Recipient with details of such other Person’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

7.7.9 Survival. Each party’s obligations under this Section 7.7 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

7.7.10 Defined Terms. For purposes of this Section 7.7, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.

7.8 Aga Liability. For the avoidance of doubt and notwithstanding anything contained herein or in any other Loan Document to the contrary, under no circumstance shall a Loan Party that is a member of the Aga Group (i) be liable for the Loans or other Obligations of any Loan Party that is not also member of the Aga Group or (ii) be responsible for the failure of any Loan Party that is not also a member of the Aga Group to pay any principal, interest, fees or other amounts payable hereunder.

Section 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EUROCURRENCY LOANS.

8.1 Increased Costs.

8.1.1 Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 8.1.5) or any Issuing Lender;

(b) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender or any Issuing Lender or the London or Canadian interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any applicable Letter of Credit or participation of such Lender therein;

(d) and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Lender, the Company will pay (or cause the applicable Subsidiary Borrower to pay) to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

8.1.2 Capital Requirements. If any Lender or any Issuing Lender reasonably determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Company will pay (or cause the applicable Subsidiary Borrower to pay) to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

8.1.3 Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in Section 8.1.1 and 8.1.2 (which certificate shall set forth the basis for such demand and a calculation of the amount thereof in reasonable detail) and delivered to the Company shall be conclusive absent demonstrable error. The Company shall pay (or cause the applicable Subsidiary Borrower to pay) such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

8.1.4 Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section 8.1 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an Issuing Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

8.1.5 Additional Reserve Requirements. The Company shall pay (or cause the applicable Subsidiary Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 15 days prior to the relevant date on which interest is payable, such additional interest or costs shall be due and payable 15 days from receipt of such notice.

8.2 Inability to Determine Rates.

(a) If in connection with any request for a Eurocurrency Loan, Daily Floating LIBOR, CDOR Rate Loan, or an Alternative Currency Loan or a conversion to or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period, if applicable, of such Loan, (B) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 8.2(b) and the circumstances under clause (i) of Section 8.2(b) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Eurocurrency Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, Canadian Prime Rate Loan or Daily Floating LIBOR Rate Loan or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.

Thereafter, (x) the obligation of the Lenders to make, maintain or convert to Loans in the affected currencies, as applicable, shall be suspended in each case to the extent of the affected Loans, or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate or the CDOR Rate component of the Canadian Prime Rate, as applicable, the utilization of the Eurocurrency Rate component in determining the Base Rate or the CDOR Rate component in determining the Canadian Prime Rate, as applicable, shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 8.2(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, the Company or the applicable Borrowers may revoke any pending request for a Borrowing of, conversion to, or continuation of Eurocurrency Loans, Daily Floating LIBOR Loans or Alternative Currency Loans to the extent of the affected Eurocurrency Loans, Alternative Currency Loans, Daily Floating LIBOR Loans, or Interest Period or determination date(s), as applicable or, failing that, (A) the Company will be deemed to have converted any request (i) for Loans denominated in

Dollars into a request for a Borrowing of Base Rate Loans (subject to clause (y) of the immediately preceding paragraph) and (ii) for Loans denominated in Canadian Dollars into a request for a Borrowing of Canadian Prime Rate Loans (subject to clause (z) of the immediately preceding paragraph) and (B) any outstanding affected Alternative Currency Loans (other than Alternative Currency Loans denominated in Canadian Dollars), at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.

(b) Replacement of Relevant Rate or Successor Rate.

(i) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(A) adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(B) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(C) syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;

or if the events or circumstances of the type described in Section 8.2(b)(i), (ii) or (iii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Successor Rate for an Alternative Currency in accordance with this Section 8.2 with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

(ii) Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(iii) Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

(iv) Conforming Changes Amendment. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Document:

(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month Dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of Dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)(x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-Based Rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, a Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Company’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv) In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v) The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 8.2(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 8.2(c).

(vi) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

8.3 Change in Law. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Company (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Eurocurrency Loans or, in the case of Loans denominated in Canadian Dollars, to make or maintain CDOR Rate Loans, or to convert Base Rate Loans to Eurocurrency Loans or Canadian Prime Rate Loans to CDOR Rate Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans or Canadian Prime Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate or the CDOR Rate component of the Canadian Prime Rate, as applicable, then the interest rate on such Base Rate Loans or Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate or the CDOR Rate component of the Canadian Prime Rate, as applicable, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all affected Eurocurrency Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all affected Eurocurrency Loans of such Lender to Base Rate Loans and if such Loans are denominated in Canadian Dollars, convert all CDOR Rate Loans of such Lender to Canadian Prime Rate Loans (the interest rate on which Base Rate Loans or Canadian Prime Rate Loans, as applicable, of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate or the CDOR Rate component of the Canadian Prime Rate, as applicable), in each case, immediately, or on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Eurocurrency Rate or CDOR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate or the Canadian Prime Rate, as applicable, applicable to such Lender without reference to the Eurocurrency Rate component or CDOR Rate component, respectively, thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Eurocurrency or the CDOR Rate, as applicable. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

8.4 Funding Losses. Upon demand by any Lender (which demand shall be accompanied by a written statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which will be furnished to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any net loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Canadian Prime Rate Loan, on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Daily Floating LIBOR Loan, Base Rate Loan or a Canadian Prime Rate Loan on the date or in the amount notified by the Company or the applicable Subsidiary Borrower;

(c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency in a different currency unless so requested at the option of the applicable Issuing Lender pursuant to Section 2.3.3(A); or

(d) any assignment of a Eurocurrency Loan or Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period, as applicable, therefor as a result of a request by the Company pursuant to Section 8.7.2; including any net loss or expense arising from (x) the liquidation or reemployment of funds obtained by it to maintain such Loan and (y) fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Subsidiary Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Subsidiary Borrower) to the Lenders under this Section 8.4, each Lender shall be deemed to have funded each Eurocurrency Loan or Alternative Currency Term Rate Loan made by it at the Eurocurrency Rate or the Alternative Currency Term Rate for such Loan, as applicable by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded.

8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurocurrency Loan, Alternative Currency Loan or Daily Floating LIBOR Loan by causing a domestic or foreign branch or affiliate of such Lender to make such Loan; provided that in such event, for purposes of this Agreement, such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of any part of its Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurocurrency Loan and Alternative Currency Loan, as applicable during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurocurrency Rate or the Alternative Currency Term Rate for such Interest Period.

8.7 Mitigation of Circumstances; Replacement of Lenders.

8.7.1 Mitigation of Circumstances. Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by a Borrower to pay to any Lender or Governmental Authority any amount pursuant to Section 7.7 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different Lending Office if such designation will avoid (or reduce the cost to the applicable Borrower of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender’s good faith judgment, be otherwise disadvantageous to such Lender. Notwithstanding any provision of Section 7.7 or 8.1, no Lender shall be entitled to request payment of any amount pursuant to either such Section unless such amount is proportionate to the amounts that such Lender is generally requesting from similarly situated borrowers or account parties for similar additional costs or losses suffered in connection with substantially similar credit facilities.

8.7.2 Replacement of Lenders. If any Lender requests compensation under Section 8.1, or has given notice of the occurrence of a circumstance described in Section 8.3, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 7.7, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with the foregoing Section 8.7.1, the Company may replace such Lender in accordance with Section 15.10.

8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans cancellation or expiration of the Letters of Credit and any termination of this Agreement.

Section 9 REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue or participate in Letters of Credit hereunder, the Parent and the Company on behalf of itself and its Subsidiaries (and to the extent applicable thereto, each Subsidiary Borrower for itself) represent and warrant to the Administrative Agent and the Lenders that:

9.1 Organization, etc. Each Loan Party and each other Material Foreign Subsidiary is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; and (except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect) each of the Parent and each Subsidiary (i) is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary and (ii) has full power and authority to own its property and conduct its business as presently conducted by it.

9.2 Authorization; No Conflict. The execution and delivery by each of the Parent and each Borrower of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each other Loan Party of each Loan Document to which such Loan Party is a party, the performance by each Loan Party of its obligations under each Loan Document to which such Loan Party is a party are within the organizational powers of such Loan Party, have been duly authorized by all necessary organizational action on the part of such Loan Party (including any necessary shareholder, partner or member action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, injunction, decree or judgment of any court or other government agency which is binding on any Loan Party, (b) contravene or conflict with, or result in a breach of, (i) any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of such Loan Party or (ii) any material loan or credit agreement, indenture, or other material instrument or document which is binding on such Loan Party or any other Subsidiary or any property of any of the foregoing or (c) result in, or require, the creation or imposition of any Lien on any property of any Loan Party or any other Subsidiary (other than Liens arising under the Loan Documents).

9.3 Validity and Binding Nature.

(a) Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization and similar laws affecting the enforceability of creditors’ rights generally, (ii) general principles of equity and (iii) the Legal Reservation.

(b) Subject to the Legal Reservation, the choice of governing law provisions contained in this Agreement and each other Loan Document to which any UK Loan Party is party are enforceable in England. Subject to the Legal Reservation, any judgment obtained in connection with any Loan Document will be recognized and be enforceable in England.

(c) Subject to the Legal Reservation, it is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any Loan Document to which a UK Loan Party is a party that such Loan Document be filed, registered or recorded with, or executed or notarized before, any court or other authority in England and Wales or that any registration charge or stamp or similar Tax be paid on or in respect of such Loan Document or any related document, except for any such filing, registration, recording, execution or notarization that is not required to be made until enforcement of the applicable Loan Document or that is required under the United Kingdom’s Companies Act 2006.

9.4 Financial Condition. (a) The audited consolidated financial statements of the Parent and its Subsidiaries as at December 31, 2020, copies of which have been delivered to each Lender, were prepared in accordance with GAAP and present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such date and the results of their operations for the period then ended in accordance with GAAP and (b) the unaudited consolidated financial statements of the Parent and its Subsidiaries as at June 30, 2021, copies of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and other informational disclosures customarily omitted from interim financial statements and to normal year-end adjustments) and present fairly the consolidated financial condition of the Parent and its Subsidiaries as at such date and the results of their operations for the period then ended in accordance with GAAP.

9.5 No Material Adverse Change. Since December 31, 2020, there has been no material adverse change in the business, assets, operations, or financial condition of the Parent and its Subsidiaries taken as a whole.

9.6 Litigation. No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Parent’s or any Borrower’s knowledge, threatened in writing against the Parent or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6.

9.7 Ownership of Properties; Liens. Each of the Parent and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, in each case necessary for the conduct of its business (including patents, industrial designs, trademarks, trade names, service marks and copyrights), except as could not reasonably be expected to have a Material Adverse Effect. The property of the Parent and each Subsidiary is owned free and clear of all Liens, charges and material claims (including material infringement claims that are pending or, to the knowledge of the Parent or any Subsidiary, threatened with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.

9.8 Subsidiaries. As of the date hereof, the Parent has no Subsidiaries except those listed in Schedule 9.8; and the Parent has no direct Subsidiary other than the Company.

9.9 Employee Benefit Plans.

9.9.1 ERISA Compliance.

(a) Each U.S. Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such U.S. Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Parent, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any U.S. Pension Plan or Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any U.S. Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred with respect to a U.S. Pension Plan, or a Multiemployer Plan, within the five year period prior to the date hereof, and neither the Parent nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any U.S. Pension Plan or, to the knowledge of the Parent, Multiemployer Plan; (ii) the Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each U.S. Pension Plan and, to the knowledge of the Parent, Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained by the Parent or an ERISA Affiliate; (iii) as of the most recent valuation date for any U.S. Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher, and for any Multiemployer Plan, the plan’s funding level (as set forth in Section 431 of the Code) is 60% or higher; (iv) neither the Parent nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no U.S. Pension Plan or, to the knowledge of the Parent, Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any U.S. Pension Plan or, to the knowledge of the Parent, Multiemployer Plan.

9.9.2 Non-U.S. Pension Plans.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect, all employer and employee contributions (including insurance premiums) required from any UK Loan Party or any of its Subsidiaries or Affiliates by applicable law or by the terms of any UK Pension Plans (including any policy held thereunder) have been made, or, if applicable, accrued in accordance with normal accounting practices.

(b) Except as would not reasonably be expected to result in a Material Adverse Effect, each UK Pension Plan has been maintained in compliance with its terms and with the requirements of all applicable laws.

9.9.3 Foreign Plans. Except as would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in compliance with its terms and with the requirements of all applicable laws.

9.10 Investment Company Act. Neither the Parent nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940 and none of the UK Loan Parties carries on any business in the United Kingdom that requires it to be authorized by the United Kingdom Financial Conduct Authority or the United Kingdom Prudential Regulation Authority.

9.11 Regulation U; Etc. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.12 Taxes.

(a) Each of the Parent and each Subsidiary has filed all United States federal income tax returns and other material tax returns required by law to have been filed by it and has paid all material Taxes thereby shown to be owing, except any such tax returns or Taxes that (i) are not delinquent, (ii) are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (iii) the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect.

(b) No Loan Party carries on or has ever carried on any trade through a permanent establishment outside its jurisdiction of incorporation.

9.13 Solvency, etc.

(a) At the Effective Time (and after giving effect to any right of contribution and subrogation), (i) the present fair saleable value of each Loan Party’s (other than UK Loan Parties) assets will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (ii) each Loan Party (other than UK Loan Parties) will be “solvent,” will be able to pay its debts as they mature, will own property with “fair saleable value” greater than the amount required to pay its debts as they become absolute and matured and will not have “unreasonably small capital” with which to carry on its business as then constituted (all quoted terms used in the foregoing clause (ii) having the respective meanings given thereto in applicable federal and state laws governing determinations of the insolvency of debtors). At the Effective Time, no Canadian Borrower is an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada).

(b) Immediately prior to and after giving effect to the making of each Credit Extension hereunder and the use of proceeds thereof (and after giving effect to any right of contribution or subrogation), (i) the present fair saleable value of the assets of the Loan Parties, on a consolidated basis, will exceed the amount that will be required to pay the probable liability of the consolidated debts and other liabilities, contingent or otherwise, of the Loan Parties, as such debts and other liabilities become absolute and matured, and (ii) the Loan Parties, on a consolidated basis, will be “solvent,” will be able to pay their consolidated debts as they mature, will own consolidated property with “fair saleable value” greater than the amount required to pay their consolidated debts as they become absolute and matured and will not have “unreasonably small capital” on a consolidated basis with which to carry on their business as then constituted (all quoted terms used in the foregoing clause (ii) having the respective meanings given thereto in applicable federal and state laws governing determinations of the insolvency of debtors).

(c) At the Effective Time, no UK Loan Party will (i) (A) be unable to or have admitted its inability to pay its debts as they fall due, (B) be deemed to or have been declared to be unable to pay its debts under applicable law, (C) have suspended or threatened to suspend making payments on any of its debts or (D) by reason of actual or anticipated financial difficulties, have commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (ii) have aggregate assets that are less than its liabilities (taking into account contingent and prospective liabilities); or (iii) have had declared a moratorium in respect of any Debt.

9.14 Environmental Matters. The Parent and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and Environmental Claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Parent has reasonably concluded that, except as specifically disclosed in Schedule 9.14, such Environmental Laws and Environmental Claims would not, individually or in the aggregate, have a Material Adverse Effect.

9.15 Information. All written information (other than projections, estimates and other forward-looking information, and other information of a general economic or industry nature) heretofore or contemporaneously herewith furnished in writing by the Parent or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby, and all written information, other than projections and other information of a general economic or industry nature, hereafter furnished by or on behalf of the Parent or any Subsidiary to any Lender pursuant hereto or in connection herewith, in each case, taken as a whole, does not contain any material misstatement of a material fact and is not incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made as of the dates thereof (it being recognized by the Administrative Agent and the Lenders that (a) any projections and forecasts provided by the Parent or any Subsidiary are based on good faith estimates and assumptions believed by the Parent or such Subsidiary to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by the Parent or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Parent or any Subsidiary shall, for all periods prior to the date of such Acquisition, be limited to the knowledge of the Parent or the acquiring Subsidiary after reasonable inquiry).

9.16 No Default. No Loan Party is in default under any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which would reasonably be expected to have a Material Adverse Effect. No Event of Default or Unmatured Event of Default exists.

9.17 No Burdensome Restrictions. No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.18 Centre of Main Interests. In the case of any UK Loan Party and for the purposes of Regulation (EU 2015/848 of 20 May 2015 on insolvency proceedings (recast)), its centre of main interest (as that term is used in Article 3(1) therein) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(h) therein) in any other jurisdiction.

9.19 OFAC. Neither the Parent, nor any Subsidiary, nor, to the knowledge of any Loan Party and its Subsidiaries, any director, officer or employee thereof, is an individual or entity (i) currently the subject or target of any Sanctions (“target of Sanctions” signifying a person with whom a U.S. Person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business, or other activities pursuant to Sanctions), (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other Sanctions Authority nor (iii) is the Parent or any Subsidiary located, organized or resident in a Designated Jurisdiction.

9.20 Anti-Corruption Laws and Sanctions. Except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, each of the Parent and each Subsidiary has conducted its businesses in compliance with applicable anti-corruption and Sanctions laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

9.21 Beneficial Ownership Certification. As of the Effective Time, the information included in any Beneficial Ownership Certification delivered in connection with this Agreement is true and correct in all material respects.

SECTION 10 COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all Obligations of the Borrowers are paid in full (other than unasserted contingent obligations, Hedging Obligations and Cash Management Obligations) and all Letters of Credit have been terminated (other than any Letter of Credit that has been Cash Collateralized or otherwise backstopped or provided for in a manner reasonably satisfactory to the Administrative Agent and the Issuing Lender), the Parent agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent (which will promptly forward copies thereof to each Lender):

10.1.1 Audit Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year (or, if applicable, any later date by which the Parent is required to file its annual report on Form 10-K under applicable SEC rules giving effect to any automatic extension available thereunder for the filing of such form) (commencing with the Fiscal Year ended December 31, 2021), a copy of the annual audit report of the Parent and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year reported on without a “going concern” exception (other than a going concern qualification resulting from an upcoming maturity date under any Debt occurring within one year from the time such opinion is delivered) or a qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent auditors of recognized standing selected by the Parent and reasonably acceptable to the Required Lenders.

10.1.2 Quarterly Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (or, if applicable, any later date by which the Parent is required to file its annual report on Form 10-Q under applicable SEC rules giving effect to any automatic extension available thereunder for the filing of such form) (except the last Fiscal Quarter) of each Fiscal Year, consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 2021), together with consolidated statements of earnings and cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by a Responsible Financial Officer of the Parent.

10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and of each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit A, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Responsible Financial Officer of the Parent, containing (a) a computation of each of the financial ratios and restrictions set forth in Section 10.6; (b) contemporaneously with the furnishing of the annual audit report pursuant to Section 10.1.1 only, an updated organizational chart showing all Subsidiaries and the jurisdictions of their respective organization; (c) confirmation that there has not been (or a reasonably detailed description of) any cancellation (without replacement), material reduction in the amount or other material negative change with respect to any material insurance maintained by the Parent or any Subsidiary; and (d) a statement that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

10.1.4 Reports to SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Parent or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that the Company shall promptly deliver any such exhibit to the Administrative Agent or any Lender upon request therefor); copies of all registration statements of the Parent or any Subsidiary filed with the SEC; and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of the Parent or any Subsidiary.

10.1.5 Notice of Default, Litigation, ERISA and Environmental Matters. Promptly upon any Responsible Officer becoming aware of any of the following, written notice describing the same and the steps being taken by the Parent or the Subsidiary affected thereby with respect thereto:

(a) the occurrence of an Event of Default or an Unmatured Event of Default;

(b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Parent to the Lenders which has been instituted or, to the knowledge of the Parent or any Borrower, is threatened against the Parent or any Subsidiary or to which any of the properties of any thereof is subject which (i) has a reasonable likelihood of being adversely determined and (ii) if so determined, would reasonably be expected to have a Material Adverse Effect;

(c) the occurrence of an ERISA Event, (ii) any failure to make any material required contribution to a UK Pension Plan, or Foreign Plan, or (iii) the creation of any ERISA Lien with respect to any U.S. Pension Plan; or

(d) any other event that would reasonably be expected to have a Material Adverse Effect.

10.1.6 Management Reports. Promptly upon the request of the Administrative Agent, copies of all detailed financial and management reports submitted to the Parent by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Parent.

10.1.7 Projections. As soon as practicable and in any event within 60 days after the commencement of each Fiscal Year, financial projections for the Parent and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Parent to the Administrative Agent prior to the Effective Time.

10.1.8 Other Information. From time to time such other information concerning the Parent and its Subsidiaries as the Administrative Agent or any Lender may reasonably request, including without limitation, promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

Documents required to be delivered pursuant to Section 10.1.1, 10.1.2 or 10.1.3 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website on the Internet at the website address listed on Schedule 15.3; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall, promptly upon request by the Administrative Agent, provide to the Administrative Agent by electronic mail an electronic version (i.e., a soft copy) of any such document specifically requested by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”).

10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, at any reasonable time during normal business hours and with reasonable prior notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to inspect any of its offices, properties and operations, to discuss its financial matters with its officers and its independent auditors (and the Parent hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof whether or not any representative of the Parent or any Subsidiary is present provided that the Parent or the Company is given the opportunity to be present for such discussion), and to examine (and, at the expense of the Parent or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records; and unless all security interests of the Administrative Agent have been released pursuant to Section 10.12(vii), permit, and cause each Subsidiary to permit, the Administrative Agent to perform periodic field examinations of the Parent and its Subsidiaries at such times as the Administrative Agent or the Required Lenders (in each case in consultation with the Company) may elect; provided that the Loan Parties shall not be obligated to pay for more than one field examination in any Fiscal Year (excluding any field examination conducted at a time when any Event of Default exists).

10.3 Insurance. Maintain, and cause each Subsidiary to maintain such insurance (giving effect to reasonable and prudent self-insurance) as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon reasonable request of the Administrative Agent, furnish to the Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Parent and its Subsidiaries.

10.4 Compliance with Laws; Material Contracts; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all material applicable laws, rules, regulations, decrees, orders, judgments, licenses, material contracts and permits, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all United States federal income taxes and all other material Taxes and governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property, other than Liens permitted by Section 10.8; provided that the foregoing shall not require the Parent or any Subsidiary to pay any such Tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.10) cause each Loan Party and Material Foreign Subsidiary to maintain and preserve, (a) its existence and, if applicable, good standing in the jurisdiction of its formation; provided that any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders, and (b) its qualification and good standing as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

10.6 Financial Covenants.

10.6.1 Interest Coverage Ratio. Not permit the Interest Coverage Ratio as of the last day of any Computation Period to be less than 3.00 to 1.00.

10.6.2 Secured Leverage Ratio. Not permit the Secured Leverage Ratio as of the last day of any Computation Period (other than during a Covenant Holiday Period) to exceed 3.75 to 1.00 as of the last day of each Computation Period (or 4.25 to 1.00 during any Covenant Holiday Period).

10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

(a) obligations under this Agreement and the other Loan Documents;

(b) unsecured seller Debt which represents all or part of the purchase price payable in connection with Permitted Acquisitions; provided that (i) the aggregate outstanding principal amount of all such Debt shall not at any time exceed $40,000,000 and (ii) all such Debt shall have terms that are reasonably acceptable to the Administrative Agent;

(c) Debt secured by Liens permitted by Section 10.8(d); provided that the aggregate principal amount of all such Debt at any time outstanding shall not exceed $100,000,000;

(d) Debt of Subsidiaries owed to the Parent or any other Subsidiary;

(e) Hedging Obligations of the Company or any Subsidiary incurred in the ordinary course of business for bona fide hedging purposes and not for speculation;

(f) unsecured Debt of the Company to Subsidiaries;

(g) Subordinated Debt;

(h) Debt existing on the date hereof and listed on Schedule 10.7(h) (including, for the avoidance of doubt, revolving advances incurred from time to time under the agreements listed on such Schedule governing such Debt), including refinancings, amendments, restatements, supplements, refundings, renewals or extensions of any such Debt so long as the maximum available principal amount of such Debt (as so refinanced or otherwise modified) is not increased except to the extent of any premium, accrued interest, fees, costs and expenses incurred in connection therewith and the terms applicable to such Debt (as so refinanced or otherwise modified) are no less favorable to the Company or the applicable Subsidiary in any material respect than the terms in effect immediately prior to such refinancing or other modification (except that interest and fees payable with respect to such Debt (as so refinanced or modified) may be at the then-prevailing market rates);

(i) Debt from the Parent owing to the Company solely to the extent that the proceeds of such Debt are used by the Parent to pay its Taxes and reasonable accounting, legal and corporate overhead expenses, in each case as they become due;

(j) subject to the limitations set forth in Section 10.8(k), Debt arising under Capital Leases;

(k) Suretyship Liabilities permitted by Section 10.18(d), (i), (j), (n), (o) or (q);

(l) Debt of Foreign Subsidiaries, provided that the aggregate principal amount of all such Debt at any time outstanding shall not exceed $200,000,000;

(m) Securitization Obligations in an aggregate outstanding amount not exceeding at any time $200,000,000;

(n) Debt arising out of performance guarantees, completion guarantees, performance bonds, bid bonds, appeal bonds, surety bonds, judgment bonds, replevin bonds and similar bonds and other similar obligations in the ordinary course of business (including in connection with Permitted Securitizations);

(o) Debt incurred solely to finance insurance premiums in the ordinary course of business;

(p) obligations arising from agreements providing for customary indemnification, earnouts, adjustment of purchase price, non-compete, consulting or other similar obligations, in each case arising in connection with acquisitions or dispositions of any business, assets or Subsidiary; and

(q) (A) other Debt (including Permitted Junior Capital, Permitted Capital Hedging Arrangements and including Debt of a Person that becomes a Subsidiary after the Effective Time) so long as, both immediately before and immediately after giving effect to the incurrence or assumption of such Debt (or acquisition of such Person) (and the application of the proceeds of such Debt), on a pro forma basis immediately after giving effect thereto (x) the Leverage Ratio of Parent does not exceed 5.50 to 1.00 as of the last day of the Computation Period most recently ended and (y) the Parent is in compliance with the covenant in Section 10.6.2 (including after giving effect to any Covenant Holiday Period), in each case based on the most recently available quarterly financial statements of the Parent and (B) any refinancings, amendments, restatements, supplements, refundings, renewals or extensions of any such Debt so long as the maximum available principal amount of such Debt (as so refinanced or otherwise modified) is not increased except to the extent of any premium, accrued interest, fees, costs and expenses incurred in connection therewith and the terms applicable to such Debt (as so refinanced or otherwise modified) are no less favorable to the Parent, the Company or the applicable Subsidiary in any material respect, taken as a whole, than the terms in effect immediately prior to such refinancing or other modification (except (x) in the case of Debt, for the interest, original issue discount and fees payable with respect to such Debt (as so refinanced or modified) may be at the then-prevailing market rates and (y) for any refinancing of Convertible Notes, with respect to the conversion rate thereof).

10.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a) Liens for Taxes or other governmental charges not at the time delinquent or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, landlords, mechanics, repairmen and materialmen and other similar Liens imposed by law provided that any such Lien is for sums not overdue for a period of more than 60 days or is being contested in good faith by appropriate proceedings, and for which it maintains adequate reserves to the extent required in accordance with GAAP, (ii) deposits to secure trade contracts entered into in the ordinary course of business and (iii) Liens incurred or deposits made in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with leases, surety bonds, bids, performance bonds, utilities and similar obligations), in each case including cash collateral for obligations in respect of letters of credit and bank guarantees, provided that any such Lien is not otherwise involving any deposits (other than deposits in the ordinary course of business that are customary with respect to the type of obligations secured and deposits permitted by Section 10.18(f), but excluding deposits to secure bonds of the types described in subsection (e) below) or advances or borrowed money or the deferred purchase price of property or services;

(c) Liens identified in Schedule 10.8 and Liens securing refinancings, refundings, renewals, replacements or extensions of the Debt originally secured by such Liens; provided that the principal amount of Debt secured thereby is not increased other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection with such refinancing, refunding, extension, renewal or replacement;

(d) subject to the limitations set forth in Section 10.7(c), (i) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary, or existing on property of any Person that becomes a Subsidiary after the Effective Time (and, in each case, not created in contemplation of such acquisition), (ii) Liens that constitute security interests on any property securing debt incurred for the purpose of financing any part of the cost of acquiring, constructing or improving such property, provided that any such Lien attaches to such property within 180 days of the acquisition, construction or improvement thereof and such Lien attaches solely to the property so acquired, constructed or improved, and (iii) any refinancing, replacement, amendment, restatement, supplement, renewal or extension of any Lien referred to in clauses (i) or (ii) (or the debt secured thereby) so long as the principal amount of the obligations secured by such Lien is not increased (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith) and such Lien does not extend to any other property of the Company or any Subsidiary;

(e) attachments, Liens or deposits to secure appeal bonds, judgment liens and other similar Liens, for sums not exceeding $100,000,000 in the aggregate at any time outstanding, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f) leases, subleases, encroachments, subdivisions, easements, rights of way, restrictions, zoning, entitlement and other land use and environmental regulations by any Governmental Authorities, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(g) Liens arising under the Loan Documents;

(h) Liens relating to banker’s liens, rights of set-off or similar rights and remedies as to accounts or other funds maintained with a depository institution, including Liens (x) in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments on deposit with or in possession of such bank, (y) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or (z) in favor of banking institutions arising as a matter of law or standard business terms and conditions encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(i) licenses, sublicenses and other grants of rights to use of patents, trademarks, or other intellectual property rights (a) granted in the ordinary course of business and not interfering with the business of any Loan Party in any material respect or (b) between or among Parent and its Subsidiaries;

(j) any interest or title of a lessor, licensor or sublessor under any lease or license entered into the ordinary course of its business and covering only the assets so leased or licensed;

(k) Liens arising under Capital Leases, Liens securing Subordinated Debt and other Liens not otherwise permitted by this Section 10.8 so long as the aggregate outstanding principal amount of the obligations secured by the foregoing does not exceed $100,000,000 at any time;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted by Section 10.18;

(m) Liens on cash earnest money deposits or arising under escrow arrangements or other similar funding arrangements, in each case made in connection with any letter of intent or purchase agreement, or in connection with the defeasance, satisfaction and discharge or redemption of Debt;

(n) Liens securing Debt permitted by Section 10.7(l); provided that any such Lien shall be terminated promptly after the Debt securing such Lien has been repaid;

(o) customary rights of first refusal arising under joint venture agreements;

(p) Liens on Unrestricted Margin Stock;

(q) Liens securing Securitization Obligations; and

(r) Liens on insurance policies securing the financing of insurance premiums permitted by Section 10.7(o).

10.9 Restricted Payments. Not, and not permit any Subsidiary to,

(a) declare or pay any dividends on any of its capital stock (other than stock dividends);

(b) purchase or redeem any such stock or any warrants, options or other similar rights in respect of such stock;

(c) make any other distribution to any shareholder with respect to such shareholder’s equity interest;

(d) pay any principal or interest on, or purchase, redeem or defease, any Subordinated Debt; or

(e) set aside funds for any of the foregoing; provided that:

(i) any Subsidiary may declare and pay dividends to the Company or to any other Subsidiary;

(ii) the Company or the Parent, as the case may be, may make regularly scheduled payments on any Subordinated Debt if the holder of such Subordinated Debt is permitted to receive such payments at such time under the applicable agreement or instrument governing such Subordinated Debt and any applicable subordination agreement and/or intercreditor agreement;

(iii) the Company or any Subsidiary may declare and pay dividends to the Parent to the extent necessary to enable the Parent to pay its taxes, accounting, legal and corporate overhead expenses as they become due;

(iv) the Parent and any of its Subsidiaries may (A) purchase, redeem, retire or otherwise acquire shares of its capital stock or warrants or options in respect thereof from current or former officers, directors or employees of the Parent or any of its Subsidiaries upon the death, disability, resignation or termination of employment of such individual in an aggregate amount not to exceed $1,000,000 in any Fiscal Year and (B) redeem stock or options in connection with its equity plans in an aggregate amount not to exceed $10,000,000 in any Fiscal Year (and the Company may declare and pay dividends to the Parent to the extent necessary to enable the Parent to make such redemptions);

(v) so long as no Event of Default or Unmatured Event of Default exists or will result therefrom, the Company and any of its Subsidiaries may declare and pay dividends to the Parent to the extent necessary to enable the Parent to make regularly scheduled payments on any Subordinated Debt if the holder of such Subordinated Debt is permitted to receive such payments at such time under any applicable subordination agreement and/or intercreditor agreement;

(vi) the Parent and any of its Subsidiaries may redeem, repurchase, retire or otherwise acquire equity interests to the extent such redemption, repurchase, retirement or other acquisition is deemed to occur upon exercise of stock options or the vesting of restricted stock if such equity interests represent a portion of the exercise price of such options or the amount of the restricted stock so vested;

(vii) the Parent may declare cash dividends to its shareholders or purchase, redeem, retire or otherwise acquire shares of its capital stock or options or warrants in respect thereof (such dividends, purchases, redemptions, retirements or other acquisitions, “Shareholder Payments”) in unlimited amounts, in either case, so long as (x) no Event of Default or Unmatured Event of Default exists or will result therefrom and (y) both immediately before, and on a pro forma basis immediately after giving effect thereto, the Parent is in compliance with the covenant in Section 10.6.2 (including after giving effect to any Covenant Holiday Period), in each case based on the most recently available quarterly financial statements of the Parent; and

(viii) the Parent may pay cash dividends declared in accordance with the foregoing clause (vii) and the Company may pay dividends to the Parent to the extent necessary to enable the Parent to make permitted Shareholder Payments.

It is understood and agreed, for the avoidance of doubt, that none of the actions described in clauses (a) – (e) above shall restrict the ability of the Parent to make any payment or delivery (A) pursuant to the terms of any Permitted Junior Capital (including, without limitation, upon conversion, redemption, required repurchase, an interest payment date or maturity), (B) pursuant to the terms of any Permitted Capital Hedging Arrangement or in connection with its exercise or the early termination, unwind or settlement thereof or (C) in connection with any refinancings, conversions, exchanges, amendments, restatements, supplements, refundings, renewals or extensions of any such Permitted Junior Capital.

10.10 Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, merge, amalgamate or consolidate with any Person, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or (except for the sale or lease of inventory in the ordinary course of business) sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for:

(a) the Parent or any Subsidiary may merge, amalgamate or consolidate (x) with the Parent or any Subsidiary or (y) with any other Person to complete a Permitted Acquisition; provided that (i) the Parent shall be the continuing or surviving Person in any such transaction involving the Parent, (ii) the applicable Borrower shall be the continuing or surviving Person in any such transaction involving such Borrower and (iii) subject to the preceding clauses (i) and (ii), a Loan Party shall be the continuing or surviving Person in any such transaction involving a Loan Party (unless such Loan Party is ceasing to be a Subsidiary as a result of such transaction);

(b) any such purchase or other acquisition (and the corresponding sale or other transfer) by the Company or any wholly-owned Subsidiary of the assets or stock of any Subsidiary;

(c) any Permitted Acquisition;

(d) sales or assignments of receivables in the ordinary course of business consistent with past practice;

(e) sales and other dispositions of Margin Stock;

(f) dispositions of accounts receivable, lease receivables, other financial assets and other rights and related assets pursuant to a Permitted Securitization;

(g) Investments permitted by Section 10.18;

(h) other sales and dispositions of assets (including the stock of Subsidiaries and including through a merger) so long as (i) such sale or disposition of assets complies with any required prepayments payable pursuant to Section 6.4.2(a) and (ii) the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $100,000,000; and

(i) other sales and dispositions of assets (including the stock of Subsidiaries and including through a merger) so long as (i) both immediately before, and on a pro forma basis immediately after giving effect thereto, the Parent shall be in compliance with the financial covenant in Section 10.6.2 as then in effect (including after giving effect to any Covenant Holiday Period) based on the most recently available quarterly financial statements of the Parent and (ii) no Event of Default exists or will result therefrom.

10.11 Use of Proceeds; Restrictions on Margin Stock. Use the proceeds of the Loans to refinance existing Debt of the Parent and its Subsidiaries, to finance the working capital of the Company and its Subsidiaries, to pay expenses and fees in connection with the refinancing of existing Debt, for permitted capital expenditures, to support the issuance of Letters of Credit, for Permitted Acquisitions and for other general corporate purposes; not, and not permit any Subsidiary to, purchase or otherwise acquire, directly or indirectly, any Restricted Margin Stock if, after giving effect thereto, the aggregate fair market value of all Restricted Margin Stock held by the Parent and its Subsidiaries would exceed the Margin Stock Basket (as defined below); and not permit the value of all Restricted Margin Stock held by the Parent and its Subsidiaries to exceed 25% of the value of all assets of the Parent and its Subsidiaries. For purposes of the foregoing, “Margin Stock Basket” means the lesser of (a) $35,000,000 and (b) the total of (i) $35,000,000 minus (ii) all losses on sales of Restricted Margin Stock after the date of this Agreement plus (iii) all gains on sales of Restricted Margin Stock after the date of this Agreement minus (iv) all unrealized losses on Restricted Margin Stock held by the Parent or any Subsidiary. For the avoidance of doubt, Delayed Draw Term Loans may be used to finance Limited Condition Acquisitions.

10.12 Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent (or the Required Lenders acting through the Administrative Agent) may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements, Collateral Access Agreements and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates, notes and other collateral with respect to which perfection is customarily obtained by possession, and the delivery of customary opinions of counsel with respect to any of such documents) to ensure that:

(a) the Obligations of the Domestic Borrowers hereunder and under the other Loan Documents are secured by first-priority Liens (subject only to Liens permitted by the Loan Documents) on substantially all of the assets of the Domestic Borrowers and guaranteed by all Domestic Subsidiaries (including, promptly upon the acquisition or creation thereof, any Domestic Subsidiary acquired or created after the date hereof) by execution of a U.S. Guaranty, a Security Agreement and, if applicable, a U.S. Pledge Agreement; provided that (i) no Excluded Domestic Subsidiary or (ii) no Immaterial Subsidiary (so long as such Subsidiary is an Immaterial Subsidiary) shall have an obligation to provide or guaranty or execute a U.S. Guaranty, a Security Agreement or a U.S. Pledge Agreement;

(b) except with respect to any member of the Aga Group, the Obligations of the Foreign Borrowers are guaranteed by (i) each other Foreign Borrower, (ii) all Material Foreign Subsidiaries of each Foreign Borrower that are organized under the laws of a jurisdiction in which a Foreign Borrower is organized (including, promptly upon the acquisition or creation thereof, any Material Foreign Subsidiary of any Foreign Borrower acquired or created after the date hereof), (iii) all material (as determined from time to time by the Administrative Agent in consultation with the Company) Foreign Subsidiaries organized under the laws of Australia and Spain, in each case by execution of a Foreign Guaranty and (iv) the Domestic Loan Parties; and

(c) the Obligations of the Parent and of each Subsidiary Guarantor are secured by first-priority Liens (subject only to Liens permitted by the Loan Documents) on substantially all of the assets of the Parent and each Subsidiary Guarantor that is a Domestic Subsidiary.

Notwithstanding the foregoing or any other provision of any Loan Document:

(i) neither the Parent nor any Subsidiary shall be required to guarantee any obligations or grant any security or to perfect any security to the extent that (w) providing such a guarantee or granting or perfecting, as applicable, such security is prohibited or impractical under local law or would result in material adverse Tax consequences, (x) the Administrative Agent, in its discretion, determines that the cost or difficulty of obtaining such a guarantee or granting or perfecting, as applicable, such security would be excessive relative to the value of such guarantee or security, (y) providing such a guarantee or granting or perfecting, as applicable, such security would conflict with the fiduciary duties of the directors of such Subsidiary or result in a risk of personal or criminal liability on the part of any officer of such Subsidiary or (z) the Administrative Agent (acting reasonably) otherwise consents;

(ii) no Foreign Subsidiary or Excluded Domestic Subsidiary shall guarantee or be liable for any Obligations of the Parent or any Domestic Subsidiary;

(iii) no member of the Aga Group shall guaranty or be jointly liable for any Obligations of any Loan Party other than the other members of the Aga Group;

(iv) (t) none of the Parent, the Company or any other Subsidiary shall be required to pledge any real property or any Margin Stock, (u) without limiting clause (w) below, none of the Parent, the Company or any other Domestic Subsidiary shall be required to pledge (1) more than 65% of the voting equity interests of any Foreign Subsidiary or Excluded Domestic Subsidiary or (2) any stock of any Immaterial Subsidiary; (v) subject to clause (v) below, no Foreign Subsidiary shall be required to pledge any of its assets, including the stock of any other Foreign Subsidiary; (w) neither the assets nor the capital stock of any member of the Aga Group or the capital stock of the parent of Aga shall be required to be pledged in order to secure any of the obligations of the Parent or any Subsidiary (including any member of the Aga Group) and no mortgage, charge, lien, assignment or any other security interest shall be required to be granted over the assets of any member of the Aga Group in respect of any Obligations;

(v) if a Trigger Event exists, the Administrative Agent may require that, within 120 days of the occurrence of such Trigger Event (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), (x) any Loan Party that has pledged equity interests in a Material Foreign Subsidiary enter into a local law pledge of such equity interest and/or (y) any Foreign Borrower (other than Aga) that has outstanding Credit Extensions enter into security agreements, pledge agreements or other appropriate documents necessary to create a security interest in substantially all of its assets for the benefit of the Administrative Agent (subject to the other provisions of this Section 10.12) to secure its Obligations;

(vi) no payments by any Foreign Subsidiary or Excluded Domestic Subsidiary nor the proceeds from the sale of any collateral held by a Foreign Subsidiary or Excluded Domestic Subsidiary shall be allocated to the repayment of any Obligation of a Domestic Loan Party or shall otherwise reduce the obligations of a Domestic Loan Party; and

(vii) notwithstanding any of the foregoing to the contrary, if the Parent receives an investment grade rating by any two of Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc. (or any successor thereof), Moody’s Investors Service, Inc. (or any successor thereof) or Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. (or any successor thereof), all security interests of the Administrative Agent in any property of the Parent or any Subsidiary shall be terminated and released.

The foregoing provisions of this Section 10.12 shall be limited to the extent necessary to comply with general statutory limitations, financial assistance, capital maintenance, fraudulent preference, corporate benefit, “thin capitalization” rules, retention of title claims and similar principles which limit the ability of a Person to provide a guarantee or security or require that the guarantee or security be limited to the maximum amount that such person may provide having regard to applicable law.

10.13 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into any transaction, arrangement or contract with any of its other Affiliates (other than between Parent and its Subsidiaries or between or among Subsidiaries, except that if an Event of Default exists, no Loan Party shall enter into any material transaction or contract with any Subsidiary that is not a Loan Party other than Arm’s Length Transactions (as defined below)) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates (an “Arm’s Length Transaction”); provided that the foregoing shall not restrict (a) reimbursement of reasonable fees, costs and expenses, payment of reasonable compensation and provision of customary indemnification and insurance, in each case to the officers and directors of the Parent or any of its Subsidiaries; (b) license or lease agreements with any Subsidiary that is not a Loan Party or joint venture in which a Loan Party has an interest, in each case on terms that, taken as a whole together with all related transactions with such non-Loan Party Subsidiary or joint venture, are commercially reasonable; (c) payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business; or (d) employment and severance arrangements between the Borrowers or any of their Subsidiaries and their respective officers in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements and other compensation arrangements.

10.14 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each U.S. Pension Plan, UK Pension Plan and Foreign Plan in compliance in all material respects with all applicable requirements of law and regulations and ensure that, except for (a) the Aga Rangemaster Group Pension Scheme and the Amari PLC Pension and Life Insurance Plan and (b) schemes established in the United Kingdom having aggregate liabilities that would not reasonably be expected to have a Material Adverse Effect, no UK Loan Party or any of its Subsidiaries is an employer (for purposes of ss38-51 of the United Kingdom’s Pensions Act 2004).

10.15 Environmental Laws. Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in material compliance with all Environmental Laws (other than Immaterial Laws).

10.16 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any loan or credit agreement, indenture or other material instrument or document containing any provision which (i) would be violated or breached by any borrowing, or the obtaining of any Letter of Credit, by any Borrower hereunder or by the performance by the Parent, the Company or any other Subsidiary of any of its obligations hereunder or under any other Loan Document or (ii) would prohibit the Parent, the Company or any other Domestic Subsidiary or any Foreign Borrower from granting to the Administrative Agent, for the benefit of the Lenders, a Lien on any Collateral (as defined in any Collateral Document), other than:

(a) in the case of clause (ii) above, any prohibition set forth in an agreement evidencing Debt permitted by Section 10.7(c), 10.7(e), 10.7(h), 10.7(j), 10.7(m) or 10.7(p) or a Lien permitted by Section 10.8, to the extent the restriction with respect to such Lien relates only to the asset or assets subject to such Lien;

(b) customary non-assignment and non-subletting provisions in (A) leases and (B) other agreements in the ordinary course of business, in each case not prohibited by the terms of this Agreement;

(c) any prohibition applicable solely to the property or assets of any Foreign Subsidiary;

(d) any prohibition pursuant to customary agreements providing for the licensing of intellectual property by third parties to the Parent or any Subsidiary in the ordinary course of business that restricts the sublicensing, pledge, transfer or assignment of the licensee’s rights thereunder;

(e) customary restrictions on cash or other deposits (including escrowed funds) received by the Parent or any Subsidiary in the ordinary course of business;

(f) customary restrictions set forth in joint venture agreements and other similar agreements concerning joint ventures and applicable solely to such joint venture;

(g) customary restrictions and conditions relating to the sale of a Subsidiary pending such sale and applicable solely to such Subsidiary;

(h) customary restrictions and conditions contained in any agreement relating to the disposition of any property pending the consummation of such disposition;

(i) restrictions set forth in any agreement relating to an asset being acquired existing at the time of acquisition or a Subsidiary existing at the time such Subsidiary is merged, consolidated or amalgamated with or into, or acquired by, the Company or any Subsidiary or becomes a Subsidiary and, in each case, not in contemplation thereof;

(j) restrictions contained in any trading, netting, operating, construction, service, supply, purchase, credit card, credit card processing service, debit card, stored value card, purchase card (including a so-called “procurement card” or “P-card”) or other agreement to which the Parent or any of its Subsidiaries is a party and entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Parent or such Subsidiary that are the subject of such agreement, the payment rights arising thereunder, the accounts associated with such agreement, or the proceeds thereof and does not extend to any other asset or property of the Parent or such Subsidiary or the assets or property of any other Subsidiary;

(k) restrictions (A) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Subsidiary not otherwise prohibited by this Agreement (so long as such limitation or restriction applies only to the property or assets subject to such transfer, agreement to transfer, option, right or Lien), (B) contained in mortgages, pledges or other security agreements securing Indebtedness of a Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent or any Subsidiary, (D) pursuant to customary provisions in any swap or derivative transactions (including any Swap Agreement), or (E) pursuant to customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Parent has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of Parent and its Subsidiaries to meet their ongoing obligations;

(l) with respect to clause (i) above for Sections 10.7(h), and 10.8 and with respect to clause (ix) above, any encumbrances or restrictions of the type referred to above imposed by amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to above that do not materially expand the scope of any such restriction or condition, taken as a whole so long as the principal amount of the obligations evidenced thereby is not increased (other than in respect of any accrued interest, premium, fees, costs or expenses payable in connection therewith).

10.17 Business Activities. (a) Not (i) engage in any business activity other than the ownership of the capital stock of the Company and activities that are customary for a public holding company, such as maintaining records and making SEC and other public filings, providing tax, accounting, administrative and other services to its Subsidiaries, maintaining insurance on behalf of itself and its Subsidiaries, guaranteeing obligations of and co-signing documents with its Subsidiaries, executing acquisition and related agreements in connection with Permitted Transactions, and other activities incidental to its ownership of the Company; and (ii) have any direct Subsidiary other than the Company; and (b) not permit any Subsidiary to engage in any line of business other than those engaged in by the Company and its Subsidiaries at the Effective Time and businesses and activities (including Permitted Securitizations) which are extensions thereof or otherwise incidental, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or permitted Investment); provided, that nothing in this Section 10.17, this Agreement, or in any Loan Document shall prohibit the Parent from issuing equity or Permitted Junior Capital, entering into Permitted Capital Hedging Arrangements or taking any action under such Permitted Junior Capital or Permitted Capital Hedging Arrangements that is required or permitted pursuant to the terms of such Permitted Junior Capital or Permitted Capital Hedging Arrangements.

10.18 Advances and Other Investments. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

(a) equity Investments existing at the Effective Time in Subsidiaries identified in Schedule 9.8;

(b) equity Investments in Subsidiaries (or entities which are to become Subsidiaries) in connection with transactions permitted by Section 10.10(a), (b) or (c);

(c) contributions by the Parent to the capital of the Company and, in the ordinary course of business, contributions by the Company to any of its Subsidiaries or by any such Subsidiary to the capital of any of its Subsidiaries;

(d) Investments by the Parent in the Company or any Subsidiary of the Company, by the Company in any of its Subsidiaries or by any Subsidiary in the Company or any other Subsidiary of the Company, by way of intercompany loans, advances or guaranties of the obligations of such other Persons; provided that the Parent will not make any loans or advances to any Subsidiary other than the Company;

(e) Suretyship Liabilities permitted by Section 10.7 (excluding Section 10.7(k));

(f) good faith deposits and the like made in connection with prospective Acquisitions permitted by Section 10.10;

(g) Cash Equivalent Investments;

(h) bank deposits in the ordinary course of business; provided that the aggregate amount of all such deposits (excluding (x) amounts in payroll accounts, disbursement accounts or for accounts payable, in each case to the extent that checks have been issued to third parties and (y) amounts maintained (in the ordinary course of business consistent with past practice) in accounts of any Person which is acquired by the Parent or a Subsidiary in accordance with the terms hereof during the 90 days following the date of such Acquisition) which are maintained by the Parent and its Domestic Subsidiaries with any bank that is not a Lender shall not at any time exceed $10,000,000 in the aggregate;

(i) Investments received in connection with the creation and collection of receivables in the ordinary course of business;

(j) Investments set forth on Schedule 10.18;

(k) Permitted Acquisitions;

(l) Investments in mutual funds not otherwise permitted by clauses (a) through (k) above in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(m) loans to the Parent to the extent the corresponding Debt of the Parent is permitted by Section 10.7(i);

(n) Investments of a Person at the time such Person becomes a Subsidiary;

(o) Investments in any Subsidiary or any joint venture in connection with intercompany cash management arrangements, pooling agreements or related activities arising in the ordinary course of business consistent with past practice;

(p) Investments in Permitted Capital Hedging Arrangements; and

(q) other Investments so long as both immediately before, and on a pro forma basis immediately after giving effect thereto, the Parent is in compliance with the covenant in Section 10.6.2 (including after giving effect to any Covenant Holiday Period) based on the most recently available quarterly financial statements of the Parent;

provided that if an Event of Default shall have occurred and be continuing, none of the Parent, the Company or any Subsidiary Guarantor shall make any Investment (i) in any Subsidiary that is not a Subsidiary Guarantor or (ii) that would be permitted solely by clause (e) or (f) above (without consideration of clause (q) above).

10.19 Immaterial Subsidiaries. Not permit (a) the consolidated assets (other than goodwill and other intangible assets) of all Immaterial Subsidiaries that are Domestic Subsidiaries (and are not Loan Parties) other than Excluded Domestic Subsidiaries to exceed 10% of the consolidated assets (including goodwill and other intangible assets) of the Parent and its Domestic Subsidiaries or (b) more than 10% of the consolidated revenues of the Parent and its Subsidiaries for any Fiscal Quarter to be earned by Immaterial Subsidiaries that are Domestic Subsidiaries (that are not Loan Parties) other than Excluded Domestic Subsidiaries.

10.20 Amendments to Certain Documents. Not, and not permit any Subsidiary to, make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of any agreement or instrument governing any Subordinated Debt which would (a) have the effect of (i) providing for earlier payment in respect of principal or redemptions or otherwise, (ii) requiring collateral or guarantees to secure any Subordinated Debt or (iii) increasing the interest rate payable with respect to any Subordinated Debt or (b) otherwise adversely affect the interest of the Lenders in any material respect.

10.21 Sanctions. Not, and not permit any Subsidiary to, directly or indirectly, knowingly use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business in any Designated Jurisdiction or with any Person that, at the time of such funding, is the target of Sanctions (“target of Sanctions” signifying a Person with whom a U.S. Person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business, or other activities pursuant to Sanctions), in each case to the extent such activities or businesses would be prohibited by applicable Sanctions or in any other manner would result in a violation by any Person that is a party hereto (including any Person participating in the transactions contemplated hereby, whether as Lender, Lead Arranger, Administrative Agent, Issuing Lender, Swing Line Lender, or otherwise) of Sanctions.

10.22 Anti-Corruption Laws. Not, and not permit any Subsidiary to, directly or knowingly indirectly use the proceeds of any Loan or Letter of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption Act of Foreign Public Officials Act (Canada) or other similar legislation in other jurisdictions.

SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

11.1 Effectiveness. This Agreement shall become effective at the time (the “Effective Time”) at which the Administrative Agent shall have received (a) all amounts which are then due and payable pursuant to Section 5 and (to the extent billed at least two Business Days prior to the Effective Date) Section 15.6; (b) evidence satisfactory to the Administrative Agent that all filings required by the Administrative Agent to perfect the Administrative Agent’s Lien on the collateral under the Collateral Documents have been duly made and are in full force and effect; and (c) all of the following, each duly executed and dated a date reasonably satisfactory to the Administrative Agent, and each in form and substance reasonably satisfactory to (and in the number of counterparts reasonably requested by) the Administrative Agent.

11.1.1 Initial Subsidiary Borrower Constitutional Documents. Certified copies of the constitutional documents of each Initial Subsidiary Borrower.

11.1.2 Resolutions. Certified copies of resolutions (or in the case of the Australian Loan Parties, certified copies of extracts of resolutions) of the Board of Directors (or equivalent governing body) of each Loan Party authorizing or ratifying the execution, delivery and performance by such Person of each Loan Document to which it is a party.

11.1.3 Initial Subsidiary Borrower Shareholder Written Resolutions. Certified copies of written resolutions of all the shareholders of each UK Loan Party and each other Initial Subsidiary Borrower authorizing or ratifying the execution, delivery and performance by such UK Loan Party or such Initial Subsidiary Borrower of each Loan Document to which it is a party.

11.1.4 Other Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by each Loan Party of the documents referred to in this Section 11.

11.1.5 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of each Loan Party (other than the UK Loan Parties and the Australian Loan Parties) as of the Effective Time certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

11.1.6 UK Formalities Certificates. A certificate of each UK Loan Party (signed by a director) (i) confirming that borrowing or guaranteeing or securing, as appropriate, the Revolving Commitment Amount would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded; (ii) containing a specimen of the signature of each person authorized by the resolution referred to in Section 11.1.2 in relation to the Loan Documents and related documents to which it is a party; (iii) certifying that each copy document relating to it specified in this Section 11.1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Effective Time; and (iv) certifying that it is not insolvent or will not become insolvent as a result of entering into this Agreement.

11.1.7 Pledge Agreement. A U.S. Pledge Agreement signed by each applicable Loan Party as of the Effective Time.

11.1.8 Security Agreement. A Security Agreement signed by each Loan Party (other than any Loan Party that is a Foreign Subsidiary) as of the Effective Time.

11.1.9 Subsidiary Guaranty. A Subsidiary Guaranty (or an amendment or confirmation of an existing Subsidiary Guaranty, as applicable) signed by each applicable Subsidiary as of the Effective Time.

11.1.10 Opinions of Counsel for the Loan Parties. Opinion letters of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties and (ii) each local counsel agreed upon by the Administrative Agent and the Company.

11.1.11 Compliance Certificate. A compliance certificate substantially in the form of Exhibit A showing pro forma compliance with the financial covenants set forth in Section 10.6 as of June 30, 2021.

11.1.12 Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender, and to the extent such Lender has requested at least seven (7) days prior to the Effective Time, the Borrower shall have provided to such Lender the documentation and other information required by bank regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, and the Proceeds of Crime Act, and any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests at least seven (7) days prior to the Effective Time, a Beneficial Ownership Certification required by the Beneficial Ownership Regulations in relation to such Borrower.

11.1.13 Material Adverse Effect. There shall not have occurred a Material Adverse Effect since December 31, 2020.

11.1.14 Insurance. Evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect.

11.1.15 Other. Such other documents as the Administrative Agent or any Lender through the Administrative Agent may reasonably request, including a Note issued by the Company in favor of each Lender that has requested a Note hereunder at least three Business Days prior to the Effective Date.

11.2 Conditions to All Credit Extensions (other than Delayed Draw Term Loans). The obligation (a) of each Lender to make any Loan (other than Delayed Draw Term Loans) and (b) of each Issuing Lender to issue any Letter of Credit is subject to the condition that the Effective Time shall have occurred and to the following further conditions precedent:

11.2.1 Compliance with Representations and Warranties, No Default, etc. Both immediately before and immediately after giving effect to each Credit Extension, the following statements shall be true and correct:

(a) subject to Section 6.2.2(d) in the case of a Credit Extension constituting an Incremental Term Loan or a Tranche Increase that constitutes a new tranche (and not an increase to an existing tranche), in each case, related to a Limited Condition Acquisition, the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) subject to Section 6.2.2(d), in the case of a Credit Extension constituting an Incremental Term Loan or a Tranche Increase that constitutes a new tranche (and not an increase to an existing tranche) related to a Limited Condition Acquisition, no Event of Default or Unmatured Event of Default shall have then occurred and be continuing; and

(c) in the case of a Credit Extension to be denominated in an Alternative Currency, such Alternative Currency remains an Eligible Currency.

11.2.2 Confirmatory Certificate. Each request by the Company for a Credit Extension shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Credit Extension.

11.3 Conditions To All Credit Extensions With Respect to Delayed Draw Term Loans. The obligation of each Term Lender to make any Delayed Draw Term Loan prior to the DDTL Expiration Date is subject to the condition that the Effective Time shall have occurred and to the following further conditions precedent:

(a) Both immediately before and immediately after giving effect to the making of each Delayed Draw Term Loan, the following statements shall be true and correct:

(1) the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(2) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing; and

(b) immediately after giving effect to the making of such Delayed Draw Term Loan and the application of proceeds thereof on a pro forma basis, the Parent shall be in compliance with the Secured Leverage Ratio based on the most recently available quarterly financial statements of the Parent;

provided that, with respect to any Delayed Draw Term Loan incurred primarily to finance a Limited Condition Acquisition, so long as such Limited Condition Acquisition is consummated within 270 days of the date of execution of the definitive documentation for such Acquisition:

(1) the reference to “representations and warranties” in Section 11.3(a)(1) above shall refer only to the representations and warranties that constitute Specified Representations and the Limited Condition Acquisition Agreement Representations or, in each case, other customary “SunGard” or “certain funds” representations as are agreed to by the applicable Term Lenders;

(2) the condition set forth in Section 11.3(a)(2) above shall be deemed satisfied so long as no payment or bankruptcy Event of Default or Unmatured Event of Default exists as of the date of the execution of the definitive agreement for such Limited Condition Acquisition; and

(3) the condition set forth in Section 11.3(b) above will be tested as of the date of the execution of the definitive agreement for such Limited Condition Acquisition.

11.4 Initial Loans to a Subsidiary Borrower. The Lenders shall not be required to make Revolving Loans to any Subsidiary Borrower unless (i) the conditions precedent set forth in Sections 11.1 and 11.2 have been satisfied and (ii) the Administrative Agent shall have received all of the following, each duly executed and dated a date reasonably satisfactory to the Administrative Agent, and each in form and substance reasonably satisfactory to (and in the number of counterparts reasonably requested by) the Administrative Agent:

(a) Certified copies of resolutions of the Board of Directors (or equivalent governing body) of such Subsidiary Borrower authorizing or ratifying the execution, delivery and performance by such Subsidiary Borrower of each Loan Document to which it is a party and the borrowings by such Subsidiary Borrower hereunder.

(b) Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by such Subsidiary Borrower of each Loan Document to which it is a party.

(c) A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of such Subsidiary Borrower certifying a copy of the organizational documents of such Subsidiary Borrower and the names of the officers or other representatives of such Subsidiary Borrower authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer or representative (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

(d) A good standing certificate or certificate of status for such Subsidiary Borrower from the Secretary of State (or similar applicable Governmental Authority) of its jurisdiction of formation if available in such jurisdiction.

(e) A customary written opinion of counsel to such Subsidiary Borrower.

(f) Such other documents as the Administrative Agent or any Lender through the Administrative Agent may reasonably request (including a Note issued by such Subsidiary Borrower in favor of each Lender that has requested a Note hereunder).

SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; default, and continuance thereof for three Business Days after notice from the applicable Issuing Lender, in the payment when due of any reimbursement obligation with respect to any Letter of Credit; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by the Company hereunder or under any other Loan Document.

12.1.2 Non-Payment of Other Debt. Any default shall occur, under the terms applicable to any Debt of the Parent or any Subsidiary in an aggregate outstanding principal amount (for all such Debt so affected) exceeding $75,000,000 and such default shall (a) consist of the failure to pay such Debt when due (beyond the expiration of any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof (beyond the expiration of any applicable grace period), or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

12.1.3 Bankruptcy, Insolvency, etc.

(a) Any Loan Party (other than a UK Loan Party, an Australian Loan Party and a Spanish Loan Party) or any Material Foreign Subsidiary (other than a Material Foreign Subsidiary incorporated in England and Wales) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or any such Loan Party or any such Material Foreign Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver, interim receiver, monitor or other custodian or similar official for such Loan Party or such Material Foreign Subsidiary or any substantial part of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, interim receiver, monitor or other custodian or similar official is appointed for any such Loan Party or any such Material Foreign Subsidiary or for any substantial part of the property thereof and is not discharged within 60 days; or any bankruptcy, receivership, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of any such Person other than the Parent, the Company or any Borrower), is commenced in respect of any such Loan Party or any such Material Foreign Subsidiary, and if such case or proceeding is not commenced by such Loan Party or such Material Foreign Subsidiary, it is consented to or acquiesced in by such Loan Party or such Material Foreign Subsidiary, or remains for 60 days undismissed; or any such Loan Party or any such Material Foreign Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

(b) With respect to a UK Loan Party, an Australian Loan Party, a Spanish Loan Party or a Material Foreign Subsidiary incorporated in England and Wales (together, a “Relevant Loan Party”):

(i) any corporate action, legal proceeding or other procedure or step is taken for:

(1) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Relevant Loan Party (other than as permitted by Section 10.10);

(2) a composition, compromise, assignment or arrangement with any creditor of any Relevant Loan Party;

(3) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Relevant Loan Party or any of its material assets, including, in relation to a Spanish Loan Party or a Material Foreign Subsidiary incorporated in Spain, an administrador concursal, an examiner, administrative receiver, compulsory manager or any other similar officer in respect of such Spanish Loan Party or Material Foreign Subsidiary incorporated in Spain;

(4) in relation to a Spanish Loan Party or a Material Foreign Subsidiary incorporated in Spain, any petition filed under article 583 or article 631 of the Spanish Insolvency Law or similar proceedings available to such Spanish Loan Party or Material Foreign Subsidiary incorporated in Spain;

(5) the enforcement of any security over any material assets of any Relevant Loan Party;

or any procedure or step analogous to the items in the preceding clauses (1) through (4) is taken with respect to any Relevant Loan Party or its material assets in any applicable jurisdiction provided that this clause (i) shall not apply to any winding-up petition that is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement;

(ii) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Relevant Loan Party having an aggregate value of the Dollar Equivalent Amount of $75,000,000 and is not discharged within 21 days;

(iii) any Relevant Loan Party is unable or admits inability to pay its debts as they fall due (or is deemed to or declared to be unable to pay its debts under applicable law);

(iv) any Relevant Loan Party suspends (or any UK Loan Party threatens to suspend) making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Lender in its capacity as such) with a view to rescheduling any of its indebtedness;

(v) the value of the assets of any UK Loan Party is less than its liabilities; or

(vi) a moratorium is declared in respect of any indebtedness of any Relevant Loan Party. If a moratorium occurs, the ending of such moratorium will not remedy any Event of Default caused by that moratorium.

12.1.4 Non-Compliance with Provisions of this Agreement. (a) Failure by the Parent to comply with or to perform any covenant set forth in Sections 10.2, 10.5(a) (with respect to the Parent or the Company), 10.6 through 10.13, 10.16, 10.17, 10.18, 10.20, 10.21 or 10.22; or (b) failure by the Parent to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days (less, in the case of Section 10.1.5(a), the number of days elapsed from the second Business Day after a Responsible Officer obtains knowledge of such failure to the date on which the Company provides the notice required by such Section) after notice thereof to the Company from the Administrative Agent.

12.1.5 Representations and Warranties. Any representation or warranty made by any Loan Party herein or in any other Loan Document, or in any statement or certificate at any time given by such Loan Party in writing in connection herewith or therewith, is false or misleading in any material respect on or as of the date made or deemed made.

12.1.6 ERISA. (i) A contribution failure occurs with respect to any U.S. Pension Plan sufficient to give rise to a lien under Section 303(k) of ERISA; (ii) one or more ERISA Events occurs with respect to a U.S. Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Parent under Title IV of ERISA to the U.S. Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $75,000,000; (iii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which failure to pay results in liability in an aggregate amount in excess of $75,000,000; or (iv) the Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any Loan Party unless the aggregate liability of the Loan Parties under all Financial Support Directions and Contributions Notices is less than $75,000,000.

12.1.7 Judgments. Final judgments which exceed an aggregate (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) of $75,000,000 shall be rendered against the Parent or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

12.1.8 Invalidity of Guarantees, etc. Any Subsidiary Guaranty or the Parent/Company Guaranty shall cease to be in full force and effect with respect to any Subsidiary Guarantor, the Parent or the Company, respectively (unless, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor ceases to be a Subsidiary pursuant to a transaction permitted hereby); any Subsidiary Guarantor, the Parent or the Company shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of such Subsidiary Guaranty or the Parent/Company Guaranty, respectively; or any Subsidiary Guarantor, the Parent (or any Person by, through or on behalf of such Subsidiary Guarantor or the Parent) or the Company shall contest in any manner the validity, binding nature or enforceability of such Subsidiary Guaranty or the Parent/Company Guaranty, respectively, with respect to such Subsidiary Guarantor, the Parent or the Company, respectively.

12.1.9 Invalidity of Collateral Documents, etc. (a) Any Collateral Document shall cease to be in full force and effect with respect to any Loan Party (unless such Loan Party ceases to be a Subsidiary pursuant to a transaction permitted by Section 10.10); (b) any Loan Party shall fail to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party and such failure (i) affects a material portion of the collateral granted under such Collateral Document or (ii) continues for ten (10) days after a Responsible Officer obtains knowledge thereof; or (c) any Loan Party (or any Person by, through or on behalf of such Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

12.1.10 Change in Control. A Change in Control shall occur.

12.2 Effect of Event of Default. If any Event of Default described in Section 12.1.3 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Administrative Agent Cash Collateral in an amount equal to the outstanding Dollar Equivalent Amount face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Administrative Agent Cash Collateral in amount equal to the Dollar Equivalent Amount of the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Administrative Agent Cash Collateral in an amount equal to the Dollar Equivalent Amount of the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Any Cash Collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such Cash Collateral shall be applied by the Administrative Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

12.3 Application of Funds. After the exercise of remedies provided for in Section 12.2 (or after the Loans have automatically become immediately due and payable and the Letters of Credit have automatically been required to be Cash Collateralized as set forth in Section 12.2), any amount received on account of the Loans and other Obligations shall, subject to the provisions of Sections 2.9 and 2.10, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Section 7.7) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Section 7 and Section 8), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and the Unreimbursed Amounts, ratably among the Lender Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Unreimbursed Amounts, and Obligations then owing in respect of any Qualified Hedging Agreement and overdrafts and similar amounts then owing that are Cash Management Obligations, ratably among the Lender Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize that portion of the Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.3.9, 2.9 and 12.2; and

Last, the balance, if any, after all of the Loans and other Obligations (other than contingent obligations not yet due and payable and as to which no claim has been made) have been paid in full, to the applicable Loan Party or as otherwise required by applicable law.

Subject to Sections 2.3.3 and 2.9, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other obligations hereunder or to the Loan Parties, if any, in the order set forth above.

Notwithstanding the foregoing, Cash Management Obligations and Obligations under Qualified Hedging Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Party. Each Lender Party not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 14 for itself and its Affiliates and branches as if a “Lender” party hereto.

SECTION 13 PARENT/COMPANY GUARANTY

13.1 The Guaranty. Each of the Parent and the Company hereby irrevocably and unconditionally guarantees as a primary obligor the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of all Obligations of each other Loan Party, including all principal of the Loans, all reimbursement obligations in respect of Letters of Credit, all interest on the foregoing and all fees payable hereunder (including all interest and fees accruing after the commencement of a bankruptcy, insolvency or similar proceeding with respect to a Borrower, regardless of whether such interest or fees constitute an allowed claim in such proceeding) and all other amounts payable hereunder or any other Loan Document. The guaranty set forth in this Section 13 is a guaranty of payment and not merely of collection.

13.2 Guaranty Unconditional. The obligations of the Parent and the Company under this Section 13 shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower or any Subsidiary Guarantor under this Agreement, any other Loan Document or any Qualified Hedging Agreement, by operation of law or otherwise (other than payment in full of the Obligations);

(b) any modification or amendment of or supplement to this Agreement, any other Loan Document or any Qualified Hedging Agreement;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower under this Agreement, any other Loan Document or any Qualified Hedging Agreement;

(d) any change in the existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any of its assets or any resulting release or discharge of any obligation of such Borrower contained in this Agreement, any other Loan Document or any Qualified Hedging Agreement (other than payment in full of the Obligations);

(e) the existence of any claim, set-off or other right which the Parent or the Company may have at any time against any other Loan Party, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document, any Qualified Hedging Agreement or any unrelated transaction;

(f) any invalidity or unenforceability relating to or against any other Loan Party for any reason of this Agreement, any other Loan Document or any Qualified Hedging Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any Loan, any amounts payable with respect to any Letter of Credit, any other amount payable by it under this Agreement, any other Loan Document or any Qualified Hedging Agreement; or

(g) any other act or omission to act or delay of any kind by any other Loan Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Parent’s obligations hereunder.

13.3 Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Parent’s and the Company’s respective obligations under this Section 13 shall remain in full force and effect until the Commitments and all Letters of Credit shall have terminated and all Obligations shall have been paid in full in cash (other than in respect of contingent indemnification obligations with respect to which the Administrative Agent and the Lenders have not asserted a claim against any Loan Party). If at any time any payment of principal of or interest on any Loan, any amount payable with respect to any Letter of Credit, any other amount payable by a Loan Party under this Agreement, any other Loan Document or any Qualified Hedging Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, the obligations hereunder of the Parent and the Company, as applicable, with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

13.4 Waiver by the Parent and the Company. Each of the Parent and the Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Loan Party or any other Person.

13.5 Delay of Subrogation. Notwithstanding any payment made by or on behalf of the Parent or the Company under this Section 13, neither the Parent nor the Company shall exercise any right of subrogation to any right of the Administrative Agent or any Lender until such time as the Administrative Agent and the Lenders shall have received payment in cash of the full amount of all Obligations, the expiration or termination of all Letters of Credit and the termination of the Commitments.

13.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement, any other Loan Document or any Qualified Hedging Agreement is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent (and, unless such Borrower is the Company, the Company) under this Section 13 forthwith on demand by the Administrative Agent made at the written request of the Required Lenders.

13.7 Keepwell. Each of the Company and the Parent, to the extent that is a Qualified ECP Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 13 voidable under any applicable fraudulent transfer or conveyance act, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been repaid in full in cash or Cash Collateralized and all Commitments terminated. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each other Loan Party for all purposes of the Commodity Exchange Act.

SECTION 14 THE ADMINISTRATIVE AGENT.

14.1 Appointment and Authorization.

(a) Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. Each Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 14, included such Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lenders.

(c) The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term “Administrative Agent”, as used in this Section 14, included the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

14.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of gross negligence or willful misconduct.

14.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for such Agent-Related Person’s own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders or their participants for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy or insolvency law.

14.4 Reliance by Administrative Agent. The Administrative Agent and the Lead Arrangers shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any Subsidiary), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all of the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders (or, if required hereunder, all Lenders) otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate a solicitation for the consent or a vote of the Lenders.

14.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 12; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company or its Affiliates which may come into the possession of any of the Agent-Related Persons.

14.7 Indemnification. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 15.6 or 15.14 to be paid by it to the Administrative Agent, an Issuing Lender, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent, such Issuing Lender, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Percentage) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, an Issuing Lender or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent, such Issuing Lender or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this Section 14.7 are subject to the provisions of Section 2.5.

14.8 Administrative Agent in Individual Capacity. Bank of America and its Affiliates and branches may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent, the Issuing Lenders or the Swing Line Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates or branches may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans, Bank of America and its Affiliates and branches shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Bank of America were not the Administrative Agent and an Issuing Lender and the Swing Line Lender, and the term “Lender” include Bank of America and its Affiliates and branches, to the extent applicable, in their individual capacities.

14.9 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.6 and 15.14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. Notwithstanding the foregoing, Bank of America may not be removed as the Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced as an “Issuing Lender” and the “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

14.10 Collateral Matters. Each Lender Party (including in its capacity as a holder of obligations under any Qualified Hedging Agreement or Cash Management Obligation) irrevocably authorizes the Administrative Agent (and the Administrative Agent shall), (a) to release any Lien on any property granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers hereunder (other than contingent indemnification obligations not yet due and payable and as to which no claim has been made), the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made) and the termination of all Qualified Hedging Agreements (other than Qualified Hedging Agreements as to which other arrangements reasonably satisfactory to the applicable Lender Party shall have been made); (ii) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Collateral Document to the holder of any Lien on such property which is permitted by Section 10.8(c), (d), (k) (with respect to Capital Leases), (l), (m), (q) or (r); or (c) to release any Subsidiary from its obligations under the applicable Subsidiary Guaranty if such entity ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary from its obligations under the applicable Subsidiary Guaranty, pursuant to this Section 14.10. The Administrative Agent will, for the benefit of the Loan Parties and at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Lien granted on any item of collateral under the Collateral Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under any Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 14.10. Any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under any Qualified Hedging Agreement or Cash Management Obligations. No Lender Party to whom Cash Management Obligations or Hedging Obligations are owed that obtain the benefits of Section 12.3 or any Loan Document by virtue of the provisions hereof or thereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the collateral (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any other Loan Document) other than in such Lender Party’s capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.

14.11 Other Agents. No Lender identified on the facing page of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being a Lead Arranger, a Co-Syndication Agent or a Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity. Each Lender acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

14.12 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

14.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

SECTION 15 GENERAL

15.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders and, in the case of an amendment or other modification, the Company, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall increase the Percentage of any Lender or increase or extend the Commitment of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (A) (i) extend the scheduled maturity date of any principal of any Loan of any Lender (excluding any such extension resulting from a non-pro-rata extension of the Termination Date pursuant to Section 6.3) or extend the date for payment of any interest on any Loan or any fees payable hereunder to any Lender or (ii) reduce the principal amount of any Loan of any Lender, the rate of interest thereon or any fees payable hereunder to any Lender, without, in each case, the consent of such Lender, (B) (i) release (x) the Parent or the Company from its obligations under the Parent/Company Guaranty, (y) all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantees or (z) all or substantially all of the collateral granted under the Collateral Documents, except any amendment required to effectuate Section 10.12(vii) or (ii) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of each Lender directly affected thereby, (C) waive any condition set forth in Section 11.2 as to any Credit Extension under the Revolving Facility or the Effective Date Term Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be, (D) waive any condition set forth in Section 11.3 as to any Credit Extension under the DDTL Facility without the written consent of the Required DDTL Lenders or (E) change the order of application of any prepayment of Term Loans from the application thereof set forth in the applicable provisions of Section 6.4.2 in any manner that materially and adversely affects the Term Lenders without the written consent of the Required Term Lenders. No amendment, waiver or consent shall (i) alter the pro rata sharing of payments required by Section 7.6 or the pro rata reduction in Commitments required by Section 6.2.1 or (ii) amend the definition of “Eligible Jurisdictions” (provided for the avoidance of doubt that Company’s exercise of its right to add Subsidiary Borrowers in jurisdictions other than Eligible Jurisdictions pursuant to Section 2.7(a) shall not be deemed to be an amendment, waiver or consent with respect to the definition of “Eligible Jurisdictions”) without, in each case, the consent of each Lender. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of an Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of such Issuing Lender. No provision of this Agreement affecting the Swing Line Lender in its capacity as such shall be amended, modified or waived without the written consent of the Swing Line Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, (a) the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document (i) to cure any ambiguity, omission, mistake, defect or inconsistency or (ii) to the extent the Administrative Agent determines is necessary or appropriate to implement the provisions of Section 6.2, Section 6.3, Section 8.2 (subject to the terms thereof) or Section 10.12(vii) and (b) this Agreement may be amended by delivery of a fully executed Subsidiary Borrower Supplement without the consent of any other party.

The Borrowers may replace any Non-Consenting Lender in accordance with Section 15.10, provided that such amendment, waiver or consent can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

15.2 Confirmations. The Company and each Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding to such Lender.

15.3 Notices; Effectiveness; Electronic Communication.

15.3.1 Notices Generally.

(a) Except as otherwise provided in Sections 2.2 and 2.4, all notices hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or email transmission as follows and shall be sent to the applicable party at its address shown on Schedule 15.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent and receipt of such facsimile is confirmed; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. Notices and other communications delivered through electronic communications shall be effective as provided in Section 15.3.2. For purposes of Sections 2.2 and 2.4, the Administrative Agent and the Swing Line Lender shall be entitled to rely on telephonic instructions from any person that the Administrative Agent or the Swing Line Lender in good faith believes is a Responsible Officer of the Company, and the Company shall hold the Administrative Agent, the Swing Line Lender and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

(b) Each Foreign Borrower hereby irrevocably designates and appoints the Company, in the case of any suit, action or proceeding brought in the United States, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Company at the Company’s address set forth in Schedule 15.3, and each Foreign Borrower hereby irrevocably authorizes and directs the Company to accept such service on its behalf. Each Foreign Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15.3.2 Electronic Communications. Notices and other communications to the Issuing Lenders and the other Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Issuing Lender or other Lender pursuant to Section 2 if such Issuing Lender or other Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent, the Swing Line Lender, each Issuing Lender or the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Subject to the last sentence of the preceding paragraph, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

15.3.3 The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

15.3.4 Change of Address, Etc. Each Borrower, the Administrative Agent, any Issuing Lender and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number or email address for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Lenders and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

15.4 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency or similar law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

15.5 Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

15.6 Costs and Expenses. The Company agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees and charges of one counsel for the Administrative Agent and of any local or foreign counsel reasonably deemed appropriate by such counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees, court costs and other legal expenses) incurred by the Administrative Agent and each Lender during the existence of an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any amendments, supplements or waivers to any of the foregoing. In addition, the Company agrees to pay, and to save the Administrative Agent, the Lead Arrangers and the Lenders harmless from all liability for, (a) any stamp or similar Taxes (excluding, for the avoidance of doubt, any Excluded Taxes) that may be payable in connection with the execution and delivery of any Loan Document or any other document delivered or to be delivered in connection herewith and (b) any fees of the auditors of the Parent or any Subsidiary in connection with any reasonable exercise by the Administrative Agent or any Lender of its rights pursuant to Section 10.2. All obligations provided for in this Section 15.6 shall survive repayment of the Loans and any termination of this Agreement.

15.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

15.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.9 Assignments; Participations.

15.9.1 Assignments.

(a) The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee in accordance with the provisions of this Section 15.9.1, (ii) by way of participation in accordance with the provisions of Section 15.9.2 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the penultimate paragraph of this Section 15.9.1 (and, in each case, any other attempted assignment or transfer by any Lender party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than a Lender, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 15.9.2 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may, with the prior written consent of the Administrative Agent and, so long as no Event of Default under Section 12.1.1, 12.1.3 or 12.1.4 (solely with respect to an Event of Default arising due to non-compliance with Section 10.6) has occurred and is continuing, the Company (which consents of the Administrative Agent and the Company shall not be unreasonably delayed or withheld and, with respect to the consent of the Company, such consent shall be deemed to have been given if the Company has not objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), at any time assign and delegate to one or more Eligible Assignees (any Person to whom such an assignment and delegation is to be made being herein called an “Assignee”), all or any fraction of such Lender’s Loans and Commitment in a minimum aggregate amount (in the case of an assignment to an Assignee other than a Lender hereunder) equal to the lesser of (i) the amount of the assigning Lender’s remaining Loans and, without duplication, Commitments and (ii) $5,000,000 (or such lesser amount as the Company and the Administrative Agent may agree in their discretion); provided that (v) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrowers would be obligated to pay any greater amount under Section 7.7 or Section 8 to the Assignee than the Borrowers are then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Borrowers will not be required to pay the incremental amounts), (w) any assignment to a Person other than a Lender shall be subject to the prior written consent of the Issuing Lenders and the Swing Line Lender (which consents shall not be unreasonably withheld or delayed), (x) no consent of the Company or the Administrative Agent shall be required in connection with any assignment from a Lender to a Lender, an Affiliate or branch of a Lender or an Approved Fund, (y) no consent of the Administrative Agent shall be required in connection with any assignment to another Lender and (z) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

(i) the Assignee shall have complied with the requirements set forth in Section 7.7.5, if applicable,

(ii) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Lender and the Assignee,

(iii) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent (an “Assignment Agreement”), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent and, if required, the Company, and

(iv) unless the Assignee is an Affiliate or branch of the assigning Lender, the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met, (A) such Assignee shall be deemed automatically to have become a party hereto as a Lender with respect to the interest assigned and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder (in addition, if applicable, to rights and obligations previously held by such Lender), and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder (and, in the case of an assignment of all of its Commitments and Loans, shall cease to be a Lender (but shall continue to have all rights and obligations under provisions hereof which by their terms survive the termination hereof)); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any attempted assignment and delegation not made in accordance with this Section 15.9.1 shall be null and void.

The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s office specified for payments pursuant to Section 7.1 a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and reimbursement obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective unless it is recorded in the Register. The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Notwithstanding the foregoing provisions of this Section 15.9.1 or any other provision of this Agreement, (a) no assignment shall be made to (i) the Company or any Affiliate or Subsidiary thereof, (ii) any Defaulting Lender or any Subsidiary thereof, or any Person which, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons), and (b) any Lender may at any time assign all or any portion of its Loans to a Federal Reserve Bank or any other central bank by way of a pledge or assignment of a security interest to secure its obligations to such bank; provided that no such assignment shall (i) release any Lender from any of its obligations hereunder or (ii) substitute any such Federal Reserve Bank for such Lender as a party hereto; and provided, further, that no such Federal Reserve Bank shall be entitled to exercise any right (or shall have any obligation) of a Lender under the Loan Documents unless it becomes a Lender in compliance with the other provisions of this Section 15.9.1.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lender or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

15.9.2 Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or a Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries) participating interests in any Loan owing to such Lender (other than Loans to UK Borrowers), the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or Swing Line Loan or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain responsible for all of its obligations as a Lender hereunder for all purposes of this Agreement, (y) the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (z) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 15.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Borrowers also agree that each Participant shall be entitled to the benefits of Section 7.7 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater amount pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender if no participation had been sold unless the relevant Loan Party has failed to comply with its obligations under Section 7.7.5 or 7.7.6). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

15.10 Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 8.7, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 15.9), all of its interests, rights (other than its existing rights to payments pursuant to Sections 7.7 and 8.1) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 15.9.1;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and its Percentage of all Unreimbursed Amounts, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 8.1 or payments required to be made pursuant to Section 7.7, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Notwithstanding the foregoing, each Lender agrees that if a Borrower exercises its option pursuant to this Section 15.10 to cause an assignment by such Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 15.9; provided that each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment Agreement executed by the Company, the Administrative Agent and the assignee, and (ii) the Lender required to make such assignment does not execute the assignment required to be signed by the applicable Lender within ten (10) Business Days of notice thereof, then such Lender need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof. Any removal of Bank of America or its successor as a Defaulting Lender pursuant to this Section 15.10 shall also constitute the removal of Bank of America or its successor as the Administrative Agent pursuant to Section 14.9.

15.11 Governing Law; Severability. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Loan Parties and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

15.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

15.13 PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

15.14 Indemnification by the Company.

(a) Subject to the limitations set forth in the “Notwithstanding” paragraph of Section 10.12 each Borrower shall indemnify the Administrative Agent, each Lender and each of their respective Related Parties (each such Person, an “Indemnitee”) against, and hold each Indemnitee harmless from, all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of a law firm as counsel for all Indemnitees in connection with any event or circumstance giving rise to claims hereunder except that if, in the reasonable opinion of an Indemnitee, representation of all Indemnitees by one firm as counsel would be inappropriate due to the existence of an actual or potential conflict of interest, each Borrower shall reimburse the reasonable fees and charges of no more than the number of additional law firms as counsel for the various Indemnitees as is necessary to avoid any such actual or potential conflict of interest), incurred by or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 7.7), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission by any Borrower or any of their respective Affiliates and that is brought by an Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding brought against the Administrative Agent solely in its capacity as, or in fulfillment of its role as, an agent under this Agreement). Without limiting the provisions of Section 7.7.3, this Section 15.14(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and expenses arising from a non-Tax claim.

(b) All obligations provided for in this Section 15.14 shall survive repayment of the Loans, any foreclosure under, or any modification, release or discharge of any or all of the Collateral Documents, the sale, transfer or conveyance of all or part of the past and present properties and facilities or any circumstances which might otherwise constitute a legal or equitable discharge, in whole or in part, of the Borrowers under this Agreement and any termination of this Agreement.

15.15 Forum Selection and Consent to Jurisdiction. THE PARENT AND EACH OTHER BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PARENT AND THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY LITIGATION ABOVE; (B) CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO ITS ADDRESS AS DETERMINED PURSUANT TO SECTION 15.3, BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS; AND (C) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY THAT IS A PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

15.17 Electronic Execution of Assignments and Certain Other Documents.

(a) The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment Agreements, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

(b) Subject to Section 15.19, each Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Borrowers, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the other Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and the other Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals.

15.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

15.19 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, branches and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that, so long as not prohibited from doing so by any applicable law, regulation or order, the Administrative Agent and the Lenders, as applicable, shall use commercially reasonable efforts to notify the Company promptly upon receipt of any subpoena or similar legal process), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 6.2.2 or 6.3 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the prior written consent of the Company, (i) to market data collectors with such Information to consist of deal terms and other information customarily found in such publications but limited to (1) the name and industry of the Loan Parties, (2) the Effective Time, (3) the aggregate principal amount of the Loans as of the Effective Time, (4) the Term Loan Maturity Date or Termination Date of the Loans, as applicable and (5) the respective agent roles of the Lenders, as applicable, or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates or branches on a nonconfidential basis from a source other than the Parent or any Subsidiary. For purposes of this Section, “Information” means all information received from or on behalf of the Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Parent or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

15.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

15.21 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

15.22 Canadian Anti-Money Laundering Legislation. If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of the Proceeds of Crime Act and other applicable anti-terrorism Laws and “know your client” policies, regulations, Laws or rules (the Proceeds of Crime Act and such other anti-terrorism laws, applicable policies, regulations, Laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Administrative Agent:

(a) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(b) shall provide to the Lenders, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Parties or any such authorized signatory in doing so.

[signatures begin on the following page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

MIDDLEBY MARSHALL INC.

By	/s/ Martin M. Lindsay
Name Martin M. Lindsay
Title Secretary & Treasurer

THE MIDDLEBY CORPORATION

By	/s/ Martin M. Lindsay
Name Martin M. Lindsay Title Secretary & Treasurer

MIDDLEBY HOLDING UK LTD.

By	/s/ Martin M. Lindsay
Name Martin M. Lindsay Title Secretary & Treasurer

MIDDLEBY UK RESIDENTIAL HOLDING, LTD.

By	/s/ Martin M. Lindsay
Name Martin M. Lindsay Title Secretary & Treasurer

AGA RANGEMASTER GROUP LIMITED

By	/s/ Martin M. Lindsay
Name Martin M. Lindsay Title Secretary & Treasurer

MIDDLEBY CANADA COMPANY INC.

By	/s/ Martin M. Lindsay
Name Martin M. Lindsay Title Secretary & Treasurer

MIDDLEBY SWEDEN HOLDINGS AB

By	/s/ Martin M. Lindsay
Name Martin M. Lindsay Title Secretary & Treasurer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By	/s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as an Issuing Lender, as Swing Line Lender and as a Lender

By	/s/ Michael J. Haas
Name: Michael J. Haas Title: Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Lender

By	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade Title: Vice President

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By	/s/ Ashley Braniecki

Name: Ashley Braniecki
Title: Vice President

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By	/s/ Donna Benson
Name: Donna Benson
Title: Assistant Vice President

[Signature Page to Credit Agreement]

The First Bank of Highland Park,
as a Lender

By	/s/ Lynn M. Rosinsky
Name: Lynn M. Rosinsky
Title: Managing Director

[Signature Page to Credit Agreement]

Associated Bank N.A.,
as a Lender

By	/s/ Deann Malcore
Name: Deann Malcore
Title: Assistant Vice President

[Signature Page to Credit Agreement]

The Huntington National Bank,
as a Lender

By	/s/ Mark Zobel
Name: Mark Zobel
Title: Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[Signature Page to Credit Agreement]

BNP Paribas, as a Lender

By	/s/ Rick Pace
Name: Rick Pace Title: Managing Director

By	/s/ Michael Lefkowitz
Name: Michael Lefkowitz Title: Vice President

[Signature Page to Credit Agreement]

Citizens Bank, NA, as a Lender

By	/s/ Jonathan Gleit
Name: Jonathan Gleit
Title: Senior Vice President

[Signature Page to Credit Agreement]

Bank of Montreal,
as a Lender

By	/s/ Thomas Hasenauer
Name: Thomas Hasenauer
Title: Managing Director

[Signature Page to Credit Agreement]

Bank of Montreal, London Branch, as a Lender

By	/s/ Richard Pittam
Name: Richard Pittam Title: Managing Director

By	/s/ Gary Mattan
Name: Gary Mattan Title: Managing Director

[Signature Page to Credit Agreement]

Fifth Third Bank, National Association,
as a Lender

By	/s/ Michael Cortese
Name: Michael Cortese
Title: Vice President

[Signature Page to Credit Agreement]

The Northern Trust Company,
as a Lender

By	/s/ Timothy S McDonald
Name: Timothy S McDonald
Title: Senior Vice President

[Signature Page to Credit Agreement]

KBC BANK N.V., as a Lender

By	/s/ Francis X. Payne
Name: Francis X. Payne Title: Managing Director

By	/s/ Deborah Carlson
Name: Deborah Carlson Title: Director

[Signature Page to Credit Agreement]

U.S. Bank National Association,
as a Lender

By	/s/ James N. DeVries
Name: James N. DeVries
Title: Senior Vice President

[Signature Page to Credit Agreement]

TD Bank, N.A.,
as a Lender

By	/s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

[Signature Page to Credit Agreement]

Capital One, National Association,
as a Lender

By	/s/ Neha Shah
Name: Neha Shah
Title: Duly Authorized Signatory

[Signature Page to Credit Agreement]

HSBC Bank USA, National Association,
as a Lender

By	/s/ Kyle Patterson
Name: Kyle Patterson
Title: Senior Vice President

[Signature Page to Credit Agreement]

Wells Fargo Bank, N.A.,
as a Lender

By	/s/ Peg Laughlin
Name: Peg Laughlin
Title: Senior Vice President

[Signature Page to Credit Agreement]

COÖPERATIEVE RABOBANK U.A., as a Lender

By	/s/ Piet Hein Knook
Name: Piet Hein Knook Title: Vice President

By	/s/ Shane Koonce
Name: Shane Koonce Title: Executive Director

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC,
as a Term Lender

By	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Signature Page to Credit Agreement]

BARCLAYS BANK IRELAND PLC,
as a Revolving Lender and DDTL Lender

By	/s/ Mark Pope
Name: Mark Pope
Title: Assistant Vice President

[Signature Page to Credit Agreement]

SCHEDULE 1.1

PRICING SCHEDULE

The DDTL Non-Use Fee Rate, Commitment Fee Rate, Eurocurrency Margin, LC Fee Rate, Base Rate Margin and Canadian Prime Rate Margin, respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

	DDTL Non-Use Fee Rate and Commitment Fee Rate	Eurocurrency Margin/Daily Floating LIBOR Margin/LC Fee Rate	Base Rate Margin/ Canadian Prime Rate Margin	Alternative Currency Daily Rate Margin	Alternative Currency Term Rate Margin
Level I	40.00 bps	250.00 bps	150.00 bps	250.00 bps	250.00 bps
Level II	37.50 bps	225.00 bps	125.00 bps	225.00 bps	225.00 bps
Level III	35.00 bps	200.00 bps	100.00 bps	200.00 bps	200.00 bps
Level IV	30.00 bps	187.50 bps	87.50 bps	187.50 bps	187.50 bps
Level V	25.00 bps	162.50 bps	62.50 bps	162.50 bps	162.50 bps
Level VI	20.00 bps	137.50 bps	37.50 bps	137.50 bps	137.50 bps
Level VII	15.00 bps	112.50 bps	12.50 bps	112.50 bps	112.50 bps
Level VIII	12.50 bps	100.00 bps	00.00 bps	100.00 bps	100.00 bps

Level I applies when the Leverage Ratio is greater than or equal to 5.00 to 1.00.

Level II applies when the Leverage Ratio is greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00.

Level III applies when the Leverage Ratio is greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00.

Level IV applies when the Leverage Ratio is greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00.

Level V applies when the Leverage Ratio is greater than or equal to 2.50 to 1.00 but less than 3.50 to 1.00.

Level VI applies when the Leverage Ratio is greater than or equal to 1.75 to 1.00 but less than 2.50 to 1.00.

Level VII applies when the Leverage Ratio is greater than or equal to 1.00 to 1.00 but less than 1.75 to 1.00.

Level VIII applies when the Leverage Ratio is less than 1.00 to 1.00.

Beginning on the Effective Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 10.1.2 for the Fiscal Quarter ending September 30, 2021, the applicable Level shall be set at Level VI. The applicable Level shall be adjusted as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 10.1.1 or 10.1.2; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by Section 10.1.3, in each case when due, Level I shall apply until such financial statements are delivered.

SCHEDULE 2.1

LENDERS AND INITIAL COMMITMENTS AND PERCENTAGES

		Revolver	Term Loan A	Term Loan A Delayed Draw
Lender	Title	Amount	Amount	Amount	Total	Total %	Jurisdiction of Tax Residence/HRMC Double Tax Treaty Passport Number (if applicable)
Bank of America, N.A.	Joint Lead Arranger / Joint Bookrunner	$385,000,000.00	$140,000,000.00	$105,000,000.00	$630,000,000.00	14.00%	USA 13/B/7418/DTTP
JPMorgan Chase Bank, N.A.	Joint Lead Arranger / Joint Bookrunner	256,666,666.67	93,333,333.33	70,000,000.00	420,000,000.00	9.33%	USA 13/M/268710/DTTP
Wells Fargo Bank, N.A.	Joint Lead Arranger / Joint Bookrunner	256,666,666.67	93,333,333.33	70,000,000.00	420,000,000.00	9.33%	USA 13/W/61173/DTTP
Bank of Montreal	Joint Lead Arranger / Joint Bookrunner	226,111,111.11	82,222,222.22	61,666,666.67	370,000,000.00	8.22%	N/A
PNC Bank, National Association	Joint Lead Arranger / Joint Bookrunner	226,111,111.11	82,222,222.22	61,666,666.67	370,000,000.00	8.22%	USA 13/P/63904/DTTP
Citizens Bank, N.A.	Joint Lead Arranger / Co-Syndication Agent	183,333,333.33	66,666,666.67	50,000,000.00	300,000,000.00	6.67%	USA 13/C/356159/DTTP
U.S. Bank National Association	Joint Lead Arranger / Co-Syndication Agent	183,333,333.33	66,666,666.67	50,000,000.00	300,000,000.00	6.67%	USA 13/U/62184/DTTP
Cooperatieve Rabobank U.A., New York Branch	Co-Documentation Agent	134,444,444.44	48,888,888.89	36,666,666.67	220,000,000.00	4.89%	The Netherlands 1/C/70166/DTTP

Barclays Bank Ireland PLC	Co-Documentation Agent	122,222,222.23	—	33,333,333.33	155,555,555.56	3.46%	Ireland 12/B/306094/DTTP
Barclays Bank PLC	Co-Documentation Agent	—	44,444,444.44	—	44,444,444.44	0.99%	UK
Capital One National Association	Co-Documentation Agent	122,222,222.23	44,444,444.44	33,333,333.33	200,000,000.00	4.44%	USA 13/C/365299/DTTP
Fifth Third Bank, National Association	Co-Documentation Agent	122,222,222.23	44,444,444.44	33,333,333.33	200,000,000.00	4.44%	USA 13/F/24267/DTTP
TD Bank, N.A.	Co-Documentation Agent	122,222,222.23	44,444,444.44	33,333,333.33	200,000,000.00	4.44%	USA 13/T/358618/DTTP
BNP Paribas		91,666,666.67	33,333,333.33	25,000,000.00	150,000,000.00	3.33%	France 5/B/255139/DTTP
KeyBank National Association		91,666,666.67	33,333,333.33	25,000,000.00	150,000,000.00	3.33%	USA 13/K/ 216374/DTTP
The Huntington National Bank		76,388,888.89	27,777,777.78	20,833,333.33	125,000,000.00	2.78%	USA 13/H/ 216377/DTTP
HSBC Bank USA, National Association		42,777,777.74	15,555,555.58	11,666,666.68	70,000,000.00	1.56%	USA 13/H/ 314375/DTTP
Associated Bank, N.A.		30,555,555.56	11,111,111.11	8,333,333.33	50,000,000.00	1.11%	N/A
KBC Bank N.V.		30,555,555.56	11,111,111.11	8,333,333.33	50,000,000.00	1.11%	Kingdom of Belgium
The Northern Trust Company		27,500,000.00	10,000,000.00	7,500,000.00	45,000,000.00	1.00%	USA 13/N/60122/DTTP
The First Bank of Highland Park		18,333,333.33	6,666,666.67	5,000,000.00	30,000,000.00	0.67%	N/A
Total		$2,750,000,000.00	$1,000,000,000.00	$750,000,000.00	$4,500,000,000.00	100.00%

SCHEDULE 9.6

LITIGATION AND CONTINGENT LIABILITIES

None.

SCHEDULE 9.8

SUBSIDIARIES

Subsidiaries of The Middleby Corporation

Name of Subsidiary	State/Country of Incorporation/Organization
680088 N.B. Inc. DBA	Canada
AFE Online Limited	United Kingdom
AFG Appliances Limited	United Kingdom
AFG Canada Limited	Canada
AFG Foundries Limited	United Kingdom
AFG Investments Canada Limited	Canada
AFG Manufacturing Limited	United Kingdom
AFG Nominees Limited	United Kingdom
AFG Property Management Limited	United Kingdom
AFG U.K. Limited	United Kingdom
AGA Care Limited	United Kingdom
AGA Cookers Limited	United Kingdom
AGA Links Limited	United Kingdom
AGA Home Inc.	Delaware
AGA Pensions (1974) Ltd.	United Kingdom
AGA Ranges Inc.	Pennsylvania
AGA Rangemaster Ltd	United Kingdom
AGA Rangemaster Group Ltd	United Kingdom
AGA Rangemaster Group – Asia Sourcing Limited	Hong Kong
AGA Rangemaster Properties Ltd	United Kingdom
AGA Rayburn Ltd	United Kingdom
AGA Trustees (1970) Ltd.	United Kingdom
Alkar Holdings, Inc.	Wisconsin
Alkar-RapidPak, Inc.	Wisconsin
AMC Properties, LLC	Mississippi
American Permanent Ware Company, LLC	Delaware
Anetsberger, LLC	Delaware
ARG Corporate Services Ltd	United Kingdom
Associated American Industries, LLC	Texas
Armor Inox Holding France SAS	France
Armor Inox S.A.S	France
Armor Inox Service S.A.S.	France
Armor Inox USA, LLC	Delaware
Astec Holdings Limited	United Kingdom
Auto-Bake Acquisition Pty. Ltd.	Australia
Auto-Bake Pty. Ltd.	Australia
Automatic Bar Controls, Inc.	Delaware
Automation Tech, LLC	Delaware
Bakers Pride Oven Company, LLC	Delaware
Baker Thermal Solutions, LLC	Delaware
Beech Ovens, LLC	Delaware
Beech Ovens Pty Ltd.	Australia
Brava Home, Inc.	Delaware

Brickhouse Dudley Limited	United Kingdom
Britannia Kitchen Ventilation Ltd.	United Kingdom
Burford Baker Solutions Limited	United Kingdom
Burford Corp.	Oklahoma
Cashmore General Steels Ltd.	Scotland
Carter Hoffmann, LLC	Delaware
Catering Equipment Industry srl	Italy
Cerpac, Inc.	Mississippi
Cinoxplan SLU	Spain
Cloverleaf AM Essex, LLC	Delaware
CM Brewing Technologies, LLC	California
Cooking Solutions Group, LLC	Delaware
CookTek Induction Systems, LLC	Delaware
Cozzini, LLC	Delaware
Cozzini Middleby de Mexico, S. de R.L. de C.V.	Mexico
Cozzini do Brasil Ltda	Brazil
Cryomagnetic Systems Limited	United Kingdom
Danfotech	Denmark
Danfotech Holdings, LLC	Delaware
Danfotech Inc.	Missouri
DBT Holdings, LLC	Delaware
Desmon S.p.A.	Italy
Divertimenti Limited	United Kingdom
Enersyst Development Center, L.L.C.	Delaware
EURL Armor Inox Production	France
EVO America, LLC	Delaware
Fab-Asia Inc.	Philippines
Fairfield Road Limited	United Kingdom
Field Service Solutions, LLC	Arkansas
Filling Machines & Systems, Inc.	Delaware
Fired Earth Ltd	United Kingdom
Firex Investment Inc.	United States
Firex S.r.l.	Italy
Follet International	Poland
Follett Products, LLC	Delaware
Follett Europe Polska sp zoo	Poland
Food Processing Holding Ltd.	United Kingdom
F.R. Drake Company	Delaware
Frifri ARO SA	Switzerland
Furdo Limited	Ireland
Glendale Engineering Ltd.	United Kingdom
Globe Food Equipment Company	Ohio
Globe Food Equipment Holding Corporation	Delaware
Goldstein Eswood Commercial Cooking Pty Ltd	Australia
Goldstein Properties Pty Ltd	Australia
Grand Rise International Limited	Hong Kong
Grange Eastern Europe Inc.	Romania
Grange Enseignes SAS	France
Grange Furniture Canada (1989) Ltd	Canada
Grange Furniture Inc.	Delaware
Grange Luxembourg SARL	Luxembourg

Grange SAS	France
G.S. Blodgett, LLC	Delaware
Giga Grandi Cucine S.r.l.	Italy
Headland Finance	Netherlands
Headland UK Limited	United Kingdom
Heartland Appliances Inc.	Canada
Heydal Limited	United Kingdom
Hinds-Bock Corporation	Washington
Holman Cooking Equipment, Inc.	Delaware
Houno A/S	Denmark
Houno Holding LLC	Delaware
Imperial Machine Company Ltd	United Kingdom
Inline Filling Systems, LLC	Florida
Jade Range, LLC	Delaware
Joseph Gillot & Sons Limited	United Kingdom
Josper SA	Spain
Jubilee Road Limited	United Kingdom
Key-Log S.r.l.	Italy
Lab2Fab, LLC	Delaware
La Cornue International Inc.	Delaware
La Cornue SAS	France
LC Holdings US	Delaware
LC Holdings SARL	France
Leavlite Limited	United Kingdom
Leisure Caspian Limited	United Kingdom
Leisure Lexin Limited	United Kingdom
Leisure Swink Limited	United Kingdom
Lincat Ltd.	United Kingdom
Lincat Group Limited	United Kingdom
Lower Charles Street Ltd.	United Kingdom
Maurer-Atmos GmbH	Germany
Meheen Manufacturing, Inc.	Washington
MEP FMS Holdings, LLC	Delaware
Mercury Appliances Limited	United Kingdom
Middleby Advantage, LLC	Delaware
Middleby Australia Group Pty. Ltd.	Australia
Middleby Canada Company Inc.	Canada
Middleby Celfrost Innovations Pvt Ltd	India
Middleby China Corporation	People’s Republic of China
Middleby Coffee Solutions Group, LLC	Delaware
Middleby Cooking System
Manufacturing (Shanghai) Corporation	People’s Republic of China
Middleby Cozzini Brasil Equipamentos, Ltda	Brazil
Middleby Denmark Holding ApS	Denmark
Middleby do Brasil Ltda	Brazil
Middleby Espana SL	Spain
Middleby Europe, S.L.	Spain
Middleby Foodservice Equipment Corp	People’s Republic of China
Middleby Food Service Equipment (Zhuhai) Co. Ltd	People’s Republic of China
Middleby Holding UK Ltd.	United Kingdom
Middleby India Engineering Pvt Ltd	India

Middleby Induction China Corporation	People’s Republic of China
Middleby Lux Holdings SCS	Luxembourg
Middleby Luxembourg S.a.r.l.	Luxembourg
Middleby Marshall Holding LLC	Delaware
Middleby Marshall Inc.	Delaware
Middleby National Sales LLC	Delaware
Middleby Packaging Solutions, LLC	Delaware
Middleby Philippines Corporation	Philippines
Middleby Sweden Holdings SB	Sweden
Middleby UK Ltd	United Kingdom
Middleby UK Residential Holdings	United Kingdom
Middleby Worldwide	Russia
Middleby Worldwide, Inc.	Florida
Middleby Worldwide Mexico SA de CV	Mexico
Middleby Worldwide Middle East FZE	DUB
Middleby Worldwide Philippines	Philippines
Middleby Worldwide Services SA de CV	Mexico
Middleby XME S.L.U.	Spain
Moxley Road Limited	United Kingdom
MP Equipment, LLC	Delaware
MWW Food Processing USA	Delaware
New Sheldon Limited	United Kingdom
New Star International Holdings, Inc.	Delaware
Nieco, LLC	Delaware
Northland Corporation	Michigan
Novy GmbH	Germany
Novy Holding NV	Belgium
Novy International NV	Belgium
Novy Invest NV	Belgium
Novy Ltd	United Kingdom
Novy Nederland BV	Netherlands
Novy NV	Belgium
Novy SAS	France
Pacproinc, LLC	Delaware
Planetary Road Limited	United Kingdom
Pengyuan Technology (Shenzhen) Co. Ltd.	People’s Republic of China
Peterson Distributions	California
Pierce Engineering Limited	Ireland
Pitco Frialator, LLC	Delaware
Powerhouse Dynamics, LLC	Delaware
QualServ Solutions LLC	Delaware
Rangemaster Classic Limited	United Kingdom
Rangemaster Limited	United Kingdom
Rangemaster Products Limited	United Kingdom
Rayburn Cooking & Heating Appliances Ltd.	United Kingdom
Rosyl SAS	France
Scanico A/S	Denmark
SD Group Intressenter (SDGI)	Sweden
Shaker Limited	United Kingdom
Sidney Flavel & Co Limited	United Kingdom
Southern Aluminum Supplies Limited	United Kingdom

Spenuzza, Inc.	California
Spooner Vicars Bakery Systems	United Kingdom
Standex de Mexico S.A. de C.V.	Mexico
Star International Holdings, Inc.	Delaware
Star Manufacturing International Inc.	Delaware
Stewart Systems Baking, LLC	Delaware
STE Civille Immobiliereles Roches SCI	France
Steel Parts Limited	United Kingdom
Stourbridge Steel (1991) Limited	United Kingdom
Sveba Dahlen Aktiebolag	Sweden
Sveba Dahlen Baltic OÜ	Estonia
Sveba Dahlen España	Spain
Sveba-Dahlen Group AB	Sweden
Swink Limited	United Kingdom
Taylor Commercial FoodService, LLC	Delaware
Taylor Company Srl	Italy
Taylor Foodservice Equipment Trading (Shanghai) Co. Ltd.	People’s Republic of China
Taylor Pallister Limited	United Kingdom
Test Lane Limited	United Kingdom
The AGA Shop Limited	United Kingdom
The Alluvian, LLC	Mississippi
The Alluvian Spa, LLC	Mississippi
The Coalbrookdale Company Limited	United Kingdom
Thor Cryogenics Limited	United Kingdom
Thornton Group Holdings Limited	United Kingdom
Thurne-Middleby Ltd	United Kingdom
TMC Lux Holdings Sarl	Luxembourg
TMC Lux Sarl	United Kingdom
TMC Scots Holdings LP	United Kingdom
TurboChef Technologies, LLC	Delaware
ULC Holding Company	Delaware
U-Line Corporation	Wisconsin
Varimixer A/S	Denmark
Ve.Ma.C S.r.L.	Italy
Viking Culinary Group, LLC	Mississippi
Viking Cooking Schools, LLC	Mississippi
Viking Range Brasil Participacoes Ltda	Brazil
Viking Range Corporation do Brasil Importacao e Comercio Ltda	Brazil
Viking Range, LLC	Delaware
Viking West, Inc.	California
Waterford Stanley Ltd	Ireland
Waterford Foundry (Inventions) Limited	Ireland
Wells Bloomfield, LLC	Delaware
Western Way Limited	United Kingdom
Wholesale Catering Equipment Limited	United Kingdom
Wild Goose Canning Technologies, LLC	Colorado
Wunder-Bar Dispensing UK Limited	United Kingdom
Wunder-Bar Europe S.r.o.	Czech Republic
Wunder-Bar Holdings, Inc.	Delaware
Wunder-Bar International, Inc.	California
Wunder-Bar LID, LLC	California

SCHEDULE 9.14

ENVIRONMENTAL MATTERS

None.

SCHEDULE 10.7(h)

EXISTING DEBT

1.

Building lease, dated November 26, 2014, between Caixa Bank Spain and Josper SA in the amount of EUR 259,031, relating to the premises located at Carrer Marconi, 17 08397 Pineda de Mar, Barcelona, Spain.

2.	Term loan, dated September 13, 2017, between Mediocredito Italiano Spa, Italy and Firex Srl in the original principal amount of EUR 1,000,000. As of 7/2/2021, EUR 233,334 remains outstanding.

3.

Mortgage between Caixa Bank, Spain and Sveba-Dahlen Espana, dated November 10, 2010 (the “Sveba-Dahlen Mortgage”) in the amount of EUR 429,650 relating to the property located at Av. Quitapesares, 33, nave 4, 28670 Villaviciosa de Odón, Madrid, Spain (the “Sveba-Dahlen Spanish Property”). As of 7/2/2021, EUR 35,317 is outstanding under the loan.

4.

Operating credit facility, dated as of October 10, 2013 (the “Celfrost Facility”), between Bank of America and Middleby Celfrost Innovations Pvt Ltd. As of 7/2/2021, INR 147,277,685 is drawn and outstanding under this facility.

5.	Term loan facility between JP Morgan and Cozzini do Brasil Ltda in the amount of BRL 10,000,000 dated March 25, 2014. As of 7/2/2021, BRL 10,000,000 is drawn and outstanding under this facility.

6.	Equipment lease, dated 7/8/2019, by and between Dimension Funding, LLC and Synesso, Inc. representing total obligations of $45,036 as of 7/2/2021.

7.	Equipment financing agreement dated 11/25/2020, by and between Amada Capital Corporation and QualServ Solutions LLC. As of 7/2/2021, $1,196,906 remains outstanding under the agreement.

SCHEDULE 10.8

EXISTING LIENS

1.

Liens on assets now owned or hereafter acquired by Key-Log Srl granted pursuant to or in connection with the Key-Log Facility; provided that the Liens may extend only to the types of assets in which a Lien has been granted to secure the Key-Log Facility as of the Effective Time.

2.	Liens on the Sveba-Dahlen Spanish Property (and any proceeds thereof) granted pursuant to or in connection with the Sveba-Dahlen Mortgage.

3.

Liens on assets now owned or hereafter acquired by Middleby Celfrost Innovations Pvt Ltd. granted pursuant to or in connection with the Celfrost Facility; provided that the Liens may extend only to the types of assets in which a Lien has been granted to secure the Celfrost Facility as of the Effective Time.

4.	Other UCC liens:

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
Baker Thermal Solutions, LLC	Amada America, Inc.	Delaware Secretary of State	2020 1542937 3-03-2020	UCC-1	One (1) Amada NC Laster Cutting Machine, Model EN3015AJ-3KRNC (Serial #AEN30300) complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a Security Interest in the above referenced equipment to secured payment of its full purchase price.

Baker Thermal Solutions, LLC	Amada America, Inc.	Delaware Secretary of State	2021 1651927 3-02-2021	UCC-1	One (1) Amada NC Laster Cutting Machine, Model EN3015AJ-3KRNC complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a Security Interest in the above referenced equipment to secured payment of its full purchase price.

Inline Filling Systems, LLC	Mazak Corporation	Florida Secured Transaction Registry	2021 06995786 5-06-2021	UCC-1	All of the Lessee’s / Purchaser’s right, title and interest in the property described below, and to all of the following, whether now owned or hereafter acquired and wherever located; all accessories, parts, and other property now and hereafter affixed to, or used in connection with the property described below; all substitutions for and replacements of the property; and all proceeds from the sale, lease, license, exchange or disposition of all the foregoing and of all the property below including without limitation any leases of any of the property below or any claims or insurance proceeds with respect thereto. MAZAK MACHINE SN 313044

Follett Corporation (n/k/a Follett Products, LLC)	U.S. Bank Equipment finance a division of U.S. Bank National Association	Pennsylvania Department of State	2018103100498 10-31-18	UCC-1	Various copiers and printers whether now owned or hereafter acquired and including but not limited to copiers, printers and fax machines as further described on the invoices stored in Secured Party’s Collateral Files: wherever located; together with all replacement parts, repairs, additions, accessions and accessories incorporated therein or affixed or attached thereto and any and all proceeds of the foregoing including without limitation insurance recoveries and receipt of proceeds of the collateral by another Secured Party violates the rights of the Secured Party

G.S. Blodgett Corporation (n/k/a G.S. Blodgett, LLC)	Xerox Financial Services	Vermont Secretary of State	20-376407 9-29-2020	UCC-1	B8145 - New - HQH263142 C8135 - New - EK2339330 C8135 - New - ELQ511347 C8155 - New - EHQ218228 C8155 - New - EHQ218232 C8170 - New - EFQ646104 Collateral, together with all parts, attachments, additions, replacements and repairs incorporated in or affixed thereto. This filing is for protective purposes only. Nothing contained in the financing statement, nor the filing thereof, shall be deemed to construe the lease, or the leasing of the equipment thereunder, as a conditional sale or installment sale agreement, a lease in the nature of a security agreement or anything other than a true lease of personal property.

G.S. Blodgett Corporation (n/k/a G.S. Blodgett, LLC)	Xerox Financial Services	Vermont Secretary of State	21-384042 9-29-2020	UCC-1	One - New Xerox C9065XLS90840 , One - New Xerox C8145H290841 , One - New Xerox C8145H290842 , One - New Xerox C8145H290843 , One - New Xerox C8145H290844 , together with all attachments, accessories, replacements, replacement parts, substitutions, additions, proceeds and repairs thereto. This filing is for protective purposes only. Nothing contained in this financing statement, nor the filing thereof, shall be deemed to construe the lease, or the leasing of the Equipment thereunder, as a conditional sale or installment sale agreement, a lease in the nature of a security agreement or anything other than a true lease of personal property.

Lynx Grills, Inc. (merged into Viking Range, LLC)	Toyota Industries Commercial Finance, Inc.	Delaware Secretary of State	2019 3401473 5-16-19	UCC-1	One (1) Toyota Forklift Model # 8FGCU25 Serial #01850

Middleby Marshall Inc.	Trumpf Inc.	Delaware Secretary of State	2018 3562572 5-25-18	UCC-1	One Trumpf TruBend Cell 5000 Machine with BendMaster 60 & ToolMaster, Serial Number B0504A1930

Middleby Marshall Holding LLC	Toyota Industries Commercial Finance, Inc.	Delaware Secretary of State	2020 8180186 11-22-2020	UCC-1	One (1) Toyota Forklift Model #8FGCU30 Serial #19500
Middleby Marshall Holding LLC	Toyota Industries Commercial Finance, Inc.	Delaware Secretary of State	2020 8311260 11-28-2020	UCC-1	One 91) Genie SCSSOR Lift Model #GS-1930 Serial #GS30P-164038
Nieco Corporation (n/k/a Nieco, LLC)	Motor Sourcing, Inc.	California Secretary of State	18-7644368512 4-18-18	UCC-1	Secured Party intends to supply to the Debtor certain inventory and other goods owned by Secured Party and stored or processed at the Debtor’s premises (the “Goods”). The parties intend that the Goods will at all times be the sole and exclusive property of Secured Party until purchased by the Debtor. In the event, however, that the Debtor is deemed to have a sufficient interest in the Goods for purposes of Article 9 of the Uniform Commercial Code and that the Goods may be considered the Debtor’s inventory, Secured Party will hold a purchase money security interest in the Goods delivered to the Debtor.

Pitco Frialator, Inc. (n/k/a Pitco Frialator, LLC)	Trumpf Inc.	New Hampshire Department of State	1704030000639 3-31-17	UCC-1	One (1) TRUMPF TruBend Cell 7000 Machine, Serial Number B0403A0126
QualServ Solutions LLC	Marlin Business Bank	Delaware Secretary of State	2019 0690870 1-30-19	UCC-1	All of Debtor’s accounts, chattel paper, inventory, instruments, investment property, documents, deposit accounts, letter-of-credit rights, general intangibles, supporting obligations, and any equipment now owned or hereafter, purchased, including all proceeds and products of the foregoing, whether such property is now owned or hereafter acquired and wherever such property is or may be located, and including but not limited to the property as further described on the Exhibit attached.
QualServ Solutions LLC	Amada America, Inc.	Delaware Secretary of State	2020 4022762 6-9-2020	UCC-1	One Amada Punch / Laser Combination Machine, Model Emlk15aj-3k55, Dr Abe Blank Combo Promo With Nt Eml, C1,Punch Tooling Package,Install Kit For Fiber Laser,Emlk - Enclosure/Laser Vision Front Partition, Chiller, Dust Collector complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

QualServ Solutions LLC	Amada America, Inc.	Delaware Secretary of State	2020 4022861 6-9-2020	UCC-1	One Amada Auto Storage Cycle Loader, Model ASR3015NTK-6PUA complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

Star International Holdings, Inc.	WebBank	Delaware Secretary of State	2017 3794184 6-9-17	UCC-1	All computer equipment, peripherals, and other equipment (collectively “Equipment”), wherever located, heretofore or hereafter financed to STAR INTERNATIONAL HOLDINGS, INC. by Creditor pursuant to that certain revolving credit Account #687945020500030, dated June 5, 2017, (the “Account”) and all of Lessee’s rights, title and interest in and to use any software and services (collectively “Software”) financed under and described in the Account, along with any additions, accessions and replacements to the Equipment and Software, now or hereafter installed in, affixed to, or used in, conjunction with the Equipment and Software and the proceeds thereof together with all payments, insurance proceeds, any refunds or credits obtained by Debtor from a manufacturer, licensor or servicer provider, or other proceeds and payments due and to become due and arising from or relating to said Equipment, Software or the Account

Star Manufacturing International Inc.	NMHG Financial Services, Inc. (assigned to HYG Financial Services, Inc.)	Delaware Secretary of State	2014 1980036 5-20-14	UCC-1	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof

Star Manufacturing International Inc.	Wells Fargo Bank, N.A.	Delaware Secretary of State	2016 7068057 11-15-16	UCC-1	Specific equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now hereafter installed in, affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment.

Star Manufacturing International Inc.	Wells Fargo Bank, N.A.	Delaware Secretary of State	2017 1208104 2-22-17	UCC-1	Specific equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now hereafter installed in, affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment.

Taylor Commercial Foodservice Inc. (n/k/a Taylor Commercial Foodservice, LLC)	BNP Paribas	Delaware Secretary of State	2018 5627852 8-15-18	UCC-1	All receivables (“Receivables”) , acquired by BNP Paribas, acting through Its: New York Branch (“Secured Party/Buyer”) froth Taylor company, a. division of Carrier Commercial Refrigeration, Inc. (Debtor/Seller) under that certain-Revolving Uncommitted Receivables Purchase Agreement (the “Purchase Agreement”) dated as of June 23, 2010 (as it may be amended, supplemented or otherwise modified from time to Cline) by and ‘between Debtor/Seller and Secured Party/Buyer; all-present and future accounts, instruments, documents, chattel. paper and general intangibles included in, constituting or, evidencing’ the Receivables; all reserves, balances, deposits and property at any time to the credit of the Debtor/Seller, whether now or hereafter payable) or in the Secured Party/Buyer’s possession under or in Connection with the Purchase Agreement; such interest (if any) as the ‘Debtor/Seller •Shall have in the adjustment of the Purchase Price (as such term is defined In the Purchase Agreement); and all proceeds thereof.

Taylor Commercial Foodservice Inc. (n/k/a Taylor Commercial Foodservice, LLC)	BNP Paribas	Delaware Secretary of State	2018 5634080 8-15-18	UCC-1	All receivables (“Receivables”) , acquired by BNP Paribas, acting through Its: New York Branch (“Secured Party/Buyer”) froth Taylor company, a. division of Carrier Commercial Refrigeration, Inc. (Debtor/Seller) under that certain-Revolving Uncommitted Receivables Purchase Agreement (the “Purchase Agreement”) dated as of June 23, 2010 (as it may be amended, supplemented or otherwise modified from time to Cline) by and ‘between Debtor/Seller and Secured Party/Buyer; all-present and future accounts, instruments, documents, chattel. paper and general intangibles included in, constituting or, evidencing’ the Receivables; all reserves, balances, deposits and property at any time to the credit of the Debtor/Seller, whether now or hereafter payable) or in the Secured Party/Buyer’s possession under or in Connection with the Purchase Agreement; such interest (if any) as the ‘Debtor/Seller •Shall have in the adjustment of the Purchase Price (as such term is defined In the Purchase Agreement); and all proceeds thereof.

Synesso, Inc. (n/k/a Middleby Coffee Solutions Group, LLC)	Dimension Funding, LLC and U.S. Bank Equipment Finance, A Division of U.S. Bank National Association	Washington Department of Licensing	2019-189-7736-5 7-8-19	UCC-1	All equipment and other personal property, now hereafter the subject of that certain Agreement, relating to Lease #06757LW19, dated 2019-07-08 between the Lessor and the Lessee, together with all attachments, additions, accessories, substitutions and replacements thereto, any and all insurance and other proceeds of the foregoing.

Taylor Commercial Foodservice Inc. (n/k/a Taylor Commercial Foodservice, LLC)	IBM Credit LLC	Delaware Secretary of State	2019 0331590 1-15-19	UCC-1	All of the following equipment together with all related software, whether now owned or hereafter acquired and wherever located (all as more fully described on IBM Credit LLC Agreement(s) 060297 including one or more of the following: 9009/41A -IBM Power System. S914, 9SW1 IBM Software SHB1/STO -Software financed from Storage Brand all additions, attachments, accessories, accessions and upgrades thereto and any and all substitutions, replacements or exchanges for any such item of equipment or software and any and all proceeds of any of the foregoing, including, without limitation, payments under, insurance or any indemnity or warranty’ relating to loss or damage to such equipment and software. IBM Credit LLC files- this notice as a precautionary filing.

Viking Range, LLC	Bank of the West	Delaware Secretary of State	2014 0523068 2-3-14	UCC-1	New Crown Wave WAV50-87 leased or financed from Bank of the Est including, but not limited to those items and proceeds thereof, set forth in Agreement #95713 and in any and all subsequent addendums and schedules to the agreement

Viking Range, LLC	Wells Fargo Bank, N.A.	Delaware Secretary of State	2018 7616093 11-2-18	UCC-1	The equipment described below and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now o ‘hereafter installed in affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment. 1 Forklift Serial# 24704 Model #: 7EBELT18

Viking Range, LLC	Wells Fargo Bank, N.A.	Delaware Secretary of State	2018 8488732 12-7-18	UCC-1

The equipment described below and all equipment parts, accessories, substitutions, additions,

accessions and replacements thereto and thereof, now o ‘hereafter installed in affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment. 1 Forklift Serial# 72631 Model #: 6BPU15

Viking Range, LLC	Wells Fargo Bank, N.A.	Delaware Secretary of State	2018 8495059 12-7-18	UCC-1

The equipment described below and all equipment parts, accessories, substitutions, additions,

accessions and replacements thereto and thereof, now o ‘hereafter installed in affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment. 1 2012 Toyota Forklift, Model #: 6BPU15 S/N: 72631

Viking Range, LLC	De Lage Landen Financial Services, Inc.	Delaware Secretary of State	2020 4103448 6-12-2020	UCC-1	All equipment leased or financed by secured party to or for Debtor pursuant to secured party’s Contract number 500-50068295, together with all additions, attachments, accessories and substitutions to or for the same, and all proceeds of the foregoing. Lease Number 500-50068295

Viking Range, LLC	Toyota Industries Commercial Finance, Inc.	Delaware Secretary of State	2020 5272176 7-31-2020	UCC-1	Two (2) Toyota Forklift Model #9BRU18 Serial #41037 41037

Viking Range, LLC	Amada America, Inc.	Delaware Secretary of State	2020 6431490 9-17-2020	UCC-1	One (1) Each Amada Cycle Loader, Model AMS315CL (S/n Cl300247) complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

Viking Range, LLC	Amada America, Inc.	Delaware Secretary of State	2020 6431516 9-17-2020	UCC-1	One (1) ea. Amanda 15 Pallet Tower, Model AMS3Q15T-15P complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

Viking Range, LLC	Amada America, Inc.	Delaware Secretary of State	2020 6431524 9-17-2020	UCC-1	One (1) Ea. Amada NC Laster Cutting Machine, Model EN3015AJZ-6KR (S/N AEZ30108) with software/APS package complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

Viking Range, LLC	Amada America, Inc.	Delaware Secretary of State	2020 6431532 9-17-2020	UCC-1	One (1) ea. Amanda 15 Pallet Tower, Model AMS3Q15T-15P with software/APS package complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

Viking Range, LLC	Wells Fargo Bank, N.A.	Delaware Secretary of State	2021 2971928 4-16-2021	UCC-1	Specific equipment and all equipment parts, accessories, substitutions, additions, accessions and replacements thereto and thereof, now or hereafter installed in, affixed to, or used in conjunction therewith and the proceeds thereof, together with all installment payments, insurance proceeds, other proceeds and payments due and to become due arising from or relating to said equipment.

Viking Range, LLC	Amada America, Inc.	Delaware Secretary of State	2021 7212344 9-10-2021	UCC-1	One (1) Each Amada Hydraulic Press Brake, Model HG1003ATC-PILZ with Bending Tooling Package complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

Viking Range, LLC	Amada America, Inc.	Delaware Secretary of State	2021 7265953 9-13-2021	UCC-1	One (1) Each Amada Cycle Loader, Model AMS3015CL complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

Viking Range, LLC	Amada America, Inc.	Delaware Secretary of State	2021 7266779 9-13-2021	UCC-1	One (1) ea. Amanda 15 Pallet Tower, Model AMS3Q15T-15P with software/APS package complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

Viking Range, LLC	Amada America, Inc.	Delaware Secretary of State	2021 7267041 9-13-2021	UCC-1	One (1) Ea. Amada NC Laster Cutting Machine, Model EN3015AJZ-6KR with software/APS package complete with all attachments now owned or hereafter acquired. The undersigned hereby grants a security interest in the above referenced equipment to secure payment of its full purchase price.

SCHEDULE 10.18(j)

INVESTMENTS

None.

SCHEDULE 15.3

ADDRESSES FOR NOTICES

Address for Loan Parties:

Borrower:

Middleby Marshall, Inc.
1400 Toastmaster Drive
Elgin, IL 60120
Attention:	Chief Financial Officer
Telephone:	(847) 741-3300
Facsimile:	(847) 741-1689

Addresses for Administrative Agent, Swing Line Lender and Issuing Lender:

Agent’s Office:
(for payments and requests)

Bank of America, N.A.
900 W Trade St.

Mail Code:	NC1-026-06-04
Charlotte, NC 28255
Attention:	Tiffanie McCall
Telephone:	(980) 386-7142
Facsimile:	(704) 602-5209
Email:	tiffanie.mccall@bofa.com

Other Notices to Administrative Agent:
(financial reporting requirements, bank group communications)

Bank of America, N.A.
Building C
2380 Performance Drive
Mail Code:	TX2-984-03-26
Richardson, TX 75082
Attention:	Ronaldo Naval
Telephone:	(214) 209-1162
Facsimile:	(877) 511-6124
Email:	ronaldo.naval@bofa.com

For Notices as Issuing Lender:

Bank of America, N.A.
Trade Operations-Scranton
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA	18507
Telephone:	(570) 496-9619
Telecopier:	(800) 755-8740
Electronic Mail: tradeclientserviceteamus@bofa.com
Attention:	Michael Grizzanti
Telephone:	(570) 496-9621
Facsimile:	(800) 755-8743
Electronic Mail: Michael.a.grizzanti@bofa.com

For Notices as Swing Line Lender:
(daily borrowing/repaying activity)

Bank of America, N.A.
900 W Trade St.
Mail Code: NC1-026-06-04
Charlotte, NC 28255
Attention:	Tiffanie McCall
Telephone:	(980) 386-7142
Facsimile:	(704) 602-5209
Email:	tiffanie.mccall@bofa.com

EXHIBIT A

FORM OF

COMPLIANCE CERTIFICATE

FOR THE PERIOD ENDED __________

To:	Bank of America, N.A., as Administrative Agent

Please refer to Section 10.1.3 of the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Middleby Marshall Inc., The Middleby Corporation (the “Parent”), the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The Parent hereby certifies and warrants to you that [(a)] set forth on Attachments 1 and 2 are true and correct computations of the financial ratios set forth in Section 10.6 of the Credit Agreement as of the last day of the relevant Computation Period [and (b) set forth on Attachment 3 is an accurate and complete organizational chart for the Parent and its Subsidiaries as of the date of the preparation of this Compliance Certificate, including the correct name and jurisdiction of organization of each entity included therein]1.

The Parent further certifies to you that, as of the date hereof:

(a)

there has not been any cancellation (without replacement) of, material reduction in the amount of or other material negative change with respect to any material insurance maintained by the Parent or any Subsidiary [except as follows:]; and

(b)

no Event of Default or Unmatured Event of Default has occurred and is continuing [except as follows: [describe Event of Default or Unmatured Event of Default and the steps, if any, being taken to cure it].

IN WITNESS WHEREOF, the Parent has caused this Compliance Certificate to be executed and delivered by a duly authorized officer this ____ day of _________, 20__.

THE MIDDLEBY CORPORATION

By:
Title:

[1]	Bracketed language only required in connection with fiscal year end compliance certificates.

Attachment 1

10.6.1 Interest Coverage Ratio

1. Consolidated Net Income for Computation Period[2]	$_______

2. Interest Expense for Computation Period	$_______

3. Non-cash foreign exchange losses, non-cash equity compensation and non-cash losses with respect to Hedging Obligations for Computation Period	$_______

4. Income tax expense for Computation Period	$_______

5. Depreciation and amortization for Computation Period	$_______

6. Charges taken during the Computation Period in connection with the refinancing or repayment of Debt under the Existing Credit Agreement, including the write-off of deferred financing costs	$_______

7. All other non-cash expenses and charges incurred during such Computation Period	$_______

8. Facilities relocation or closing costs incurred during such Computation Period[3]	$_______

9. Non-recurring restructuring costs incurred during such Computation Period	$_______

10. Integration costs and fees, including cash severance costs, in connection with Permitted Acquisitions incurred during such Computation Period	$_______

11. COVID-19 pandemic related expenses incurred on or after January 1, 2020 and prior to the first day of the third Fiscal Quarter for Fiscal Year 2022	$_______

12.  Other fees, charges and expenses paid in connection with any Permitted Acquisition, permitted disposition of assets, recapitalization, Investment, issuance or repayment of Debt, issuance of equity interests, refinancing transaction or modification or amendment of any debt instrument, including any transaction undertaken but not completed incurred during such Computation Period and payable in cash

$_______

[2]	Items 2 through 12 to be included only to the extent deducted in determining Consolidated Net Income
[3]	Sum of items 8 through 11 plus item 13 shall not exceed 20% of EBITDA for such period

13.  The amount of “run rate” cost savings, operating expense reductions, operational improvements and synergies projected by the Company in good faith to result from actions taken or expected to be taken during such period in connection with any Permitted Acquisition, Investments, dispositions, other divestitures, operating improvements, restructurings, cost savings initiatives or similar initiatives, to the extent the Company in good faith expects to realize such “run rate” cost savings, operating expense reductions, operational improvements and synergies within 18 months of the date of such event, it being understood that such “run rate” cost savings, operating expense reductions, operational improvements and synergies shall be added to EBITDA during the entirety of the period for which the Company expects in good faith to realize such cost savings, operating expense reductions, operational improvements and synergies and that, if “run rate” cost savings, operating expense reductions, operational improvements and synergies are included in any pro forma calculations based on such actions, then on and after the date that is 18 months after the date of the such Permitted Acquisition, Investments, dispositions, other divestitures, operating improvements, restructurings, cost savings initiatives or similar initiatives, such pro forma calculations shall no longer give effect to such cost savings to the extent that realization did not actually occur during such 18 month period[4]

$_______

14. To the extent included in determining Consolidated Net Income and without duplication, non-cash foreign exchange gains and non-cash gains with respect to Hedging Obligations	$_______

15. EBITDA for Computation Period (Sum of items 1 through 13 minus 14)	$_______

16. Pro Forma EBITDA for Computation Period[5]	$_______

17. Cash Interest Expense for Computation Period[6]	$_______

18. Interest Coverage Ratio for Computation Period (Ratio of item 15 to item 16)	$_______	___ to 1.00

19. Interest Coverage Ratio required as of the last day of such Computation Period:	$_______	3.00 to 1.00

[4]

Note that: (a) such cost savings, operating expense reductions, operational improvements and synergies shall be calculated net of the amount of actual benefits realized during such period from such actions, (b) such cost savings, operating expense reductions, operational improvements and synergies are reasonably identifiable and factually supportable and (c) no cost savings, operating expense reductions, operational improvements and synergies shall be added to EBITDA pursuant to this clause to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions, operational improvements and synergies that are otherwise included in this definition

[5]	Adjusted for acquisitions and dispositions in accordance with to the definition of “Pro Forma EBITDA”
[6]	Adjusted for acquisitions and dispositions in accordance with the proviso to the definition of “Interest Coverage Ratio”

Attachment 2

10.6.2 Secured Leverage Ratio

1. Funded Debt as of last day of Fiscal Quarter	$_______

2. Unrestricted Cash as of last day of Fiscal Quarter:	$_______

(i) 100% of Free Cash of the Company and its Domestic Subsidiaries, plus	$_______

(ii) 60% of Free Cash of Foreign Subsidiaries in excess of Funded Debt of Foreign Subsidiaries, plus	$_______

(iii) 100% of Free Cash of Foreign Subsidiaries not to exceed Funded Debt of Foreign Subsidiaries.	$_______

The positive result, if any of the result of (the sum of item (i) plus item (ii) plus item (iii)) minus $20,000,000	$_______

3. Pro Forma EBITDA for Computation Period ending on the last day of such Fiscal Quarter (From Attachment 1, item 14)	$_______

4. Secured Leverage Ratio as of the last day of such Fiscal Quarter (Ratio of (item 1 - item 2) to item 3)	$_______	___ to 1.00

Maximum permitted Secured Leverage Ratio as of the last day of Fiscal Quarter:	$_______	[3.75][4.25][7] to 1.0

[7]	The maximum Secured Leverage Ratio shall be increased to 4.25 to 1.00 during a Covenant Holiday Period.

[Attachment 3

Organizational Chart]

EXHIBIT B-1

FORM OF

DOMESTIC SUBSIDIARY GUARANTY

(See Attached)

FOURTH AMENDED AND RESTATED SUBSIDIARY GUARANTY

THIS FOURTH AMENDED AND RESTATED SUBSIDIARY GUARANTY dated as of October 21, 2021 (this “Guaranty”) is executed by the undersigned in favor of BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and for the benefit of the Lender Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, The Middleby Corporation, a Delaware corporation (the “Parent”), Middleby Marshall Inc., a Delaware corporation (the “Company”), various financial institutions and Bank of America, as administrative agent, are parties to the Seventh Amended and Restated Credit Agreement dated as of January 31, 2020 (as amended or otherwise modified through, but not including, the date hereof, the “Existing Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, various subsidiaries of the Company (the “Existing Guarantors”) executed and delivered the guaranties listed on Exhibit A (as amended or otherwise modified through, but not including, the date hereof, each, an “Existing Guaranty”);

WHEREAS, the Company, the Parent, the other Borrowers party thereto, various financial institutions (the “Lenders”) and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement pursuant to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (the “Credit Agreement”);

WHEREAS, in connection with the closing of the Credit Agreement, the Existing Guarantors have agreed to amend and restate each Existing Guaranty to which it is a party pursuant to this Guaranty and each other undersigned entity has agreed to enter into this Guaranty; and

WHEREAS, each of the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1. Definitions and Interpretation. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement, and the rules of interpretation set forth in clauses (a), (c), (d), (e), (g), (h) and (i) of Section 1.2 of the Credit Agreement are incorporated herein as if set forth herein, mutatis mutandis.

2. Guaranty. Each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all Obligations of the Borrowers, (b) all Hedging Obligations of the Loan Parties, (c) all Cash Management Obligations of the Domestic Loan Parties and (d) all reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and charges of one counsel for the Administrative Agent and of any local counsel reasonably deemed appropriate by such counsel) incurred by the Administrative Agent during the existence of an Event of Default in enforcing this Guaranty or any other applicable Loan Document against such undersigned (all such obligations, collectively, the “Liabilities”); provided that (i) the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities that such undersigned may guaranty without rendering this Guaranty void or voidable with respect to such undersigned under any fraudulent conveyance, fraudulent transfer or similar law and (ii) the Liabilities, as to any of the undersigned, shall not include any Excluded Swap Obligations.

Each of the undersigned, to the extent that is a Qualified ECP Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2 voidable under any applicable fraudulent transfer or conveyance act, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been repaid in full in cash or Cash Collateralized and all Commitments terminated. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each other Loan Party for all purposes of the Commodity Exchange Act.

3. Payment Prior to Maturity of Obligations. Each of the undersigned agrees that if any Event of Default shall occur under Section 12.1.3 of the Credit Agreement with respect to the Parent or any Borrower at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Administrative Agent for the account of the Lender Parties forthwith upon demand the full amount that would be payable hereunder by such undersigned if all Liabilities were then due and payable.

4. Right of Setoff. Each of the undersigned agrees that the Administrative Agent and each Lender has all rights of setoff and bankers’ lien provided by applicable law, and in addition thereto, each of the undersigned agrees that at any time any Event of Default exists, the Administrative Agent may apply to the payment of any Liabilities hereunder, whether or not then due, all balances, credits, deposits, accounts or moneys of the undersigned then or thereafter with the Administrative Agent.

5. Nature of Guaranty. This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectibility, and shall remain in full force and effect (notwithstanding the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Liabilities have been paid in full other than (a) contingent indemnification obligations not yet due and payable and as to which no claim has been made, (b) obligations and liabilities under Qualified Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Lender Party shall have been made and (c) Letters of Credit that have been cash collateralized in accordance with the provisions of the Credit Agreement or with respect to which other arrangements have been made that are reasonably satisfactory to the applicable Issuing Lender (“Paid in Full”).

6. Reinstatement. The undersigned further agree that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Borrower or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

7. Certain Rights of Administrative Agent and Lender Parties. The Administrative Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions without affecting the obligations of any of the undersigned hereunder, in accordance with the Credit Agreement, in each case: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder (it being understood that no such security interest will be taken with respect to property of such undersigned without its consent), (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Lender Party shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

8. Application of Payments and Delay of Subrogation. Any amounts received by the Administrative Agent or any Lender Party from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities in accordance with the Credit Agreement and, notwithstanding any payments made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not exercise any right of subrogation to any rights of the Administrative Agent or any Lender Party until such time as this Guaranty shall have been terminated as to all of the undersigned and the Administrative Agent and all Liabilities shall have been Paid in Full.

9. Release of Guarantor. At the request and sole expense of the Company, the Administrative Agent shall release any of the undersigned from its obligations hereunder if (a) all of the equity interests of such undersigned are sold, transferred or otherwise disposed of in accordance with the terms and conditions of the Credit Agreement to a Person other than a Loan Party, (b) such release is otherwise permitted pursuant to the Credit Agreement, or (c) if any of the conditions for the release of a Guarantor set forth in Section 14.10 of the Credit Agreement are satisfied; provided that, in the case of clause (a) above, the Company shall have delivered to the Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the Person to be released and the terms of the sale or other disposition in reasonable detail, including the price thereof, and certifying that such release is permitted by the Credit Agreement (on which documentation the Administrative Agent may conclusively rely absent written notice to the contrary).

10. Certain Waivers. The undersigned hereby expressly waive: (a) notice of the acceptance by the Administrative Agent or any Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices (unless expressly provided for under the Loan Documents) whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

11. Additional Liabilities. The creation or existence from time to time of additional Liabilities to the Administrative Agent or any Lender Party or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty.

12. Assignments and Transfers. Subject to Section 15.9 of the Credit Agreement with respect to the Lenders, without notice to the undersigned (or any of them), the Administrative Agent and any Lender Party may from time to time assign or transfer any or all of the Liabilities or any interest therein and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender Party.

13. Delay not a Waiver, Amendments, etc. No delay on the part of the Administrative Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Guaranty shall be effective unless the same shall be in writing and signed and delivered by the

Administrative Agent, and, in the case of an amendment or other modification, by each of the undersigned, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action of the Administrative Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Borrowers to the Administrative Agent or any Lender Party arising under or in connection with any Loan Document, notwithstanding any right or power of any Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation (other than the defense of payment in full or performance in full), and no such claim or defense (other than the defense of payment in full or performance in full) shall affect or impair the obligations of the undersigned hereunder.

14. Role of Administrative Agent. Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and on behalf of each of the Lender Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for application as set forth in the Credit Agreement or, if there is no Administrative Agent, to the Lender Parties for their ratable benefit. The undersigned agree that this Guaranty may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any collateral or other security given to secure the payment and performance of the undersigneds’ obligations hereunder. The obligations of each of the undersigned hereunder are independent of the Liabilities, and a separate action or actions may be brought against each of the undersigned whether or not action is brought against any other Loan Party and whether or not any other Loan Party is joined in any such action. This Guaranty may not be enforced against any director, officer, employee, or stockholder of the undersigned.

15. Notices. All notices and requests hereunder shall be given, and deemed received, in accordance with Section 15.3 of the Credit Agreement and sent (a) in the case of the Administrative Agent, at the address to which notices are to be sent to the Administrative Agent pursuant to such Section 15.3 and (b) in the case of any of the undersigned, to such undersigned in care of the Company at the address to which notices are to be sent to the Company pursuant to such Section 15.3.

16. Successors and Assigns. This Guaranty shall be binding upon the undersigned and the Administrative Agent and their respective successors and assigns (provided that, subject to the terms of the Credit Agreement, none of the undersigned may assign its obligations hereunder without the prior written consent of the Administrative Agent), and shall inure to the benefit of each of the undersigned and the Administrative Agent and the successors and assigns of the Administrative Agent. The term “undersigned” as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

17. Governing Law; Waiver of Jury Trial. THIS GUARANTY IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).

Each of the undersigned acknowledges and agrees that the provisions of Sections 15.15 and 15.16 of the Credit Agreement shall be applicable hereto and are incorporated herein by reference mutatis mutandis.

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

18. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Guaranty. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Guaranty.

19. Security. As of the date hereof, the Liabilities are secured pursuant to a Fourth Amended and Restated Security Agreement dated as of even date herewith and may be secured by one or more other agreements (including one or more pledge agreements or other similar documents). Any such agreement may be terminated pursuant to Section 10.12(vii) of the Credit Agreement and such termination and release of security shall not affect the obligations of the undersigned as set forth herein.

20. Effect on Existing Guaranty. Upon the effectiveness hereof, each Existing Guaranty is amended and restated in its entirety hereby and shall be of no further force or effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the date first above written.

ALKAR HOLDINGS, INC.
ALKAR-RAPIDPAK, INC.
AMC PROPERTIES, LLC
ANETSBERGER, LLC
AUTOMATIC BAR CONTROLS, INC.
BAKER THERMAL SOLUTIONS, LLC
BURFORD CORP.
CARTER HOFFMANN, LLC
CERPAC, INC.
COOKTEK INDUCTION SYSTEMS, LLC
COZZINI, LLC
DANOFOTECH HOLDINGS, LLC
ENERSYST DEVELOPMENT CENTER, L.L.C.
FOLLETT PRODUCTS, LLC
F.R. DRAKE COMPANY
FIELD SERVICE SOLUTIONS, LLC
G.S. BLODGETT, LLC
GLOBE FOOD EQUIPMENT COMPANY
GLOBE FOOD EQUIPMENT HOLDING CORPORATION

By:
Name:	Martin M. Lindsay
Title:	Treasurer

HINDS-BOCK CORPORATION
HOLMAN COOKING EQUIPMENT, INC.
JADE RANGE, LLC
LAB2FAB, LLC
MIDDLEBY ADVANTAGE, LLC
MIDDLEBY MARSHALL HOLDING LLC
MIDDLEBY PACKAGING SOLUTIONS, LLC
MIDDLEBY WORLDWIDE, INC.
MP EQUIPMENT, LLC
NEW STAR INTERNATIONAL HOLDINGS, INC.
NIECO, LLC
PITCO FRIALATOR, LLC
QUALSERV SOLUTIONS LLC
SPENUZZA, INC.
STAR INTERNATIONAL HOLDINGS, INC.
STAR MANUFACTURING INTERNATIONAL INC.
STEWART SYSTEMS BAKING, LLC
TAYLOR COMMERCIAL FOODSERVICE, LLC
THE ALLUVIAN, LLC
THE ALLUVIAN SPA, LLC
TURBOCHEF TECHNOLOGIES, LLC
ULC HOLDING COMPANY
U-LINE CORPORATION
VIKING COOKING SCHOOLS, LLC
VIKING CULINARY GROUP, LLC
VIKING RANGE, LLC
WELLS BLOOMFIELD, LLC
WUNDER-BAR HOLDINGS, INC.
WUNDER-BAR INTERNATIONAL, INC.

By:
Name:	Martin M. Lindsay
Title:	Treasurer

BRAVA HOME, INC.
CM BREWING TECHNOLOGIES, LLC
COOKING SOLUTIONS GROUP, LLC
DBT HOLDINGS, LLC
EVO AMERICA, LLC
FILLING MACHINES & SYSTEMS, INC.
INLINE FILLING SYSTEMS, LLC
MEHEEN MANUFACTURING, INC.
MIDDLEBY COFFEE SOLUTIONS GROUP, LLC
MEP FMS HOLDINGS, LLC
PACPROINC, LLC
POWERHOUSE DYNAMICS, LLC
WILD GOOSE CANNING TECHNOLOGIES, LLC

By:
Name:	Martin M. Lindsay
Title:	Vice President

AMERICAN PERMANENT WARE COMPANY, LLC
ASSOCIATED AMERICAN INDUSTRIES, LLC
BAKERS PRIDE OVEN COMPANY, LLC

By:
Name:	Martin M. Lindsay
Title:	Manager

EXHIBIT A

EXISTING GUARANTIES

Third Amended and Restated Subsidiary Guaranty dated as of January 31, 2020 executed by each subsidiary of Middleby Marshall Inc. listed on the signature pages thereof in favor of Bank of America, as administrative agent

Subsidiary Guaranty dated as of June 10, 2020 executed by DBT Holdings, LLC in favor of Bank of America, as administrative agent

Subsidiary Guaranty dated as of July 12, 2021 executed by MEP FMS Holdings, LLC, Filling Machines & Systems, Inc., Meheen Manufacturing, Inc., Inline Filling Systems, LLC, and Wild Goose Canning Technologies, LLC in favor of Bank of America, as administrative agent

EXHIBIT B-2

FORM OF

FOREIGN SUBSIDIARY GUARANTY

SECOND AMENDED AND RESTATED FOREIGN SUBSIDIARY GUARANTY

THIS SECOND AMENDED AND RESTATED FOREIGN SUBSIDIARY GUARANTY dated as of [            ], 20[_] (this “Guaranty”) is executed by the undersigned in favor of BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and for the benefit of the Lender Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, The Middleby Corporation, a Delaware corporation (the “Parent”), Middleby Marshall Inc., a Delaware corporation (the “Company”), various financial institutions and Bank of America, as administrative agent, are parties to the Seventh Amended and Restated Credit Agreement dated as of January 31, 2020 (as amended or otherwise modified through, but not including, the date hereof, the “Existing Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, various subsidiaries of the Company (the “Existing Guarantors”) executed and delivered the guaranties listed on Exhibit A8 (as amended or otherwise modified through, but not including, the date hereof, each, an “Existing Guaranty”);

WHEREAS, the Company, the Parent, the other Borrowers party thereto, various financial institutions (the “Lenders”) and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement pursuant to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (the “Credit Agreement”);

WHEREAS, in connection with the closing of the Credit Agreement, the undersigned have agreed to amend and restate each Existing Guaranty to which it is a party pursuant to this Guaranty and each other undersigned entity has agreed to enter into this Guaranty; and

WHEREAS, the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [each of] the undersigned agrees as follows:

1. DEFINITIONS AND INTERPRETATION. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement, and the rules of interpretation set forth in clauses (a), (c), (d), (e), (g) and (i) of Section 1.2 of the Credit Agreement are incorporated herein as if set forth herein, mutatis mutandis.

2. GUARANTY. [Each of the][The] undersigned hereby, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all Obligations of the Foreign Borrowers and (b) all reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and charges of one counsel for the Administrative Agent and of any local counsel reasonably deemed appropriate by such counsel) incurred by the Administrative Agent during the existence of an Event of Default in enforcing this Guaranty or any other applicable Loan Document against [such][the] undersigned (all such obligations, collectively, the

[8]	Note to Draft: Borrower Counsel to complete exhibit

“Liabilities”); provided that (i) the liability of [each of] the undersigned hereunder shall be limited to the maximum amount of the Liabilities that [such][the] undersigned may guaranty without rendering this Guaranty void or voidable with respect to [such][the] undersigned under any fraudulent conveyance, fraudulent transfer or similar law and (ii) the Liabilities, as to [any of] the undersigned, shall not include any Excluded Swap Obligations.

[Each of the][The] undersigned, to the extent that it is a Qualified ECP Guarantor, hereby [jointly and severally], absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party that is a Foreign Borrower with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2 voidable under any applicable fraudulent transfer or conveyance act, and not for any greater amount). Unless such Qualified ECP Guarantor is released in accordance with Section 9 hereunder, the obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been Paid in Full (as defined below). Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each other Loan Party for all purposes of the Commodity Exchange Act.

3. RIGHT OF SET-OFF. [Each of the][The] undersigned agrees that the Administrative Agent and each Lender has all rights of setoff provided by applicable law, and in addition therein, the undersigned agrees that at any time any Event of Default exists, the Administrative Agent may apply to the payment of any Liabilities of [such][the] undersigned hereunder, whether or not then due, all balances, credits, deposits, accounts or money of the undersigned then or thereafter with the Administrative Agent.

4. PAYMENT PRIOR TO MATURITY OF OBLIGATIONS. [Each of the] [The] undersigned agrees that if any Event of Default shall occur under Section 12.1.3 of the Credit Agreement with respect to any Foreign Borrower at a time when any of the Liabilities may not then be due and payable, [such] [the] undersigned will pay to the Administrative Agent for the account of the Lender Parties forthwith upon demand the full amount that would be payable hereunder by [such][the] undersigned if all Liabilities were then due and payable.

5. NATURE OF GUARANTY. Unless [an] [the] undersigned is released in accordance with Section 9 hereunder, this Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not only collectability, and shall remain in full force and effect (notwithstanding the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Liabilities have been paid in full other than (a) contingent indemnification obligations not yet due and payable and as to which no claim has been made, (b) obligations and liabilities under Qualified Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Lender Party shall have been made and (c) Letters of Credit that have been cash collateralized in accordance with the provisions of the Credit Agreement or with respect to which other arrangements have been made that are reasonably satisfactory to the applicable Issuing Lender’ (“Paid in Full”).

6. REINSTATEMENT. [Each of the] [The] undersigned further agrees that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Foreign Borrower or [any of] the undersigned or any other guarantor of the Liabilities), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

7. CERTAIN RIGHTS OF ADMINISTRATIVE AGENT AND LENDER PARTIES. The Administrative Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned [(or any of them)], take any or all of the following actions without affecting the obligations of any of the undersigned hereunder, in accordance with the Credit Agreement: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder (it being understood that no such security interest will be taken with respect to property of [such] [the] undersigned without its consent), (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of [any of] the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned [(or any of them)] for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Lender Party shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any [other of the undersigned or any] other obligor primarily or secondarily obligated with respect to any of the Liabilities.

8. APPLICATION OF PAYMENTS AND DELAY OF SUBROGATION. Any amounts received by the Administrative Agent or any Lender Party from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities in accordance with the Credit Agreement; and, notwithstanding any payments made by or for the account of [any of] the undersigned pursuant to this Guaranty, the undersigned shall not exercise any right of subrogation to any rights of the Administrative Agent or any Lender Party until such time as this Guaranty shall have been terminated as to [all of] the undersigned and the Administrative Agent and all Liabilities shall have been Paid in Full.

9. RELEASE OF GUARANTOR. At the request and sole expense of the Company, the Administrative Agent shall release [any of] the undersigned from its obligations hereunder if (a) all of the equity interests of [such][the] undersigned are sold, transferred or otherwise disposed of in accordance with the terms and conditions of the Credit Agreement to a Person other than a Loan Party, (b) such release is otherwise permitted pursuant to the Credit Agreement or (c) if any of the conditions for the release of a Guarantor set forth in Section 14.10 of the Credit Agreement are satisfied; provided that in the case of clause (a) above, the Company shall have delivered to the Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the Person to be released and the terms of the sale or other disposition in reasonable detail, including the price thereof, and certifying that such release is permitted by the Credit Agreement (on which documentation the Administrative Agent may conclusively rely absent written notice to the contrary).

10. CERTAIN WAIVERS. [Each of the][The] undersigned hereby expressly waive[s]: (a) notice of the acceptance by the Administrative Agent or any Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices (unless expressly provided for under the Loan Documents) whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

11. ADDITIONAL LIABILITIES. The creation or existence from time to time of additional Liabilities to the Administrative Agent or any Lender Party or any of them is hereby authorized, without notice to the undersigned [(or any of them)], and shall in no way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty.

12. ASSIGNMENTS AND TRANSFERS. Subject to Section 15.9 of the Credit Agreement with respect to the Lenders, without notice to the undersigned [(or any of them)], the Administrative Agent and any Lender Party may from time to time assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender Party.

13. DELAY NOT A WAIVER, AMENDMENTS, ETC. No delay on the part of the Administrative Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No amendment, modification or waiver of, or consent with respect to, any provision this Guaranty shall be effective unless the same shall be in writing and signed and delivered by the Administrative Agent, and, in the case of an amendment or other modification, by each of the undersigned, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action of the Administrative Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Foreign Borrowers to the Administrative Agent or any Lender Party arising under or in connection with any Loan Document, notwithstanding any right or power of any Foreign Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation (other than the defense of payment in full or performance in full), and no such claim or defense (other than the defense of payment in full or performance in full) shall affect or impair the obligations of the undersigned hereunder.

14. ROLE OF ADMINISTRATIVE AGENT. Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and on behalf of each of the Lender Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for application as set forth in the Credit Agreement or, if there is no Administrative Agent, to the Lender Parties for their ratable benefit. The undersigned agree that this Guaranty may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any collateral or other security given to secure the payment and performance of the undersigneds’ obligations hereunder. The obligations of each of the undersigned hereunder are independent of the Liabilities, and a separate action or actions may be brought against each of the undersigned whether or not action is brought against any other Loan Party and whether or not any other Loan Party is joined in any such action. This Guaranty may not be enforced against any director, officer, employee, or stockholder of the undersigned.

15. NOTICES. All notices and requests hereunder shall be given, and deemed received, in accordance with Section 15.3 of the Credit Agreement and sent (a) in the case of the Administrative Agent, at the address to which notices are to be sent to the Administrative Agent pursuant to such Section 15.3 and (b) in the case of [any of] the undersigned, to [such][the] undersigned in care of the Company at the address to which notices are to be sent to the Company pursuant to such Section 15.3.

16. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the undersigned and the Administrative Agent and their respective successors and assigns (provided that, subject to the terms of the Credit Agreement, [none of] the undersigned may [not] assign its obligations hereunder without the prior written consent of the Administrative Agent), and shall inure to the benefit of [each of] the undersigned and the Administrative Agent and the successors and assigns of the Administrative Agent. The term “undersigned” as used herein shall mean [the party executing this Guaranty] [all parties executing this Guaranty and each of them].

17. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS GUARANTY IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).

Each of the undersigned acknowledges and agrees that the provisions of Sections 15.15 and 15.16 of the Credit Agreement shall be applicable hereto and are incorporated herein by reference mutatis mutandis.

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

18. EFFECT ON EXISTING GUARANTY. Upon the effectiveness hereof, each Existing Guaranty is amended and restated in its entirety hereby and shall be of no further force or effect.

19. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Guaranty. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic imaging means (e.g. “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this Guaranty.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the date first above written.

[SUBSIDIARY GUARANTOR]

By:
Name Printed:
Title:

EXHIBIT C

FORM OF

SECURITY AGREEMENT

(See Attached)

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

THIS FOURTH AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) dated as of October 21, 2021 is among THE MIDDLEBY CORPORATION, a Delaware corporation (the “Parent”), MIDDLEBY MARSHALL INC., a Delaware corporation (the “Company”), each of the entities listed as “DEBTORS” on the signature pages hereof (such entities, together with the Parent and the Company, each a “Debtor” and collectively the “Debtors”) and BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, the Parent, the Company, certain Subsidiaries of Parent, various financial institutions and Bank of America, as administrative agent, are parties to the Seventh Amended and Restated Credit Agreement dated as of January 31, 2020 (as amended or otherwise modified through, but not including, the date hereof, the “Existing Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, (a) the Parent has guaranteed certain obligations of the other Loan Parties, (b) various subsidiaries of the Company have entered into certain subsidiary guaranties (as amended or otherwise modified through, but not including, the date hereof, each, an “Existing Subsidiary Guaranty”) guaranteeing certain obligations of certain of the Loan Parties and (c) the obligations of the Parent, the Company and the other Borrowers under the Existing Credit Agreement and various other agreements and the obligations of the applicable subsidiaries (collectively with the Parent and the Company, the “Existing Debtors”) under each applicable Existing Subsidiary Guaranty are secured pursuant to the security agreements listed on Exhibit A hereto (as amended or otherwise modified through, but not including, the date hereof, each, an “Existing Security Agreement”);

WHEREAS, the Company, the Parent, the other Borrowers party thereto, various financial institutions (the “Lenders”) and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement pursuant to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (the “Credit Agreement”); and

WHEREAS, in connection with the closing of the Credit Agreement, (a) the Debtors (other than the Parent and the Company) and the Administrative Agent have agreed to amend and restate each Existing Subsidiary Guaranty to which they are a party pursuant to a Fourth Amended and Restated Subsidiary Guaranty dated as of October 21, 2021 (the “Subsidiary Guaranty”) and (b) the Existing Debtors have agreed to amend and restate each Existing Security Agreement to which it is a party and each other Debtor has agreed to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Interpretation. (a) When used herein, (i) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixture, Goods, Instrument, Inventory, Investment Property, Money, Proceeds, Security, Security Entitlement, Securities Account and Uncertificated Security have the respective meanings assigned to such terms in the UCC (as defined below), (ii) capitalized terms that are not defined have the meanings assigned to such terms in the Credit Agreement and (iii) the following terms have the following meanings:

Administrative Agent—see the introductory paragraph.

Agreement—see the introductory paragraph.

Assignee Deposit Account—see Section 4.

Bank of America—see the introductory paragraph.

Collateral—see Section 2.

Company—see the introductory paragraph.

Computer Hardware and Software means, with respect to any Debtor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Debtor, including all integrated computer systems, central processing units, memory units, display terminals, printers, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, (ii) all software programs, whether now or hereafter owned, licensed or leased by such Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever), (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Debtor, (iv) all rights with respect thereto, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing and (v) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Debtor, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

Costs and Expenses means, with respect to any Debtor, all reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and charges of one counsel for the Administrative Agent and of any local or foreign counsel reasonably deemed appropriate by such counsel) incurred by the Administrative Agent in connection with (i) the execution and delivery of this Agreement and the administration of this Agreement by the Administrative Agent, (ii) protecting, preserving or maintaining any Collateral of such Debtor, (iii) collecting the Liabilities of such Debtor, and (iv) enforcing any rights of the Administrative Agent hereunder in respect of the Collateral of such Debtor during the existence of an Event of Default.

Credit Agreement—see the recitals.

Debtor—see the introductory paragraph.

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Excluded Assets means (a) any general intangible or other right arising under any contract, instrument, license or other document to the extent (but only to the extent) that the grant of a security interest would (x) result in a breach of the terms of, or constitute an Event of Default under, such contract, instrument, license or other document (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 or any successor provision of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law) unless and until any required consent shall have been obtained (provided that each Debtor agrees to use commercially reasonable efforts to obtain any such required consent), (y) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (provided that each Debtor agrees to use commercially reasonable efforts to obtain the waiver of each such right) or (z) be prohibited by an applicable law or regulation (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 or any successor provision of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law) other than, in the case of this clause (z), proceeds and receivables thereof to the extent such proceeds and receivables are not themselves Excluded Assets, (b) any equity securities of a Foreign Subsidiary or Excluded Domestic Subsidiary, in each case in excess of 65% of the total combined voting power of all equity securities of such Subsidiary, (c) any Margin Stock, (d) any personal property subject to the prohibition on the granting of a lien thereon, so long as such prohibition is permitted by Section 10.16 of the Credit Agreement, (e) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to, and accepted by, the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d), but only if and to the extent that the granting of a security interest in any such application would result in the invalidation of such application or any resulting registration, (f) any equity securities of (i) any member of the Aga Group, (ii) the parent of Aga or (iii) any Immaterial Subsidiary, (g) any assets of any member of the Aga Group, (h) unless requested by the Administrative Agent or the Required Lenders, any stock of any other Foreign Subsidiary that is not a Material Foreign Subsidiary, and (i) deposit and other accounts that are used for the sole purpose of tax, payroll, healthcare, employee wage or benefit, fiduciary, escrow, defeasance redemption and trust accounts; provided that, in any event, “Excluded Asset” shall not include the shares of stock and other securities identified on Schedule I to each U.S. Pledge Agreement.

General Intangibles means, with respect to any Debtor, all of such Debtor’s “general intangibles” as defined in the UCC and, in any event, includes all of such Debtor’s licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

Intellectual Property means all of the following, whether now owned or hereafter acquired: trade secrets and other proprietary information, customer lists, trademarks, service marks, business names, trade names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world, copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world, inventions (whether or not patentable), patent applications and patents, industrial designs, industrial design applications and registered industrial designs, license agreements related to any of the foregoing and income therefrom, mask works, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing, the right to sue for all past, present and future infringements of any of the foregoing and all common law and other rights throughout the world in and to all of the foregoing.

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Lenders—see the recitals.

Liabilities means (a) with respect to any Borrower, all Obligations of such Borrower, (b) with respect to the Parent, all Obligations of Parent and (c) with respect to any other Debtor, all Obligations of such Debtor and all Liabilities (as defined in the Subsidiary Guaranty) of such Debtor.

Non-Tangible Collateral means, with respect to any Debtor, such Debtor’s Accounts and General Intangibles.

Parent—see the introductory paragraph.

Permitted Liens—see Section 3.

Subsidiary Guaranty—see the recitals.

UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

(b) For purposes of this Agreement, (i) the rules of interpretation set forth in clauses (a), (c), (d), (e), (g), (h) and (i) of Section 1.2 of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis, and (ii) if, with respect to any property pledged pursuant to the U.S. Pledge Agreement, any provision hereof is inconsistent with the U.S. Pledge Agreement, the terms of the U.S. Pledge Agreement shall control.

2. Grant of Security Interest. As security for the payment and performance of all Liabilities, each Debtor hereby (i) assigns, pledges and conveys to the Administrative Agent for the benefit of the Lender Parties, (ii) reaffirms the security interest granted pursuant to the Existing Security Agreements (but only to the extent the “Collateral” as defined therein constitutes “Collateral” as defined herein) and (iii) grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in all of such Debtor’s right, title, and interest in the following, wherever located, whether now or hereafter existing or acquired:

(i) Accounts;

(ii) Chattel Paper (including Electronic Chattel Paper);

(iii) Computer Hardware and Software;

(iv) Deposit Accounts;

(v) Documents;

(vi) General Intangibles;

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(vii) Goods (including all its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(viii) Instruments;

(ix) Intellectual Property;

(x) Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts);

(xi) Money (of every jurisdiction whatsoever); and

(xii) to the extent not included in the foregoing, other personal property of any kind or description;

together with all of such Debtor’s right, title and interest in all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defects or infringements of rights in, or damage to, any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.

All of the foregoing are herein collectively called the “Collateral”;

provided, however, notwithstanding the foregoing, no Debtor grants a security interest in, and the term “Collateral” shall not include, any Excluded Assets.

3. Warranties. Each Debtor warrants that: (i) as of the date hereof, no financing statement (other than any that may have been filed on behalf of the Administrative Agent or in connection with Permitted Liens (as defined below) and any financing statement filed as a precautionary filing in connection with an operating lease) covering any of the Collateral is on file in any public office, (ii) such Debtor is the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and liens and claims expressly permitted by the Credit Agreement (“Permitted Liens”), with full power and authority to execute this Agreement and perform such Debtor’s obligations hereunder, and to subject the Collateral to the security interest hereunder, (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished pursuant to the terms of this Agreement by such Debtor to the Administrative Agent or any Lender Party shall be in compliance with Section 9.15 of the Credit Agreement, (iv) as of the date hereof, such Debtor’s true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, chief executive office and principal place of business, in each case as of the date hereof, are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive

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office and principal place of business at any other location in the five years preceding the date hereof), (v) each other location where such Debtor maintains a place of business or has any Goods, in each case as of the date hereof, is set forth on Schedule II hereto, (vi) except as disclosed on Schedule III, during the five years preceding the date hereof such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization, (vii) Schedule IV hereto contains a complete listing of all of such Debtor’s Intellectual Property which has been registered under any registration statute as of the date hereof and (viii) Schedule V sets forth a description of all Deposit Accounts and Securities Accounts of such Debtor in excess of $250,000 as of the date hereof.

4. Collections, etc. Until such time during the existence of an Event of Default as the Administrative Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect (in a manner consistent with past practice), as and when due, all amounts due under any of the Non-Tangible Collateral and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Administrative Agent, however, may, at any time that an Event of Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Administrative Agent during the existence of an Event of Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Administrative Agent for the benefit of the Lender Parties of any amounts due or to become due thereunder.

Upon request by the Administrative Agent during the existence of an Event of Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Administrative Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. At the request of the Administrative Agent (or at all times during the existence of an Event of Default pursuant to Section 12.1.1 or 12.1.3 of the Credit Agreement), any such items which may be so received by any Debtor during the existence of an Event of Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent. Each Debtor will comply with the terms and conditions of any consent given by the Administrative Agent pursuant to the foregoing sentence.

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During the existence of an Event of Default, all items or amounts which are delivered by any Debtor to the Administrative Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an “Assignee Deposit Account”) of such Debtor maintained with the Administrative Agent, as security for payment of the Liabilities. So long as an Event of Default continues to exist, no Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. So long as an Event of Default continues to exist, the Administrative Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as the Administrative Agent may determine, and the Administrative Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor; provided that, if such Event of Default shall no longer exist, the Administrative Agent shall release the balance in the Assignee Deposit Account to the applicable Debtor.

During the existence of an Event of Default, the Administrative Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral.

5. Certificates, Schedules and Reports. Each Debtor will from time to time deliver to the Administrative Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, each as the Administrative Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Administrative Agent may reasonably specify. Each Debtor shall immediately notify the Administrative Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Parent and its Subsidiaries taken as a whole, and such notice shall specify or reasonably estimate the amount of such loss or depreciation.

6. Agreements of the Debtors. Each Debtor (a) will, upon request of the Administrative Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Administrative Agent) and do such other acts and things (including delivery to the Administrative Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Administrative Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction), (b) will not maintain any place of business at any location other than in the United States, (c) will give the Administrative Agent prompt notice (in any event within 30 days) of any change its state of organization or incorporation or its name, identity or corporate structure to the extent that any financing statement filed to perfect the Administrative Agent’s

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interests under this Agreement would become seriously misleading as a result of such change (provided that this Section 6(c) shall not be deemed to authorize any change or transaction prohibited under the Credit Agreement), (d) will furnish the Administrative Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Administrative Agent may from time to time reasonably request, (e) will, subject to the terms of the Credit Agreement, permit the Administrative Agent and its designees, from time to time, on reasonable prior notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of an Event of Default) to inspect such Debtor’s Inventory and other Goods, and to inspect, examine and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Administrative Agent during the existence of an Event of Default, deliver to the Administrative Agent all of such records and papers, (f) will, upon request of the Administrative Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Administrative Agent, of the security interest of the Administrative Agent hereunder, (g) except as permitted by the Credit Agreement, will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Administrative Agent, (h) will at all times keep all its Inventory and other Goods insured against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Administrative Agent as its interest may appear (it being understood that (A) so long as no Event of Default shall be existing, the Administrative Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever an Event of Default shall be existing, the Administrative Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Administrative Agent may determine) and such policies or certificates thereof shall, if the Administrative Agent so requests, be deposited with or furnished to the Administrative Agent, (i) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted, (j) will take such actions as are reasonably necessary to keep its Equipment (other than obsolete Equipment) in good repair and condition and in good working or running order, ordinary wear and tear excepted, (k) will pay prior to delinquency material taxes and governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property, other than Liens permitted by Section 10.8 of the Credit Agreement; provided that, the foregoing shall not require the Parent or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP, (l) will, upon reasonable request of the Administrative Agent, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Administrative Agent in the Equipment covered thereby and (ii) deliver all such certificates to the Administrative Agent or its designees, (m) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral, (n) will keep all of the tangible Collateral in the United States (other than Collateral in transit from a supplier or vendor to a location in the United States or Collateral in transit to a customer) and (o) will, promptly upon any Responsible Officer of such Debtor obtaining knowledge that such Debtor has acquired a commercial tort claim (as defined in Section 9-102 of the UCC) in excess of $2,500,000, immediately notify the Administrative Agent in a writing signed by such Debtor of the details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

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Each Debtor hereby authorizes the filing of any financing statement, continuation statement, and amendment to financing statement in any jurisdiction and with any filing office as the Administrative Agent may determine, in its sole discretion, is necessary or advisable to perfect the security interest granted to the Administrative Agent hereunder or in connection herewith. Any such financing statement or amendment may describe the Collateral in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith, or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of its security interest in the Collateral, including describing such property as “all assets (or all personal property), whether now owned or hereafter acquired” or words of similar meaning.

Any Costs and Expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the applicable Debtor. Whenever an Event of Default shall be existing, the Administrative Agent shall have the right to bring suit to enforce any of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Administrative Agent do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all Costs and Expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6, except to the extent any of the foregoing result from the gross negligence, bad faith or willful misconduct of the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent shall have no obligations or liabilities regarding the Collateral or any thereof by reason of, or arising out of, this Agreement. This Agreement may be enforced only by the action of the Administrative Agent and no other Lender Party shall have any right individually to enforce or seek to enforce this Agreement. This Agreement may not be enforced against any director, officer, employee, or stockholder of the undersigned.

7. Event of Default. (a) Whenever an Event of Default exists, the Administrative Agent may exercise from time to time any rights and remedies available to it under the UCC, under any other applicable law and in the subsections set forth below in this Section 7.

(b) Each Debtor agrees, so long as an Event of Default exists, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Administrative Agent, and (ii) at the Administrative Agent’s request, to execute all such documents and do all such other things which may be necessary in order to enable the Administrative Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

(c) Each Debtor hereby agrees and acknowledges that (i) with respect to Collateral that is: (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market (including Investment Property), no notice of disposition by the Administrative Agent need be given and (ii) with respect to Collateral not described in clause (i) above, notification by the Administrative Agent sent after an Event of Default and ten days before any proposed disposition provides notice with a reasonable time before disposition.

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(d) Each Debtor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

(e) Any cash proceeds of any disposition by the Administrative Agent of any of the Collateral shall be applied by the Administrative Agent in accordance with the terms of the Credit Agreement. The Administrative Agent need not apply or pay over for application non-cash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Debtor has provided the Administrative Agent with a written demand to apply or pay over such non-cash proceeds on such basis.

8. General. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

All notices and requests hereunder shall be given, and deemed received, in accordance with Section 15.3 of the Credit Agreement and sent (a) in the case of the Administrative Agent, at the address to which notices are to be sent to the Administrative Agent pursuant to such Section 15.3 and (b) in the case of any Debtor, to such Debtor in care of the Company at the address to which notices are to be sent to the Company pursuant to such Section 15.3.

No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

If (a) any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor, or if the Liens in such Collateral are to be subordinated, in each case in a transaction permitted by the Credit Agreement or (b) any of the conditions for the release or subordination of Liens in such Collateral set forth in Section 14.10 of the Credit Agreement are satisfied, then the Administrative Agent, at the request and sole expense of such Debtor, shall execute and deliver to such Debtor all releases and other documents reasonably necessary for the release or subordination of Liens created hereby on such Collateral.

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This Agreement shall remain in full force and effect until all Liabilities have been paid in full other than (a) contingent indemnification obligations not yet due and payable and as to which no claim has been made (b) obligations and liabilities under Qualified Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Lender Party shall have been made, and (c) Letters of Credit that have been cash collateralized in accordance with the provisions of the Credit Agreement or with respect to which other arrangements have been made that are reasonably satisfactory to the applicable Issuing Lender. Upon any termination, the Administrative Agent will, upon any Debtor’s request and at such Debtor’s sole expense, (i) deliver to such Debtor, without any representation, warranty or recourse of any kind whatsoever (other than there are no liens, security interests or encumbrances in favor of the Administrative Agent), all of such Debtor’s Collateral held by the Administrative Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to such Debtor such documents, including UCC-3 terminations, as such Debtor shall reasonably request to evidence such termination and the release of the security interest granted hereby. If at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

At the request and sole expense of the Company, any Debtor shall be released from its obligations hereunder (a) in the event that all the equity interests of such Debtor shall be sold, transferred or otherwise disposed of in accordance with the terms and conditions of the Credit Agreement (or otherwise consented to pursuant to the Credit Agreement) to a Person other than a Loan Party or (b) such release is otherwise permitted pursuant to the Credit Agreement. Notwithstanding the foregoing, with respect to clause (a) in the immediately preceding sentence (or to the extent reasonably requested by the Administrative Agent with respect to clause (b) in the immediately preceding sentence), no release shall be made pursuant to this paragraph unless the Company shall have delivered to the Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Debtor and the terms of the sale or other disposition in reasonable detail, including the price thereof, and certifying that such release is permitted by the Credit Agreement (on which documentation the Administrative Agent may conclusively rely absent written notice to the contrary).

THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5) except to the extent that, pursuant to Illinois law, the perfection, the effect of perfection or nonperfection or the priority of any security interest granted hereunder may be determined in accordance with the laws of a different jurisdiction. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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This Agreement shall be binding upon the Debtors and the Administrative Agent and their respective successors and assigns (provided that, except as permitted under Section 10.10 of the Credit Agreement, no Debtor may assign its obligations hereunder without the prior written consent of the Administrative Agent), and shall inure to the benefit of each Debtor and the Administrative Agent and their respective successors and assigns.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Administrative Agent, the Parent and the Company, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY LITIGATION ABOVE, (B) CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO ITS ADDRESS AS DETERMINED PURSUANT TO THE SECOND PARAGRAPH OF SECTION 8, BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS AND (C) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF EACH DEBTOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR

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AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH DEBTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE LENDER PARTIES, ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

Upon the effectiveness hereof, each Existing Security Agreement is amended and restated in its entirety hereby and shall be of no further force or effect, it being understood that nothing contained in this Agreement shall be construed to release, cancel, terminate or otherwise adversely affect any lien, claim, right or security interest previously granted to or held by the Administrative Agent with respect to any Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

DEBTORS
ALKAR HOLDINGS, INC.
ALKAR-RAPIDPAK, INC.
AMC PROPERTIES, LLC
ANETSBERGER, LLC
AUTOMATIC BAR CONTROLS, INC.
BAKER THERMAL SOLUTIONS, LLC
BURFORD CORP.
CARTER HOFFMANN, LLC
CERPAC, INC.
COOKTEK INDUCTION SYSTEMS, LLC
COZZINI, LLC
DANOFOTECH HOLDINGS, LLC
ENERSYST DEVELOPMENT CENTER, L.L.C.
FOLLETT PRODUCTS, LLC
F.R. DRAKE COMPANY
FIELD SERVICE SOLUTIONS, LLC
G.S. BLODGETT, LLC
GLOBE FOOD EQUIPMENT COMPANY
GLOBE FOOD EQUIPMENT HOLDING CORPORATION

By:
Name: Martin M. Lindsay
Title: Treasurer

Security Agreement

Signature Page

DEBTORS (CONTINUED)
HINDS-BOCK CORPORATION
HOLMAN COOKING EQUIPMENT, INC.
JADE RANGE, LLC
LAB2FAB, LLC
MIDDLEBY ADVANTAGE, LLC
MIDDLEBY MARSHALL HOLDING LLC
MIDDLEBY MARSHALL INC.
MIDDLEBY PACKAGING SOLUTIONS, LLC
MIDDLEBY WORLDWIDE, INC.
MP EQUIPMENT, LLC
NEW STAR INTERNATIONAL HOLDINGS, INC.
NIECO, LLC
PITCO FRIALATOR, LLC
QUALSERV SOLUTIONS LLC
SPENUZZA, INC.
STAR INTERNATIONAL HOLDINGS, INC.
STAR MANUFACTURING INTERNATIONAL INC.
STEWART SYSTEMS BAKING, LLC
TAYLOR COMMERCIAL FOODSERVICE, LLC
THE ALLUVIAN, LLC
THE ALLUVIAN SPA, LLC
THE MIDDLEBY CORPORATION
TURBOCHEF TECHNOLOGIES, LLC
ULC HOLDING COMPANY
U-LINE CORPORATION
VIKING COOKING SCHOOLS, LLC
VIKING CULINARY GROUP, LLC
VIKING RANGE, LLC
WELLS BLOOMFIELD, LLC
WUNDER-BAR HOLDINGS, INC.
WUNDER-BAR INTERNATIONAL, INC.

By:
Name: Martin M. Lindsay
Title: Treasurer

Security Agreement

Signature Page

DEBTORS (CONTINUED)
BRAVA HOME, INC.
CM BREWING TECHNOLOGIES, LLC
COOKING SOLUTIONS GROUP, LLC
DBT HOLDINGS, LLC
EVO AMERICA, LLC
FILLING MACHINES & SYSTEMS, INC.
INLINE FILLING SYSTEMS, LLC
MEHEEN MANUFACTURING, INC.
MIDDLEBY COFFEE SOLUTIONS GROUP, LLC
MEP FMS HOLDINGS, LLC
PACPROINC, LLC
POWERHOUSE DYNAMICS, LLC
WILD GOOSE CANNING TECHNOLOGIES, LLC

By:
Name: Martin M. Lindsay
Title: Vice President

DEBTORS (CONTINUED)
AMERICAN PERMANENT WARE COMPANY, LLC
ASSOCIATED AMERICAN INDUSTRIES, LLC
BAKERS PRIDE OVEN COMPANY, LLC

By:
Name: Martin M. Lindsay
Title: Manager

Security Agreement

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: Ronaldo Naval
Title: Vice President

Security Agreement

Signature Page

EXHIBIT A

EXISTING SECURITY AGREEMENTS

Third Amended and Restated Security Agreement dated as of January 31, 2020 among The Middleby Corporation, Middleby Marshall Inc. (the “Company”), each subsidiary of the Company listed on the signature pages thereof and Bank of America, as administrative agent

Security Agreement dated as of June 10, 2020 between DBT Holdings, LLC and Bank of America, as administrative agent

Security Agreement dated as of July 12, 2021 among MEP FMS Holdings, LLC, Filling Machines & Systems, Inc., Meheen Manufacturing, Inc., Inline Filling Systems, LLC, and Wild Goose Canning Technologies, LLC and Bank of America, as administrative agent

EXHIBIT D

FORM OF

U.S. PLEDGE AGREEMENT

(See Attached)

FOURTH AMENDED AND RESTATED U.S. PLEDGE AGREEMENT

THIS FOURTH AMENDED AND RESTATED U.S. PLEDGE AGREEMENT (this “Agreement”) dated as of October 21, 2021 is among THE MIDDLEBY CORPORATION, a Delaware corporation (the “Parent”), MIDDLEBY MARSHALL INC., a Delaware corporation (the “Company”), each subsidiary of the Company listed on the signature pages hereof (together with the Parent and the Company, each a “Pledgor” and collectively the “Pledgors”), and BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, the Parent, the Company, various financial institutions and Bank of America, as administrative agent, are parties to a Seventh Amended and Restated Credit Agreement dated as of January 31, 2020 (as amended or otherwise modified through, but not including, the date hereof, the “Existing Credit Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, (a) the Parent has guaranteed certain obligations of the other Loan Parties, (b) various subsidiaries of the Company have entered into certain subsidiary guaranties (each, an “Existing Subsidiary Guaranty”) guaranteeing certain obligations of the certain of the Loan Parties and (c) the obligations of the Parent and the Company under the Existing Credit Agreement and various other agreements and the obligations of certain subsidiaries (collectively with the Parent and the Company, the “Existing Pledgors”) under each applicable Existing Subsidiary Guaranty are secured pursuant to the pledge agreements listed on Exhibit A hereto (each, an “Existing Pledge Agreement”);

WHEREAS, the Company, the Parent, the other Borrowers party thereto, various financial institutions (the “Lenders”) and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement pursuant to an Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (the “Credit Agreement”); and

WHEREAS, in connection with the closing of the Credit Agreement, (a) the Pledgors (other than the Parent and the Company) and the Administrative Agent have agreed to amend and restate each Existing Subsidiary Guaranty to which they are a party pursuant to a Fourth Amended and Restated Subsidiary Guaranty dated as of October 21, 2021 (the “Subsidiary Guaranty”) and (b) the Existing Pledgors have agreed to amend and restate each Existing Pledge Agreement to which it is a party in its entirety on the terms hereof and each other Pledgor has agreed to enter into this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Interpretation. (a) When used herein, (i) the capitalized terms used but not defined have the meanings assigned to such terms in the Credit Agreement and (ii) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

Administrative Agent—see the introductory paragraph.

Agreement—see the introductory paragraph.

Applicable Date means the date of this Agreement or such later date on which the Company delivers to the Administrative Agent an updated Schedule I pursuant to the last paragraph of Section 2.

Bank of America—see the introductory paragraph.

Collateral—see Section 2.

Company—see the introductory paragraph.

Costs and Expenses means, with respect to any Pledgor, all reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and charges of one counsel for the Administrative Agent and of any local or foreign counsel reasonably deemed appropriate by such counsel) incurred by the Administrative Agent in connection with (i) such Pledgor’s execution and delivery of this Agreement and the administration of this Agreement by the Administrative Agent, (ii) protecting, preserving or maintaining any Collateral of such Pledgor, (iii) collecting the Liabilities of such Pledgor and (iv) enforcing any rights of the Administrative Agent hereunder in respect of the Collateral of such Pledgor during the existence of an Event of Default.

Credit Agreement—see the recitals.

Excluded Assets means, with respect to any Pledgor, “Excluded Assets” as defined in the Security Agreement to which such Pledgor is a party.

Issuer means the issuer of any of the shares of stock, securities, limited liability company interests and other equity interests representing all or any of the Collateral.

Liabilities means (a) with respect to any Borrower, all Obligations of such Borrower, (b) with respect to the Parent, all Obligations of Parent and (c) with respect to any other Pledgor, all Obligations and all Liabilities (as defined in the Subsidiary Guaranty) of such Pledgor.

Lenders—see the recitals.

Parent—see the recitals.

Pledgor—see the introductory paragraph.

Subsidiary Guaranty—see the recitals.

(b) The rules of interpretation set forth in clauses (a), (c), (d), (e), (g), (h) and (i) of Section 1.2 of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis.

2. Pledge. As security for the payment of all Liabilities, each Pledgor hereby (i) pledges to the Administrative Agent for the benefit of the Lender Parties (ii) reaffirms the pledge granted pursuant to the Existing Pledge Agreements (but only to the extent the “Collateral” as defined therein constitutes “Collateral” as defined herein), and (iii) grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in, all of the following:

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A. All of the shares of stock, securities, limited liability company interests, and other equity interests described in Schedule I opposite the name of such Pledgor, all of the certificates and/or instruments representing such shares of stock, securities, limited liability company interests and other equity interests, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any of such shares or other securities;

B. All additional shares of stock, limited liability company interests and other equity interests of any of the Issuers listed in Schedule I opposite the name of such Pledgor at any time and from time to time acquired by the Pledgor in any manner, all of the certificates (if any) representing such additional shares, limited liability company interests and other equity interests and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any of such shares, limited liability company interests and other equity interests;

C. All other property hereafter delivered to the Administrative Agent by such Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any thereof; and

D. All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the “Collateral”. Notwithstanding the foregoing, no Pledgor pledges or grants a security interest in, and the term “Collateral” shall not include, any Excluded Assets.

Each Pledgor agrees to deliver to the Administrative Agent, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral (other than limited liability company interests not constituting securities, other uncertificated equity interests and dividends or payments which such Pledgor is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time be in or come into the possession or control of such Pledgor, and prior to the delivery thereof to the Administrative Agent, such Collateral shall be held by such Pledgor separate and apart from its other property and in express trust for the Administrative Agent.

The Pledgors agree that they will, from time to time promptly upon the request of the Administrative Agent, deliver to the Administrative Agent an updated Schedule I showing the property then pledged hereunder. The Administrative Agent may, at its option, attach such updated Schedule I to a counterpart hereof or file such updated Schedule I in its records. The delivery of an updated Schedule I is solely for the convenience of the parties hereto, and nothing in this paragraph requires that any property must be listed on a Schedule I in order to constitute Collateral hereunder in accordance with the forgoing provisions of this Section 2.

3. Warranties; Further Assurances. Each Pledgor warrants to the Administrative Agent, as to its Collateral, for the benefit of each Lender that: (a) such Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of such Pledgor’s Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than liens permitted under Section 10.8(a), (e) or (g) of the Credit

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Agreement, (b) to the extent such Pledgor’s Collateral is represented by certificated securities, the pledge and delivery of the Collateral pursuant to this Agreement will create a valid perfected security interest in such Collateral in favor of the Administrative Agent, (c) all shares of stock, limited liability company interests and other equity interests referred to in Schedule I opposite the name of such Pledgor are duly authorized, validly issued, fully paid, if applicable, and non-assessable, as applicable, (d) as to each Issuer whose name appears in Schedule I opposite the name of such Pledgor, such Pledgor’s Collateral represents on the Applicable Date not less than the applicable percent (as shown in Schedule I) of the total shares or interests of capital stock or other equity interests issued and outstanding of such Issuer and (e) as of the Applicable Date, the information contained in Schedule I opposite the name of such Pledgor is true and accurate in all respects.

So long as this Agreement is in effect, each Pledgor (i) shall not, except as permitted by the Credit Agreement or with the express prior written consent of the Administrative Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock, limited liability company interests and other equity interests of any Issuer which is pledged hereunder; (ii) shall deliver such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices reasonably deemed necessary or appropriate by the Administrative Agent) and do such other acts and things, all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in such Pledgor’s Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Liabilities (and by its signature hereto, such Pledgor authorizes the Administrative Agent to file any financing statements without the signature of such Pledgor), (iii) will execute and deliver to the Administrative Agent such stock powers and similar documents relating to such Pledgor’s Collateral, reasonably satisfactory in form and substance to the Administrative Agent, as the Administrative Agent may reasonably request, (iv) will furnish the Administrative Agent any Lender such information concerning such Pledgor’s Collateral as the Administrative Agent or such Lender may from time to time reasonably request and (v) will, subject to the terms of the Credit Agreement, permit the Administrative Agent or any Lender or any representative of the Administrative Agent or such Lender, from time to time at reasonable times, during business hours and on reasonable prior notice (or at any time without notice during the existence of an Event of Default), to inspect, examine and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to such Pledgor’s Collateral, and will, upon request of the Administrative Agent at any time when an Event of Default has occurred and is continuing, deliver to the Administrative Agent all of such records and papers.

4. Holding in Name of Administrative Agent, etc. The Administrative Agent may from time to time after the occurrence and during the continuance of an Event of Default, without notice to the Pledgors, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Administrative Agent or any nominee or sub-agent for the Administrative Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of any Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto and (f) take control of any proceeds of the Collateral.

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5. Voting Rights, Dividends, etc.

(a) Notwithstanding certain provisions of Section 4 hereof, so long as the Administrative Agent has not given the notice referred to in paragraph (b) below:

A. The Pledgors shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Pledgors of stock purchase or subscription rights may be made only from funds of the Pledgors not comprising part of the Collateral required to be delivered to the Administrative Agent hereunder) relating or pertaining to the Collateral or any part thereof for any purpose; provided that, each Pledgor agrees that it will not exercise any such right or power in any manner which would violate this Agreement or any other Loan Document.

B. The Pledgors shall be entitled to receive and retain any and all lawful dividends and other payments payable in respect of the Collateral which are paid in cash by any Issuer if such dividends and other payments are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by any Pledgor, shall be forthwith delivered to the Administrative Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

C. The Administrative Agent shall execute and deliver, or cause to be executed and delivered, to the applicable Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends and payments which it is authorized to retain pursuant to clause (B) above.

(b) Upon notice from the Administrative Agent during the existence of an Event of Default, and so long as the same shall be continuing, all rights and powers which the Pledgors are entitled to exercise pursuant to Section 5(a)(A) hereof, and all rights of the Pledgors to receive and retain dividends pursuant to Section 5(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Administrative Agent which shall have, during the continuance of such Event of Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends and payments. Any and all money and other property paid over to or received by the Administrative Agent pursuant to this paragraph (b) shall be retained by the Administrative Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

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6. Remedies. During the existence of an Event of Default, the Administrative Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in Illinois or otherwise available to it. Without limiting the foregoing, during the existence of an Event of Default the Administrative Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any of the Collateral, free of all rights and claims of any Pledgor therein and thereto, at any public or private sale or brokers’ board and (ii) bid for and purchase any of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the applicable Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Administrative Agent of any of its rights and remedies during the continuance of an Event of Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any of the Collateral may be applied by the Administrative Agent to the payment of Costs and Expenses, and any balance of such proceeds may be applied by the Administrative Agent toward the payment of such of the Liabilities, and in such order of application, as the Administrative Agent may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the applicable Pledgor or as a court of competent jurisdiction shall direct).

The Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to Persons that will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Administrative Agent shall not be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

This Agreement may be enforced only by the action of the Administrative Agent and no other Lender Party shall have any right individually to enforce or to seek to enforce this Agreement. This Agreement may not be enforced against any director, officer, employee, or stockholder of the undersigned.

7. General. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the applicable Pledgor shall request in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by any Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

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No delay on the part of the Administrative Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Administrative Agent, and, in the case of an amendment or other modification, by each Pledgor party hereto, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

If (a) any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor, or if the Liens in such Collateral are to be subordinated, in each case in a transaction permitted by the Credit Agreement or (b) any of the conditions for the release or subordination of Liens in such Collateral set forth in Section 14.10 of the Credit Agreement are satisfied, then the Administrative Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases and other documents reasonably necessary for the release or subordination of Liens created hereby on such Collateral.

At the request and sole expense of the Company, any Pledgor shall be released from its obligations hereunder (a) in the event that all the equity interests of such Pledgor shall be sold, transferred or otherwise disposed of in accordance with the terms and conditions of the Credit Agreement (or otherwise consented to pursuant to the Credit Agreement) to a Person other than a Loan Party or (b) such release is otherwise permitted pursuant to the Credit Agreement. Notwithstanding the foregoing, with respect to clause (a) in the immediately preceding sentence, no release shall be made pursuant to this paragraph unless the Company shall have delivered to the Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Pledgor and the terms of the sale or other disposition in reasonable detail, including the price thereof, and certifying that such release is permitted by the Credit Agreement (on which documentation the Administrative Agent may conclusively rely absent written notice to the contrary).

This Agreement shall remain in full force and effect until all Liabilities have been paid in full other than (a) contingent indemnification obligations not yet due and payable and as to which no claim has been made and (b) Letters of Credit that have been cash collateralized in accordance with the provisions of the Credit Agreement or with respect to which other arrangements have been made that are reasonably satisfactory to the applicable Issuing Lender. Upon any termination, the Administrative Agent will, upon any Pledgor’s request and at such Pledgor’s sole expense, (i) deliver to such Pledgor, without any representation, warranty or recourse of any kind whatsoever (other than that there are no security interests, liens or encumbrances in favor of the Administrative Agent), all of such Pledgor’s Collateral (including stock powers and other documents) held by the Administrative Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and the release of any security interest granted hereby.

All obligations of the Pledgors and all rights, powers and remedies of the Administrative Agent and the Lender Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

9

THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5). Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

All notices and requests hereunder shall be given, and deemed received, in accordance with Section 15.3 of the Credit Agreement and sent (a) in the case of the Administrative Agent, at the address to which notices are to be sent to the Administrative Agent pursuant to such Section 15.3 and (b) in the case of any Pledgor, to such Pledgor in care of the Company at the address to which notices are to be sent to the Company pursuant to such Section 15.3.

This Agreement shall be binding upon the Pledgors and the Administrative Agent and their respective successors and assigns (provided that no Pledgor may assign its obligations hereunder without the prior written consent of the Administrative Agent), and shall inure to the benefit of each Pledgor and the Administrative Agent and the successors and assigns of the Administrative Agent.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY LITIGATION ABOVE, (B) CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO ITS ADDRESS AS DETERMINED PURSUANT TO THE THIRD PRECEDING PARAGRAPH OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS AND (C) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10

EACH OF EACH PLEDGOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE LENDER PARTIES, ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

Upon the effectiveness hereof, each Existing Pledge Agreement is amended and restated in its entirety hereby and shall be of no further force or effect, it being understood that nothing contained in this Agreement shall be construed to release, cancel, terminate or otherwise adversely affect any lien, claim, right or security interest previously granted to or held by the Administrative Agent with respect to any Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

11

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above.

THE MIDDLEBY CORPORATION
MIDDLEBY MARSHALL INC.
ALKAR HOLDINGS, INC.
ALKAR-RAPIDPAK, INC.
AMC PROPERTIES, LLC
ANETSBERGER, LLC
AUTOMATIC BAR CONTROLS, INC.
BAKER THERMAL SOLUTIONS, LLC
BURFORD CORP.
CARTER HOFFMANN, LLC
CERPAC, INC.
COOKTEK INDUCTION SYSTEMS, LLC
COZZINI, LLC
DANOFOTECH HOLDINGS, LLC
ENERSYST DEVELOPMENT CENTER, L.L.C.
FOLLETT PRODUCTS, LLC
F.R. DRAKE COMPANY
FIELD SERVICE SOLUTIONS, LLC
G.S. BLODGETT, LLC
GLOBE FOOD EQUIPMENT COMPANY
GLOBE FOOD EQUIPMENT HOLDING
CORPORATION

By:
Name: Martin M. Lindsay
Title: Treasurer

Pledge Agreement

Signature Page

HINDS-BOCK CORPORATION
HOLMAN COOKING EQUIPMENT, INC.
JADE RANGE, LLC
LAB2FAB, LLC
MIDDLEBY ADVANTAGE, LLC
MIDDLEBY MARSHALL HOLDING LLC
MIDDLEBY PACKAGING SOLUTIONS, LLC
MIDDLEBY WORLDWIDE, INC.
MP EQUIPMENT, LLC
NEW STAR INTERNATIONAL HOLDINGS, INC.
NIECO, LLC
PITCO FRIALATOR, LLC
QUALSERV SOLUTIONS LLC
SPENUZZA, INC.
STAR INTERNATIONAL HOLDINGS, INC.
STAR MANUFACTURING INTERNATIONAL INC.
STEWART SYSTEMS BAKING, LLC
TAYLOR COMMERCIAL FOODSERVICE, LLC
THE ALLUVIAN, LLC
THE ALLUVIAN SPA, LLC
TURBOCHEF TECHNOLOGIES, LLC
ULC HOLDING COMPANY
U-LINE CORPORATION
VIKING COOKING SCHOOLS, LLC
VIKING CULINARY GROUP, LLC
VIKING RANGE, LLC
WELLS BLOOMFIELD, LLC
WUNDER-BAR HOLDINGS, INC.
WUNDER-BAR INTERNATIONAL, INC.

By:
Name: Martin M. Lindsay
Title: Treasurer

Pledge Agreement

Signature Page

BRAVA HOME, INC.
CM BREWING TECHNOLOGIES, LLC
COOKING SOLUTIONS GROUP, LLC
DBT HOLDINGS, LLC
EVO AMERICA, LLC
FILLING MACHINES & SYSTEMS, INC.
INLINE FILLING SYSTEMS, LLC
MEHEEN MANUFACTURING, INC.
MIDDLEBY COFFEE SOLUTIONS GROUP, LLC
MEP FMS HOLDINGS, LLC
PACPROINC, LLC
POWERHOUSE DYNAMICS, LLC
WILD GOOSE CANNING TECHNOLOGIES, LLC

By:
Name:	Martin M. Lindsay
Title:	Vice President

AMERICAN PERMANENT WARE COMPANY, LLC
ASSOCIATED AMERICAN INDUSTRIES, LLC
BAKERS PRIDE OVEN COMPANY, LLC

By:
Name:	Martin M. Lindsay
Title:	Manager

Pledge Agreement

Signature Page

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name Printed: Ronaldo Naval
Title:	Vice President

Pledge Agreement

Signature Page

EXHIBIT A

EXISTING PLEDGE AGREEMENTS

Third Amended And Restated U.S. Pledge Agreement dated as of January 31, 2020 among The Middleby Corporation, Middleby Marshall Inc., each subsidiary of the Company listed on the signature pages thereof and Bank of America, as administrative agent

Pledge Agreement dated as of June 10, 2020 between DBT Holdings, LLC and Bank of America, as administrative agent

Pledge Agreement dated as of July 12, 2021 among MEP FMS Holdings, LLC, Filling Machines & Systems, Inc., Meheen Manufacturing, Inc., Inline Filling Systems, LLC, Wild Goose Canning Technologies, LLC and Bank of America, as administrative agent

The Middleby Corporation

SCHEDULE I

TO PLEDGE AGREEMENT

Pledgor	Issuer	Certificate #	# of Pledged Shares or Interests	# of Shares or Interests Issued and Outstanding	Pledged Shares or Interests as % of Total Shares or Interests of Issuer Outstanding

EXHIBIT E

FORM OF

ASSIGNMENT AGREEMENT

This Lender Assignment Agreement (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an Affiliate of [identify Lender]]

3.	Borrowers:	Middleby Marshall Inc. and the Subsidiary Borrowers party thereto

4.	Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Eighth Amended and Restated Credit Agreement, dated as of October 21, 2021, among The Middleby Corporation, Middleby Marshall Inc., the Subsidiary Borrowers party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent

6. Assigned Interest: 9

Amount of [Revolving Commitment][ Delayed Draw Term Loan Commitment] Assigned	Commitment Amount	Percentage of [Revolving Commitment] [Delayed Draw Term Loan Commitment] Assigned	Amount of [Revolving Loans][Delayed Draw Term Loans] Assigned	Amount of [Effective Date Term Loans][Delayed Draw Term Loan] Assigned	Percentage of [Effective Date Term Loans][Delayed Draw Term Loan] Assigned
$	$	%	$	$	%

[7. Trade Date: __________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH, SUBJECT TO SECTION 15.9.1 OF THE CREDIT AGREEMENT, SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[9]	Adjust as needed.

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and Accepted:10

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:]

[Consented to:

MIDDLEBY MARSHALL INC.

By:
Title:]

[Consented to:

THE MIDDLEBY CORPORATION

By:
Title:]

[BANK OF AMERICA, N.A., as Swing Line Lender and as

an Issuing Lender

By:
Title:]]

[OTHER ISSUING LENDERS]]

[10]	See Section 15.9.1(b) to the Credit Agreement for required consents

ANNEX 1 TO ASSIGNMENT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AGREEMENT

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and (iv) is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.1.1 and 10.1.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, (v) as of the date hereof, the Borrowers will not be obligated to pay any greater amount under Section 7.6 or Section 8 of the Credit Agreement than the Borrowers are obligated to pay to the Assignor under such Sections and (vi) if it is a “foreign corporation, partnership or trust” within the meaning of the Code, (A) the Assignee will be in compliance with all applicable provisions of Section 14.10 of the Credit Agreement on or prior to the Effective Date and (B) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois.

EXHIBIT F

FORM OF

SUBSIDIARY BORROWER SUPPLEMENT

Bank of America, N.A., as Administrative Agent

under the Credit Agreement referred to below

[Address]

Ladies/Gentlemen:

Please refer to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Middleby Marshall Inc. (the “Company”), The Middleby Corporation, the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned, [name of Subsidiary] (the “Subsidiary”), a [jurisdiction] [type of entity] [and a member of the Aga Group] agrees (a) to become party to the Credit Agreement as a “[Domestic][Foreign] Borrower” and a “Subsidiary Borrower” under the Credit Agreement pursuant to Section 2.7(a) thereof [in connection with a [Tranche Increase [constituting a new revolving tranche]] [Incremental Term Loan]]11, and (b) that from the date hereof until payment in full of the principal of and interest on all Loans made to it under the Credit Agreement and performance of all of its other obligations thereunder in its capacity as a Subsidiary Borrower (other than contingent indemnification or similar obligations not yet due and payable), and termination of its status as a “Subsidiary Borrower”, it shall perform, comply with and be bound by each provision of the Credit Agreement that is applicable to a “Borrower” or a “Subsidiary Borrower” [as qualified by the provisions applicable to it as a member of the Aga Group].

Without limiting the generality of the foregoing, the Subsidiary affirms the jurisdictional and other provisions of Sections 15.3.1(b), and 15.15 of the Credit Agreement. The Subsidiary (i) acknowledges that the Company has provided to the Subsidiary a true and correct copy of the Credit Agreement as in effect on the date hereof, together with all amendments and other modifications thereto; and (ii) authorizes the Company to act on its behalf as and to the extent provided for in the Credit Agreement, including with respect to the borrowing, conversion, continuation and repayment of Loans and the selection of Types and Interest Periods for Loans.

If the principal of and interest on all Loans made to the Subsidiary under the Credit Agreement shall have been paid in full and all other obligations of the Subsidiary in its capacity as a Subsidiary Borrower (other than (a) contingent indemnification obligations not yet due and payable and as to which no claim has been made, (b) obligations and liabilities under Qualified Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Lender Party shall have been made and (c) Letters of Credit that have been cash collateralized in accordance with the provisions of the Credit Agreement or with respect to which other arrangements have been made that are reasonably satisfactory to the applicable Issuing Lender) shall have been fully performed, the Company may, upon not less than two Business Days’ prior written notice to the Administrative Agent, terminate such Subsidiary Borrower’s status as a “Subsidiary Borrower”.

[11]

In the case of a Tranche Increase constituting a new revolving tranche or an Incremental Term Loan, the requirement to deliver this supplement may also be deemed satisfied by the delivery of amendments that comply with Section 6.2.2(e) and that incorporate, in a manner reasonably satisfactory to the Administrative Agent, the provisions of this Exhibit F.

All representations and warranties contained in Section 9 of the Credit Agreement applicable to the Subsidiary are true and correct in all material respects with the same effect as if made as of the date hereof (except to the extent stated to relate to an earlier date).

This Subsidiary Borrower Supplement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Subsidiary Borrower Supplement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Subsidiary Borrower Supplement.

CHOICE OF LAW. THIS SUBSIDIARY BORROWER SUPPLEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTE §105/5-5).

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SUBSIDIARY BORROWER SUPPLEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE SUBSIDIARY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS SUBSIDIARY BORROWER SUPPLEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Subsidiary Borrower Supplement as of the date and year first above written.

[SUBSIDIARY NAME]

By:
Name:
Title:

Consented to:

MIDDLEBY MARSHALL INC.

By:
Name:
Title:

Consented to:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT G

FORM OF

INCREASE REQUEST

___________________________, 20___

Bank of America, N.A., as Administrative Agent

under the Credit Agreement referred to below

[Address]

Ladies/Gentlemen:

Please refer to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Middleby Marshall Inc. (the “Company”), The Middleby Corporation, the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

In accordance with Section 6.2.2 of the Credit Agreement, the Company hereby requests [an increase in the Revolving Commitment Amount from $__________ to $__________] [[a] new revolving tranche[s] in the amount of $__________] [[a] new term loan tranche[s] in the amount of $__________]. Such increase or new loan tranche shall be made by [increasing the Revolving Commitment of ____________ from $________ to $________] [adding a [new revolving tranche in the amount of $____________ ] [new term loan in the amount of $____________ ]] [adding_____________ as an Additional Lender under the Credit Agreement with a new [revolving][term] commitment of [$]____________] [, to be available for borrowing by [insert applicable existing Loan Party name(s),]] [,[insert new Loan Party name(s)] in accordance with Section 2.7(a),] as set forth in the letter attached hereto.12 Such increase shall be effective three Business Days after the date that the Administrative Agent acknowledges receipt of the letter attached hereto or such other date as is agreed among the Company, the Administrative Agent and the [increasing] [Additional] Lender. [The economic terms governing the aforementioned [increase in Revolving Commitment][new revolving tranche][new term loan] are set forth on Schedule I hereto.13]

Very truly yours,

MIDDLEBY MARSHALL INC.

By:
Name:
Title:

[12]

If multiple lenders are increasing and/or being added, the Company may attach a schedule in addition to appropriately customized lender acceptances in the form of Annex 1 and/or Annex 2, as applicable.

[13]	Company may provide economic terms in connection with an increase in Revolving Commitments and shall provide proposed economic terms in connection with a new revolving tranche or new term loan.

ANNEX 1 TO EXHIBIT G

[Date]

Bank of America, N.A., as Administrative Agent

under the Credit Agreement referred to below

[Address]

Ladies/Gentlemen:

Please refer to the letter dated __________, 20__ [(the “Letter”),] from Middleby Marshall Inc. (the “Company”) requesting [an increase in the Revolving Commitment Amount from $__________ to $__________] [[a] new revolving tranche[s] in the amount of $__________] [[a] new term loan tranche[s] in the amount of $__________] pursuant to Section 6.2.2 of the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, The Middleby Corporation, the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to [increase its Revolving Commitment under the Credit Agreement from $__________ to [$]__________] [[provide a][increase its] Commitment in the form of new revolving loans of [$]__________] [make an Incremental Term Loan of [$]__________] [, to be available for borrowing by [insert applicable existing Loan Party name(s),]] [,[insert new Loan Party name(s)] in accordance with Section 2.7(a),] [, with the economic terms set forth in Schedule I to the Letter,] effective on the date which is three Business Days after the acknowledgment of receipt hereof by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING LENDER]

By:
Title:

Receipt acknowledged as of
_____________, 20___

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

ANNEX 2 TO EXHIBIT G

[Date]

Bank of America, N.A., as Administrative Agent

under the Credit Agreement referred to below

[Address]

Ladies/Gentlemen:

Please refer to the letter dated __________, 20___ [(the “Letter”),] from Middleby Marshall Inc. (the “Company”) requesting [an increase in the Revolving Commitment Amount from $__________ to $__________] [[a] new revolving tranche[s] in the amount of $__________] pursuant to Section 6.2.2 of the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, The Middleby Corporation, the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a [Revolving Commitment] [a new revolving commitment] [an additional term loan commitment] of [$]__________ [, to be available for borrowing by [insert applicable existing Loan Party name(s),]] [,[insert new Loan Party name(s)] in accordance with Section 2.7(a),] [, with the economic terms set forth in Schedule I to the Letter,] effective on the date which is three Business Days after [the consent hereto by the Administrative Agent, the Swing Line Lender and each Issuing Lender and] the acknowledgement of receipt hereof by the Administrative Agent, or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or the Company may reasonably request in connection with the transactions contemplated by this letter.

The following administrative details apply to the undersigned:

(A) Notice Address:

Legal name: __________________________

Address:    _______________________________

Attention: _____________________________

                _____________________________

                _____________________________

Telephone: (___) _______________________

Facsimile: (___) ______________________

(B) Payment Instructions:

Account No.: ___________________________

At: __________________________

      _____________________________

      _____________________________

Reference:    ___________________________

Attention:    ___________________________

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned (a) will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement and (b) will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

This letter shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This letter may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this letter by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this letter. This letter shall be governed by, and construed in accordance with, the law of the State of Illinois.

Very truly yours,

[NAME OF NEW LENDER]

By:
Title:

Acknowledged and consented to as of

______________, 20___

[BANK OF AMERICA, N.A., as Administrative Agent

By: ___________________________________
Name: ________________________________
Title: _________________________________]

[BANK OF AMERICA, N.A., as Swing Line Lender and as

an Issuing Lender

By: ___________________________________
Name: ________________________________
Title: _________________________________]

[OTHER ISSUING LENDERS]]

EXHIBIT H-1

FORM U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Please refer to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among The Middleby Corporation, Middleby Marshall Inc. (the “Company”), the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 7.7.5 of the Credit Agreement, the undersigned certifies that (i) it is the sole record and beneficial owner of the Loans (as well as any Notes evidencing such Loans) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN[-E]. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[   ]

EXHIBIT H-2

FORM U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Please refer to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among The Middleby Corporation, Middleby Marshall Inc. (the “Company”), the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 7.7.5 of the Credit Agreement, the undersigned certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN[-E]. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[ ]

EXHIBIT H-3

FORM U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Please refer to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among The Middleby Corporation, Middleby Marshall Inc. (the “Company”), the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 7.7.5 of the Credit Agreement, the undersigned certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN[-E] or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN[-E] from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[ ]

EXHIBIT H-4

FORM U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Please refer to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among The Middleby Corporation, Middleby Marshall Inc. (the “Company”), the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

Pursuant to the provisions of Section 7.7.5 of the Credit Agreement, the undersigned certifies that (i) it is the sole record owner of the Loans (as well as any Notes evidencing such Loans) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loans (as well as any Notes evidencing such Loans), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN[-E] or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN[-E] from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[ ]

Form of Loan Notice

EXHIBIT I

FORM OF

LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Please refer to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Middleby Marshall Inc. (the “Company”), The Middleby Corporation, the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned Borrower hereby requests (select one):

☐	A Borrowing of [Revolving][Term] Loans ☐ A conversion of [Revolving][Term] Loans

☐	A continuation of Eurocurrency Loans constituting [Revolving][Term] Loans

☐	A continuation of Alternative Currency Term Rate Loans constituting Revolving Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of [Eurocurrency Loans][Base Rate Loans][Canadian Prime Rate Loans][Daily Floating LIBOR Loans][Alternative Currency Daily Rate Loans][Alternative Currency Term Rate Loans].

4.	For [Alternative Currency Daily Rate Loans][Alternative Currency Term Rate Loans]: In the following currency: ________________________

5.	For [Alternative Currency Term Rate Loans][Eurocurrency Loans]: with an Interest Period of [weeks][months].

The Borrowing, if any, requested herein complies with the provisos to Section 2.2.1 of the Credit Agreement.

Form of Loan Notice

[APPLICABLE BORROWER]

By:
Name:
Title:

Form of Loan Notice

EXHIBIT J

FORM OF

SWING LINE LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Please refer to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Middleby Marshall Inc. (the “Company”), The Middleby Corporation, the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned hereby requests [a Dollar] [an AC] Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of .

3.	For AC Swing Line Loans: In the following currency: .

The Swing Line Loan borrowing requested herein will not cause the principal amount of Swing Line Loans outstanding to exceed (a) in the case of Dollar Swing Line Loans, the Dollar Swing Line Sublimit, (b) in the case of AC Swing Line Loans, the AC Swing Line Sublimit, (c) in the case of UK Swing Line Loans, the UK Swing Line Sublimit and (d) in the case of Canadian Swing Line Loans, the Canadian Swing Line Sublimit.

[APPLICABLE BORROWER]

By:
Name:
Title:

Form of Loan Notice

EXHIBIT K

FORM OF

NOTICE OF LOAN PREPAYMENT

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Please refer to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Middleby Marshall Inc. (the “Company”), The Middleby Corporation, the Subsidiary Borrowers party thereto, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

The undersigned Borrower hereby notifies the Administrative Agent that on [date]14 pursuant to the terms of Section [2.4.3 (Prepayments of Swing Line Loans)][6.4.1 (Voluntary Prepayments)] of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐	Optional prepayment of [Revolving][Term] Loans in the following amount(s):

☐	Base Rate Loans: $

☐	Canadian Prime Rate Loans:

☐	Daily Floating LIBOR Loans: $_____________

☐	Eurocurrency Rate Loans:

Applicable Interest Period:

☐	Euribor Loans:

Applicable Interest Period:

☐	CDOR Loans:

Applicable Interest Period:

☐	BBSY Loans:

[14]	Which date shall be:
•	On (or after) the date of the notice in the case of Base Rate Loans and Canadian Prime Rate Loans.
•	At least three Business Days after the date of this notice for Eurocurrency Rate Loans.
•	At least three Business Days after the date of this notice for Loans denominated in Alternative Currencies (or five, in the case of prepayment of Loans denominated in Special Notice Currencies)

Form of Loan Prepayment Notice

Applicable Interest Period:

☐	STIBOR Loans:

Applicable Interest Period:

☐	CIBOR Loans:

Applicable Interest Period:

☐	SONIA Loans:

☐	Optional prepayment of [Dollar] [AC] Swing Line Loans:

1.	In the amount of .

2.	In the following currency: _________________.

Form of Loan Prepayment Notice

[APPLICABLE BORROWER]

By:

Name:

Title:

Form of Loan Prepayment Notice

EXHIBIT L15

FORM OF

LENDER UK TAX STATUS NOTICE16

Lender	Commitment	Percentage

The Lender confirms by checking the relevant box that the person beneficially entitled to interest payable to that Lender in respect of any Credit Extension in respect of any Borrower is:

☐	not a UK Qualifying Lender;

☐	a UK Qualifying Lender (other than a UK Treaty Lender); or

☐	a UK Treaty Lender,

and, if applicable, is a UK Non-Bank Lender on the basis that it is:

☐	a company resident in the United Kingdom for United Kingdom tax purposes; or

☐	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which is required to bring into account in computing its chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

☐

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of an advance under a Loan Document in computing the chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) of that company.

[15]	NTD: Under Winston UK Review
[16]	To be completed by each Lender that becomes a party to the Credit Agreement on the Effective Time.

[LENDER]

By:

Name:

Title:

EXHIBIT M

[FORM OF]

REVOLVING NOTE

[____, ____]

FOR VALUE RECEIVED, the undersigned, [____] (the “Company”), hereby promises to pay to [______] and its registered assigns (the “Lender”), at the office specified by the Administrative Agent the aggregate unpaid principal amount of all Revolving Loans made by the Lender to [___] pursuant to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”) among THE MIDDLEBY CORPORATION, a Delaware corporation, [the Company,][MIDDLEBY MARSHALL INC., a Delaware corporation,] the [Company and the other] Subsidiary Borrowers party thereto, various financial institutions from time to time party thereto as Lenders and BANK OF AMERICA, N.A., as Administrative Agent, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

The Lender is authorized to endorse the amount and the date on which each Revolving Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement or this Revolving Note.

This Revolving Note may only be assigned as provided in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

Delivery of an executed counterpart of a signature page of this Revolving Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Revolving Note.

THIS REVOLVING NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTES §105/5-5).

IN WITNESS WHEREOF, the Company has caused this Revolving Note to be duly executed and delivered as of the day and year first above written.

[_______]

By: _____________________________________
Name:
Title:

Schedule Attached to Revolving Note dated [____, ____] of [______] payable to the order of [_____________]

Date	Amount of Loan	Maturity Date	Amount Repaid	Notation Made By

EXHIBIT N

[FORM OF]

TERM LOAN NOTE

[_____, ____]

FOR VALUE RECEIVED, the undersigned, MIDDLEBY MARSHALL INC., a Delaware corporation (the “Company”), hereby promises to pay to [_____________________] or its registered assigns (the “Lender”) the principal amount of the Term Loan made by the Lender to the Company pursuant to the Eighth Amended and Restated Credit Agreement dated as of October 21, 2021 (as amended, modified, restated, replaced or supplemented from time to time, the “Credit Agreement”) among THE MIDDLEBY CORPORATION, a Delaware corporation, the Company, the Subsidiary Borrowers party thereto, various financial institutions from time to time party thereto as Lenders and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.

The Company promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note may only be assigned as provided in the Credit Agreement.

This Term Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

Delivery of an executed counterpart of a signature page of this Term Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Term Note.

THIS TERM NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT 735 ILLINOIS COMPILED STATUTES §105/5-5).

IN WITNESS WHEREOF, the Company has caused this Term Loan Note to be duly executed and delivered as of the day and year first above written.

MIDDLEBY MARSHALL INC.

By: _____________________________________
Name:
Title: